UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Las Vegas Sands Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sands

NOTICE OF

2024 ANNUAL MEETING & PROXY STATEMENT

MAY 9, 2024 11:00 A.M.
PACIFIC TIME

SANDS | 2024 PROXY STATEMENT

LETTER FROM

THE CHAIRMAN

“Our Company continued to execute its key strategic, financial and operating objectives during the year. We delivered strong growth in 2023 and look to the future with great optimism. The recovery of travel and tourism spending in our markets enabled us to reinstate our program to return excess capital to stockholders.

In Macao, our industry-leading portfolio of assets has delivered growth following the lifting of travel restrictions that had meaningfully limited the ability for visitors from mainland China and elsewhere to visit Macao. We continue our decades-long commitment to making investments designed to enhance the business and leisure tourism appeal of Macao. It was particularly gratifying to celebrate the official opening of The Londoner Macao in 2023 and to announce $1.2 billion of additional investment in The Londoner.

In Singapore, we continued to deliver outstanding operating performance in 2023. Our ongoing renovation program at Marina Bay Sands has meaningfully enhanced and expanded our premium suite and luxury tourism offerings. Additional planned capital commitments will elevate the customer experience throughout 2024 and beyond. In addition, we look forward to the expansion of our market-leading Integrated Resort in Singapore, which is a transformational project for our Company’s growth trajectory in Singapore and should greatly enhance the city’s business and leisure tourism appeal.

Our balance sheet strength allows us to make these significant investments in Macao and Singapore, while returning excess capital to stockholders and pursuing development opportunities in new markets.”

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Las Vegas Sands Corp. (the “Company”), which will be held virtually on May 9, 2024 at 11:00 a.m. Pacific time. We believe the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and the Company. You will not be able to attend the Annual Meeting in person.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we again are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of producing and distributing materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in the accompanying Proxy Statement and Annual Report to Stockholders, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by March 28, 2024. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects that mailing will begin on or about March 28, 2024.

“It is a privilege to lead our Company and our dedicated Team Members. The recovery in travel and tourism spending has enabled strong growth in our cash flow. We are confident that our unrivalled portfolio of Integrated Resorts in both Macao and Singapore will deliver growth in the years ahead. We are fortunate that our balance sheet strength enables us to make additional investments to drive future growth in both Macao and Singapore, while seeking development opportunities in new markets and returning excess capital to stockholders.”

Your vote is important. Whether or not you are able to attend, it is important your shares be represented at the meeting. Please follow the instructions in the Notice and vote as soon as possible.

Yours sincerely,

ROBERT G. GOLDSTEIN

Chairman of the Board and

Chief Executive Officer

March 28, 2024

MAY 9, 2024

11:00 a.m. Pacific Time

Location

Access via https://web.lumiagm.com/282745561 and

enter the 11-digit control number on the proxy card or

Notice of Availability of Proxy Materials you

previously received and the meeting password,

sands2024

NOTICE of Annual Meeting of Stockholders

The annual meeting of stockholders of Las Vegas Sands Corp., a Nevada corporation (the “Company”), will be held online on May 9, 2024, at 11:00 a.m. Pacific time, for the following purposes:

1.  to elect seven directors to the Board to serve until the 2025 Annual Meeting;

2.  to ratify the appointment of our independent registered public accounting firm;

3.  to vote on an advisory (non-binding) proposal to approve the compensation of the named executive officers;

4.  to approve the amendment and restatement of the Company’s 2004 Equity Award Plan; and

5.  to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

By Order of the Board,

D. Zachary Hudson

Executive Vice President,

Global General Counsel and Secretary

March 28, 2024

Stockholders of record at the close of business on March 15, 2024, are entitled to notice of and to vote at the meeting. A complete list of the Stockholders entitled to vote at the meeting shall be open to the examination of any stockholder for any purpose germane to the meeting, during the meeting and during ordinary business hours for a period of at least 10 days prior to the meeting, at the Company’s executive offices, located at 5420 S. Durango Drive, Las Vegas, Nevada 89113.

PLEASE FOLLOW THE INSTRUCTIONS IN THE COMPANY’S NOTICE OF INTERNET

AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card if you received a paper copy	DURING THE VIRTUAL MEETING Follow the instructions on your proxy card

1	PROXY SUMMARY

3	CORPORATE RESPONSIBILITY OVERVIEW

5	CORPORATE GOVERNANCE OVERVIEW

6	STOCKHOLDER ENGAGEMENT

7	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

9	BOARD OF DIRECTORS NOMINEES

14	INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

	14	Board of Directors

	15	Board Committees

	17	Non-Board Committees

	17	Succession Planning and Development

18	CORPORATE GOVERNANCE

23	EXECUTIVE OFFICERS

24	COMPENSATION DISCUSSION AND ANALYSIS

	24	2023 Key Accomplishments & Financial Results

	25	Compensation Best Practices

	25	Our Executive Compensation Program

	27	Major Elements of Executive Officer Compensation

	38	Tax and Accounting Considerations Relating to Executive Compensation

	38	Executive Compensation Related Policies and Practices

	39	Advisory Vote on Executive Compensation

	39	The Committee’s Compensation Consultants

42	COMPENSATION COMMITTEE REPORT

43	EXECUTIVE COMPENSATION AND OTHER INFORMATION

	43	2023 Summary Compensation Table

	44	All Other Compensation for 2023

	45	2023 Grants of Plan-Based Awards

	46	Outstanding Equity Awards at 2023 Fiscal Year-End

	47	Option Exercises and Stock Vested in 2023

	47	Potential Payments Upon Termination or Change in Control

	59	Potential Payments/Benefits Upon Termination of Employment for 2023

60	PAY-VERSUS-PERFORMANCE

	60	2023 Pay-Versus-Performance Table

	61	Comparative Disclosure

	64	Most Important Performance Measures

65	CEO PAY RATIO

66	DIRECTOR COMPENSATION

68	EQUITY COMPENSATION PLAN INFORMATION

69	AUDIT COMMITTEE REPORT

70	FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

71	CERTAIN TRANSACTIONS

	71	Support Services Agreement

	71	Registration Rights Agreement

	71	Transactions Relating to Aircraft

	73	Other Transactions

	73	Property and Casualty Insurance

74	PROPOSAL NO.1: ELECTION OF DIRECTORS

75	PROPOSAL NO.2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

76	PROPOSAL NO.3: AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

77	PROPOSAL NO.4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

86	PROXY STATEMENT

90	TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

91	OTHER INFORMATION

A-1	ANNEX A: NON-GAAP MEASURES

B-1	ANNEX B: AMENDED AND RESTATED 2004 EQUITY AWARD PLAN

Forward-Looking Statements

This proxy statement contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity, capital resources and corporate responsibility initiatives. In addition, in certain portions included in this proxy statement, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends,” “remains,” “positions,” “will,” “could,” “potentially” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: risks relating to our gaming license in Singapore and concession in Macao and amendments to Macao’s gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

PROXY SUMMARY

— FISCAL 2023 FINANCIAL AND OPERATIONAL HIGHLIGHTS

$10.37B	Consolidated Net Revenue	$1.43B	Consolidated Net Income	$0.8B	Capital Returned to Stockholders	$4.09B	Consolidated Adjusted Property EBITDA(1)

(1)	Refer to Annex A, which includes a reconciliation of non-GAAP consolidated adjusted property EBITDA to net income.

— 2023: A YEAR OF RECOVERY AND GROWTH IN ASIA

At the beginning of 2023, travel restrictions that had meaningfully limited the ability for visitors from mainland China and elsewhere to visit Macao were lifted, enabling the recovery of travel and tourism spending in that region. The recovery in Singapore, which began in 2022, continued its positive momentum in 2023. As a result, we focused in 2023 on executing operational and strategic objectives to take advantage of improving market conditions in both our markets by maximizing revenue and controlling costs to enhance profitability and our market-share of adjusted property EBITDA. In addition, we continued our capital investment programs in both Macao and Singapore, as well as pursuing opportunities to invest in new jurisdictions, managing our balance sheet effectively and recommencing programs to return capital to stockholders.

The key operational and strategic objectives that our senior executives accomplished in 2023 included the following:

•	Maximized our Macao operations participation in the travel and tourism spending recovery

As travel patterns began to recover and visitation increased, our adjusted property EBITDA in Macao was positive, and sequentially higher, in all four quarters of 2023. As a result, our Macao segment swung from an adjusted property EBITDA loss of $324 million for the year ended December 31, 2022, to an adjusted property EBITDA of $2.22 billion for the year ended December 31, 2023. In order to achieve such significant year-over-year improvement, our executive team was focused on positioning the properties and their operating strategies to maximize market-share of adjusted property EBITDA by driving growth while maintaining discipline in key cost areas.

•	Delivered record performance at Marina Bay Sands in Singapore

Our adjusted property EBITDA at Marina Bay Sands (“MBS”) increased 76% year-over-year to reach $1.86 billion for the year ended December 31, 2023, the highest annual adjusted property EBITDA in the history of our Singapore operations. The achievement of record results required considerable planning, preparation, adaptation and execution across our MBS operations, made more challenging by major renovation works at the property that were ongoing throughout the year.

•	Continued capital investment in our most important markets

In 2023, we celebrated the launch of The Londoner Macao and the response of patrons to the significantly enhanced and repositioned offerings has been positive. The renovation work included the creation of world-class luxury suites and a completely re-imaged exterior, as well as a significant repositioning of our internal public areas, to enhance tourism appeal. In response to that success, in 2023 our executive team was focused on planning and preparing for a new $1.2 billion phase of works now underway at The Londoner Macao, which will take place throughout 2024 and into 2025. We also substantially completed the approximately $1.0 billion initial renovation phase for MBS during 2023, which has introduced new world-class suites and luxury tourism offerings that significantly enhance the overall guest experience for premium customers. During 2023, we developed plans for further phases of investment at MBS and also made significant progress with preparations for the adjacent expansion project that we believe will be transformational for our Company’s growth trajectory in Singapore.

•	Focused on capital allocation, new development opportunities and the reintroduction of our program to return capital to stockholders

Throughout 2023, growth in operating cash flow allowed us to pay down higher cost debt such as our revolver facility at Sands China Ltd. (“SCL”), while ensuring our balance sheet is designed to support our capital needs in Macao and Singapore. Our executives invested a significant amount of time in the evaluation and pursuit of potential opportunities in new markets including (but not limited to) New York and Texas, where we believe strong returns on invested capital could potentially be achieved. While maintaining our commitment to an investment grade balance sheet, we announced a $2.0 billion stock repurchase program in October 2023, which followed the reintroduction of a recurring quarterly dividend in the third quarter of 2023.

LAS VEGAS SANDS 2024 Proxy Statement	1

•	Continued our award-winning Corporate Responsibility Program

PEOPLE	COMMUNITIES	PLANET
Be the employer of choice leading the hospitality and tourism industry in the regions we serve	Make our communities better places to live, work and visit	Ensure the long-term environmental health of our regions as sustainable tourism destinations

Recognition of our achievements in these areas in 2023 include:

•	Named to the Dow Jones Sustainability Indices (“DJSI”) on DJSI World for the fourth consecutive year and DJSI North America for the sixth consecutive year

•

Continued disclosure to CDP, the gold standard of environmental reporting, earning A- scores for both CDP Climate Change and Water Security, reflecting leadership among hospitality companies in the U.S. and globally

•	Global leader in sustainability, recognized by independent third parties on a regional and global level

•	Recognized by Newsweek for the third consecutive year as one of America’s Most Responsible Companies

•	Named one of Fortune’s World’s Most Admired Companies, marking the company’s 10th appearance on the list

•	Continued our commitment to stockholders: listening and responding

In 2023, we engaged in extensive dialogue with a wide range of investors on the issues of our business strategy and financial performance, corporate responsibility, Environmental, Social and Governance (“ESG”) and other matters of stockholder interest. This dialogue took the form of one-on-one meetings both in-person and via virtual formats, as well as through our attendance at investment industry conferences worldwide. We believe this dialogue allows us to understand stockholder perspectives and enhances transparency and investor understanding of our efforts as we seek to deliver stockholder value through our corporate responsibility and ESG efforts.

AGENDA AND VOTING RECOMMENDATIONS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

PROPOSALS TO BE VOTED ON		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

PROPOSAL 1	Elect seven directors to the Board to serve until the 2025 Annual Meeting of Stockholders	FOR each nominee	74

PROPOSAL 2	Ratify the appointment of our independent registered public accounting firm	FOR	75

PROPOSAL 3	An advisory (non-binding) vote to approve the compensation of our named executive officers	FOR	76

PROPOSAL 4	Approve the amendment and restatement of the Company’s 2004 Equity Award Plan	FOR	77

2	LAS VEGAS SANDS 2024 Proxy Statement

CORPORATE RESPONSIBILITY OVERVIEW

As the preeminent developer and operator of world-class Integrated Resorts, we recognize the responsibility we have to our Team Members, patrons, partners, communities and other stakeholders. Throughout our history, we have created positive economic impact by delivering valuable business and leisure tourism, providing tens of thousands of jobs, tax revenues to fund social programs and significant procurement spend for small and medium sized enterprises (“SMEs”) in the regions where we operate.

KEY COMPONENTS OF OUR CORPORATE RESPONSIBILITY AND ESG PROGRAMS

Our corporate responsibility and ESG programs are comprised of the following initiatives and policies:

✓	Board oversight of the ESG program	✓	Code of Business Conduct and Ethics

✓	Comprehensive annual ESG Report including the Global Reporting Initiative and the Sustainability Accounting Standards Board disclosure	✓	Supplier Code of Conduct

✓	Emission reduction goals approved by Science Based Targets initiative	✓	Anti-Corruption Policy

✓	CDP Climate Change and Water Security disclosures	✓	Reporting and Non-Retaliation Policy

✓	Sands Diversity Statement	✓	ESG metrics for NEO variable compensation

✓	SME support programs in our local communities	✓	Policy on Corporate Political Contributions and Expenditures and Disclosures

✓	Human Rights Statement	✓	Global training and development program

✓	Global Human Trafficking Prevention Policy	✓	Responsible gaming program

✓	Preventing Discrimination and Harassment Policy	✓	Global community engagement and charitable giving

✓	Sustainable Sourcing Policy	✓	Alignment with U.N. Sustainable Development Goals

SANDS CORPORATE RESPONSIBILITY PLATFORM

Our commitment to corporate responsibility is fundamental to our business and represents a long-term investment in our Team Members, patrons and suppliers; the communities in which we operate; the global ecological environment; and all stakeholders in our business.

People

Our Team Members, patrons, suppliers and partners are the forces behind our contributions to a thriving hospitality and tourism industry in our local regions. Recognizing that the exceptional service and amenities our Integrated Resorts provide and the responsible work we do in each of our communities are built on the people who drive and patronize our business, we strive to be the employer and partner of choice in each of our global regions. Our human capital programs are focused on driving workforce development, diversity, equity and inclusion, human rights, responsible gaming and supplier advancement.

Communities

We are a committed collaborator in promoting our regions as desirable places to live, work and visit. Through our Sands Cares community engagement and charitable giving program, we strive to make our regions strong by improving quality of life and supporting the community’s ability to respond to challenges. We are building regional resilience through hardship relief and community partner advancement. We are also working to preserve cultural and natural heritage and advance educational opportunities for students, people with special needs and under-represented groups who face barriers to learning.

Planet

We are dedicated to minimizing our environmental impact and, as such, constantly evolving our Sands ECO360 global sustainability program to adapt to emerging trends, support new technologies and foster environmental stewardship in the areas of building design and development, resort management and operations, and meetings, events and entertainment. Our program is aligned with the United Nations Sustainable Development Goals (“SDGs”) and other key environmental standards in the areas of low-carbon transition, water stewardship, waste and materials and resources.

LAS VEGAS SANDS 2024 Proxy Statement	3

Governance

Our corporate responsibility commitment is built on the foundation of transparency to our stakeholders and accountability for our actions. We employ an extensive system of policies, procedures and oversight practices to help ensure all aspects of our business and extended relationships are managed responsibly against the issues material to our Company.

CORPORATE RESPONSIBILITY INITIATIVES

Our global sustainability targets for 2021-2025 are aligned with SDGs. Our emissions reduction targets are approved by the Science Based Targets Initiative and are aligned with The Paris Agreement to limit global warming to well-below 2 degrees Celsius.

Our 2025 targets and 2023 performance for each of the Corporate Responsibility pillars include:

PILLAR	2025 TARGET	2023 PROGRESS

Planet	17.5% reduction in Scope 1 and 2 emissions from a 2018 baseline	50% reduction in Scope 1 and 2 emissions in 2023 as compared to a 2018 baseline

People	$200 million investment in workforce development to enable career progression for our Team Members and advancement of the talent pool in the hospitality industry	$68 million invested in 2023; $181 million cumulative investment from 2021-2023

Communities	250,000 volunteer hours in support of the communities in the markets where we operate	30,493 volunteer hours in 2023; 222,823 Team Member volunteer hours cumulatively since 2021

Our ESG Report, which is available at https://investor.sands.com/esg/default.aspx, also contains additional information on our corporate responsibility program including data indices that reflect the reporting standards of the Global Reporting Initiative, the Sustainability Accounting Standards Board and the Task Force on Climate-Related Financial Disclosures. The information in our ESG Report and any other websites referenced in this proxy statement is not intended to be incorporated by reference into this proxy statement, and any references to websites are intended to be inactive textual references only.

4	LAS VEGAS SANDS 2024 Proxy Statement

CORPORATE GOVERNANCE OVERVIEW

CORPORATE GOVERNANCE PROFILE

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, New York Stock Exchange (“NYSE”) listing standards and broadly recognized governance practices, but also effective leadership and oversight by our executive officers and Board. We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance framework include the following:

WHAT WE DO		WHAT WE DON’T DO

✓	Diversity of Directors. Female representation on our Board is 14% and 29% of our directors are racially or ethnically diverse.	No Classified Board. All our directors are elected annually for one-year terms.

✓	Annual Board and Committee Self-Evaluations. The Board and each committee annually conduct a comprehensive self-evaluation process, which is administered by an independent third party.	No Hedging of Our Securities. Our anti-hedging policy prohibits our directors and officers from engaging in any hedging or monetization transactions involving our securities.

✓

Systemic Risk Oversight by Board and Committees. Our Board has overall responsibility for risk oversight, while each of our Audit, Compensation, Compliance and Nominating and Governance Committees monitor and address risks within the scope of their particular expertise or charter.

No Option Trading or Short Selling of Our Securities. None of our directors and officers are permitted to trade in puts, calls or other derivatives in respect of Company securities or sell Company securities “short.”

✓	Entirely Independent Committees. All of the members of our Audit, Compensation, Compliance and Nominating and Governance Committees are independent.	No Poison Pill or Stockholder Rights Plan. We do not have a “poison pill” or stockholder rights plan.

✓

Audit Committee Financial Literacy. All of the members of our Audit Committee qualify as “financially literate” as required by the NYSE and meet the SEC’s definition of an “Audit Committee Financial Expert.”

No Pledging of Our Securities. None of our officers or directors are permitted to hold Company securities in a margin account or pledge our securities as collateral for a loan.

✓	Stock Ownership Guardrails for Directors. Our equity plan provides that directors may not sell their annual awards received for Board service while a member of the Board.

✓	Detailed Disclosure of Political Contributions. We have adopted a Policy on Corporate Political Contributions and Expenditures and publish periodic reports disclosing this activity.

LAS VEGAS SANDS 2024 Proxy Statement	5

STOCKHOLDER ENGAGEMENT

During 2023, we engaged with representatives of the majority of our largest institutional stockholders. They include the largest active-management and passive investors in our common stock. Principal areas of discussion included:

•  executive compensation

•  corporate responsibility,
including ESG issues

•  board composition

•  Company strategy

•  operating performance

•  capital investment and development opportunities

•  return of capital to stockholders

The following diagram provides an overview of the Company’s stockholder engagement practice:

The Company has developed and implemented a program to actively and transparently engage with our stockholders. The structure of our program reflects our belief that strong corporate governance includes the commitment to establish dialogue with stockholders and to provide the opportunity for questions and concerns to be explored and discussed. We have a long-established investor outreach program designed to facilitate direct stockholder engagement and the solicitation of stockholder views and input. This includes engagement with portfolio managers and analysts with investment allocation responsibility, as well as representatives of our stockholders that have specific responsibility for corporate governance and ESG matters.

We continuously conduct an extensive global program of direct investor outreach through a combination of investor conferences, investor road-shows and one-on-one investor meetings, video conferences and teleconferences. Our outreach program reflects our geographically diverse stockholder base and is designed to ensure we understand and consider all issues of importance to our stockholders.

An important element of our stockholder engagement process is to understand any areas of particular concern. We acknowledge that lower than desired stockholder approval for our advisory votes on compensation for our named executive officers persists despite a re-design of the compensation packages for our executive officers in March 2021, which meaningfully increased at-risk compensation and provided multiple metrics for performance-based compensation (including a first-time ESG component) for both equity and non-equity incentive compensation. Subsequent to those compensation program changes, we have continued to engage actively on this item in order to explain the rationale for our named executive officer compensation program and solicit feedback from stockholders. That feedback informs ongoing internal discussions surrounding our executive compensation program. At the 2023 Annual Meeting, votes cast in support of our “say-on-pay” proposal did increase from 65% to 68%. We continued to engage directly with the Asset Stewardship departments (or closest equivalent contacts) at our 50 largest institutional investors to offer the opportunity to discuss any material issues of concern. Those 50 largest institutional investors represented approximately 70% of the shares outstanding (excluding stock held by our controlling stockholder) and included all institutional investors with more than one million shares outstanding. We also undertook calls with all other stockholders that requested the opportunity to discuss the “say-on-pay” vote.

During 2023, we received feedback that long-term metrics should apply to long-term compensation and that “long-term” should reflect a period of at least three years to earn the award. We also received feedback on the size of our named executive officers’ base salaries, the award of one-time stock grants that did not contain measurable performance criteria, as well as security and personal transportation costs borne by the Company. This dialogue on corporate responsibility, ESG and any other matters of stockholder interest is fundamental to our relationship with our stockholders and directly impacts our planning and our ESG program design. We believe this valuable dialogue provides important perspective as we seek to deliver stockholder value through our corporate responsibility and ESG efforts.

6	LAS VEGAS SANDS 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The Company is a controlled company, with the Adelson family members beneficially owning 386,735,831 shares representing approximately 51.9% of the Company’s outstanding Common Stock as of March 15, 2024

The following table sets forth information as of March 15, 2024 as to the beneficial ownership of our common stock, $0.001 par value per share (the “Common Stock”), in each case, by:

•	each person known to us to be the beneficial owner, in an individual capacity or as a member of a “group,” of more than 5% of our Common Stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors, taken together.

	BENEFICIAL OWNERSHIP(1)

NAME OF BENEFICIAL OWNER(2)	SHARES	PERCENT (%)

Dr. Miriam Adelson(3)(4)	345,607,514	46.4%

General Trust under the Sheldon G. Adelson 2007 Remainder Trust(3)(5)	87,718,919	11.8%

General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust(3)(6)	87,718,918	11.8%

Robert G. Goldstein(7)	5,805,801	*

Patrick Dumont(8)	1,804,452	*

Randy Hyzak(9)	502,899	*

D. Zachary Hudson(10)	511,863	*

Irwin Chafetz(3)(11)	328,745,133	44.1%

Micheline Chau(12)	28,577	*

Charles D. Forman(13)	208,845	*

Lewis Kramer(14)	29,054	*

Alain Li	—	—

All current executive officers and directors of our Company, taken together (9 persons)(15)	8,983,457	1.2%

*	Less than 1%.
(1)

A person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of such securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, the sole voting and investment power with respect to the indicated shares of Common Stock. Percentages are based on 745,047,150 shares issued and outstanding at the close of business on March 15, 2024 (including unvested shares of restricted stock, but excluding treasury shares), plus any shares of our Common Stock underlying options held by all individuals listed on the table that are vested and exercisable.

(2)	The address of each person named in this table is c/o Las Vegas Sands Corp., 5420 S. Durango Drive, Las Vegas, Nevada 89113.
(3)

Dr. Miriam Adelson, Irwin Chafetz, the General Trust under the Sheldon G. Adelson 2007 Remainder Trust and the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust constitute a “group” that, as of March 15, 2024, collectively beneficially owned 386,827,797 shares of our Common Stock, or 51.9% of the total number of shares issued and outstanding as of that date, for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

LAS VEGAS SANDS 2024 Proxy Statement	7

(4)

This amount includes (a) 34,299,164 shares of our Common Stock held by Dr. Adelson, (b) 10,577,221 shares of our Common Stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (c) 225,918,350 shares of our Common Stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, shares dispositive power, of which 2,208,548 of these shares, Dr. Adelson also shares voting control, (d) 61,606,500 shares of our Common Stock held by trusts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee, retains sole dispositive power, (e) options to purchase 639,569 shares of our Common Stock held by a trust for the benefit of Dr. Adelson over which Dr. Adelson, as trustee, has sole voting and dispositive control and (f) 12,566,710 shares of our Common Stock held by an entity over which Dr. Adelson, as manager, has sole voting and dispositive control.

(5)	This amount includes 87,718,919 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Remainder Trust.
(6)	This amount includes 87,718,918 shares of our Common Stock held by the General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust.
(7)

This amount includes (a) 172,801 shares of our Common Stock held by The Robert and Sheryl Goldstein Trust, (b) 51,000 restricted stock units that vest within 60 days of March 15, 2024 and (c) options to purchase 5,582,000 shares of our Common Stock that are vested and exercisable.

(8)

This amount includes (a) 352,005 shares of our Common Stock held by Mr. Dumont, (b) 28,447 restricted stock units that vest within 60 days of March 15, 2024 and (c) options to purchase 1,424,000 shares of our Common Stock that are vested and exercisable.

(9)

This amount includes (a) 25,118 shares of our Common Stock held by Mr. Hyzak, (b) 8,534 restricted stock units that vest within 60 days of March 15, 2024 and (c) options to purchase 469,247 shares of our Common Stock that are vested and exercisable.

(10)

This amount includes (a) 21,041 shares of our Common Stock held by Mr. Hudson, (b) 7,822 restricted stock units that vest within 60 days of March 15, 2024 and (c) options to purchase 483,000 shares of our Common Stock that are vested and exercisable.

(11)

This amount includes (a) 89,105 shares of our Common Stock held by Mr. Chafetz, (b) 2,861 restricted stock units that vest within 60 days of March 15, 2024, (c) 225,059,802 shares of our Common Stock held by trusts or entities for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee or manager, retains sole voting control and shares dispositive power, (d) 39,778,317 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and dispositive power, (e) 61,606,500 shares of our Common Stock held by trusts for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, retains sole voting control and (f) 2,208,548 shares of our Common Stock held by a trust for the benefit of members of the Adelson family over which Mr. Chafetz, as trustee, shares voting and dispositive power. Mr. Chafetz disclaims beneficial ownership of the shares of our Common Stock held by any trust for which he acts as trustee, and this disclosure shall not be deemed an admission that Mr. Chafetz is a beneficial owner of such shares for any purpose.

(12)

This amount includes (a) 19,501 shares of our Common Stock held by Ms. Chau, (b) 2,861 restricted stock units that vest within 60 days of March 15, 2024 and (c) options to purchase 6,215 shares of our Common Stock that are vested and exercisable.

(13)	This amount includes (a) 205,984 shares of our Common Stock held by Mr. Forman and (b) 2,861 restricted stock units that vest within 60 days of March 15, 2024.
(14)

This amount includes (a) 15,544 shares of our Common Stock held by Mr. Kramer, (b) 2,861 restricted stock units that vest within 60 days of March 15, 2024 and (c) options to purchase 10,649 shares of our Common Stock that are vested and exercisable.

(15)

This amount includes (a) 107,247 restricted stock awards held by the Company’s current executive officers and current directors that vest within 60 days of March 15, 2024 and (b) options to purchase 7,975,111 shares of our Common Stock that are vested and exercisable and held by the Company’s current executive officers and current directors. This amount does not include the 328,653,167 shares of Common Stock Mr. Chafetz has beneficial ownership of as a trustee or manager of the trusts referenced in footnote 11 above.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership of our Common Stock with the SEC. Based solely on our review of such reports filed with the SEC and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2023, except for a late Form 4 filing by Mr. Goldstein to report a transfer of shares of Common Stock to a family trust.

8	LAS VEGAS SANDS 2024 Proxy Statement

BOARD OF DIRECTORS NOMINEES

ABOUT THE BOARD

Our Board currently has seven directors. The term of office of the current directors will expire at the 2024 Annual Meeting of Stockholders.

Stockholders are being asked to consider each of the following seven nominees to serve as director until the 2025 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified or until such director’s resignation, disqualification, death or removal: Robert G. Goldstein, Patrick Dumont, Irwin Chafetz, Micheline Chau, Charles D. Forman, Lewis Kramer and Alain Li.

Each of the nominees is a current director of the Company who has indicated they will serve if elected. We do not anticipate any of the nominees will be unable or unwilling to serve, if elected, but if that happens, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board may designate.

Our current directors bring a variety of experiences and core competencies we believe are important to overseeing the strategic execution and risk management of our Company’s operations. The complexities of our Integrated Resort operations include five primary revenue categories, six operating segments and significant development and construction initiatives. Strict adherence to gaming and other regulations in various jurisdictions is essential. The ability to provide the appropriate oversight and risk assessment responsibilities is demonstrated in our directors’ professional careers, which include:

•	C-suite level positions at global companies, including those in:

–	gaming, hospitality and meetings, incentives, conventions and exhibitions (“MICE”);

–	retail, marketing and branding;

–	entertainment; and

–	companies with a strong presence in Asia.

•	Participation on other global public company boards;

•	Financial transactions and corporate finance experience; and

•	Accounting, auditing and internal control experience in working with global Fortune 500 public companies.

In addition to the specific professional experience of our directors, we select our directors because they are highly accomplished in their respective fields, insightful and inquisitive. We believe each of our directors possesses sound business judgment and is highly ethical. We consider a wide range of factors in determining the composition of our Board, including professional experience, expertise, race, ethnicity, gender, age and cultural background.

LAS VEGAS SANDS 2024 Proxy Statement	9

BOARD COMPOSITION

SKILLS & EXPERTISE	The table below summarizes the key qualifications, skills and attributes of the Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

QUALIFICATIONS, EXPERTISE & ATTRIBUTES	GOLDSTEIN	DUMONT	CHAFETZ	FORMAN	CHAU	KRAMER	LI

ACCOUNTING/AUDIT/FINANCE		✓			✓	✓	✓

SENIOR LEADERSHIP	✓	✓		✓	✓		✓

COMPLIANCE/GOVERNANCE/LEGAL				✓

HOSPITALITY/GAMING/MICE	✓	✓	✓	✓

RETAIL/MARKETING/BRANDING	✓	✓			✓		✓

PUBLIC COMPANY BOARD EXPERIENCE	✓			✓	✓	✓	✓

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

10	LAS VEGAS SANDS 2024 Proxy Statement

BOARD OF DIRECTORS NOMINEES

BIOGRAPHIES	Below are the backgrounds of our director nominees:

ROBERT G. GOLDSTEIN CHAIR AGE: 68 DIRECTOR SINCE: 2015 COMMITTEES: • None

Mr. Goldstein’s extensive experience in the hospitality and gaming industries, including as a senior executive officer of our Company (or its predecessors) since 1995, as well as his current position as our Chairman and Chief Executive Officer, led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Goldstein was appointed the Company’s Chairman and Chief Executive Officer on January 26, 2021. Prior to that, he had been the Company’s President and Chief Operating Officer and a member of the Board since January 2015. He previously served as the Company’s President of Global Gaming Operations from January 2011 until December 2014, the Company’s Executive Vice President from July 2009 until December 2014, and the Company’s Secretary from August 2016 to November 2016. He has held other senior executive positions at the Company and its subsidiaries since 1995. Additionally, Mr. Goldstein also currently serves as Chairman and, up until January 2024, as Chief Executive Officer of our Company’s subsidiary, SCL, since January 2021, having previously served as a member of its board since May 2014 and as its interim president from January 2015 through October 2015. From 1992 until joining the Company in December 1995, Mr. Goldstein was the executive vice president of marketing at the Sands Hotel in Atlantic City, as well as an executive vice president of the parent Pratt Hotel Corporation. He served on the board of Remark Media, Inc., a global digital media company, from May 2013 to March 2017.

PATRICK DUMONT AGE: 49 DIRECTOR SINCE: 2017 COMMITTEES: • None

Mr. Dumont’s experience in corporate finance and his positions and tenure with the Company led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Dumont has been President and Chief Operating Officer since January 26, 2021 and prior to that had been the Company’s Executive Vice President and Chief Financial Officer since March 2016. He previously served as the Company’s Principal Financial Officer since February 2016 and Senior Vice President, Finance and Strategy from September 2013 through February 2016. From June 2010 until August 2013, Mr. Dumont served as the Company’s Vice President, Corporate Strategy. Mr Dumont is the son-in-law of Dr. Miriam Adelson who, with trusts and other entities for the benefit of the Adelson family members, controls more than 50 percent of the voting power of the Company’s Common Stock. Since December 2023, Mr. Dumont has also served as the governor of the Dallas Mavericks, an American professional basketball team in which the Adelson family owns a majority interest.

IRWIN CHAFETZ AGE: 87 DIRECTOR SINCE: 2005 COMMITTEES: • None

Mr. Chafetz’s extensive experience in the hospitality, trade show and convention businesses, as well as his experience as a former executive of our predecessor company, led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Chafetz has been a Director of the Company since February 2005. He was a director of Las Vegas Sands, Inc. from February until July 2005. Mr. Chafetz is the president and a manager of The Interface Group, LLC, a Massachusetts limited liability company that controls Interface Group-Massachusetts, LLC. Mr. Chafetz has been associated with Interface Group-Massachusetts, LLC and its predecessors since 1972. From 1989 to 1995, Mr. Chafetz was a vice president and director of Interface Group-Nevada, Inc., which owned and operated trade shows, including COMDEX, and also owned and operated The Sands Expo and Convention Center. From 1989 to 1995, Mr. Chafetz was also vice president and a director of Las Vegas Sands, Inc. Mr. Chafetz has served on the boards of many charitable and civic organizations and is a former member of the dean’s advisory council at Boston University School of Management.

LAS VEGAS SANDS 2024 Proxy Statement	11

MICHELINE CHAU AGE: 71 DIRECTOR SINCE: 2014 COMMITTEES: • Audit • Compensation (Chair) • Compliance (Chair) • Nominating and Governance INDEPENDENT

Ms. Chau’s extensive and varied business experience, including as president and chief operating officer at Lucasfilm Ltd., and her experience as a director of other public companies led the Board to conclude she would be a valuable member of our Board.

Experience

Ms. Chau has been a Director of the Company since October 2014. She served as the president, chief operating officer and executive director of Lucasfilm Ltd., a film and entertainment company, from 2003 to 2012 and as its chief financial officer from 1991 to 2003. Before that, Ms. Chau held other executive-level positions in various industries, including retail, restaurant, venture capital and financial services. She was a member of the board of Dolby Laboratories, Inc., an audio, imaging and communications company, from February 2013 to February 2024, and was a member of the board of Red Hat, Inc., a provider of open-source software solutions, from November 2008 to August 2012.

CHARLES D. FORMAN AGE: 77 DIRECTOR SINCE: 2004 COMMITTEES: • None

Mr. Forman’s extensive experience in the hospitality, trade show and convention businesses led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Forman has been a Director of the Company since August 2004. He has been a director of Las Vegas Sands, LLC (and its predecessor, Las Vegas Sands, Inc.) since March 2004. In addition, he has served as a member of the board of SCL, since May 2014. Mr. Forman served as chairman and chief executive officer of Centric Events Group, LLC, a trade show and conference business from April 2002 until his retirement upon the sale of the business in 2007. From 2000 to 2002, he served as a director of a private company and participated in various private equity investments. During 2000, he was executive vice president of international operations of Key3Media, Inc. From 1998 to 2000, he was chief legal officer of ZD Events Inc., a tradeshow business that included COMDEX. From 1995 to 1998, Mr. Forman was executive vice president, chief financial and legal officer of Softbank Comdex Inc. From 1989 to 1995, Mr. Forman was vice president and general counsel of Interface Group Nevada, Inc., a tradeshow and convention business that owned and operated COMDEX, and also owned and operated The Sands Expo and Convention Center. Mr. Forman was in private law practice from 1972 to 1988. From 2009 until 2023, Mr. Forman was a member of the board of trustees of The Dana-Farber Cancer Institute.

LEWIS KRAMER AGE: 76 DIRECTOR SINCE: 2017 COMMITTEES: • Audit (Chair) • Compensation • Compliance • Nominating and Governance (Chair) INDEPENDENT

Mr. Kramer’s extensive financial and business knowledge gained while serving as an independent auditor for organizations across diverse industries and his experience as a director of a public company and non-profit organizations led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Kramer has been a Director of the Company since April 2017. Mr. Kramer was a partner at Ernst & Young LLP from 1981 until he retired in June 2009 after a nearly 40-year career at Ernst & Young LLP, where he represented clients in a number of industries, including the media, entertainment and leisure industries. At the time of his retirement, Mr. Kramer served as the global client service partner for worldwide external audit and all other services for major clients, and served on the firm’s United States executive board. He previously served as Ernst & Young LLP’s national director of audit services. From 2009 to April 2023, Mr. Kramer served on the board of L3 Harris Technologies, Inc. (and its predecessor companies).

12	LAS VEGAS SANDS 2024 Proxy Statement

BOARD OF DIRECTORS NOMINEES

ALAIN LI AGE: 63 DIRECTOR SINCE: 2024 COMMITTEES: • Audit • Compliance • Nominating and Governance INDEPENDENT

Mr. Li’s extensive experience in senior leadership at companies with a strong presence in Asia, and his experience as a director of a public company and non-profit organizations led the Board to conclude he would be a valuable member of our Board.

Experience

Mr. Li has been a director of the Company since 2024. Mr. Li was regional chief executive, Asia Pacific of luxury group Richemont from 2006 to 2023, where he was responsible for overseeing and cultivating Richemont’s luxury Maisons in the APAC region. Prior to Richemont, Mr. Li was chief financial officer of IDT International and president of the group’s lifestyle electronics brand, Oregon Scientific, from 2001 to 2005. From 1992 to 2001, he worked at Riso Europe in various capacities and ultimately as president of Riso Europe. From 1991 to 1992, Mr. Li was controller, European Operations at A.B. Dick-Itek Group, from 1987 to 1992, served in various capacities at Zimmer Holdings, Inc., and from 1981 to 1986, was a trainee accountant at Touche Ross & Co. Mr Li is a Fellow of The Institute of Chartered Accountants in England and Wales. Mr. Li currently serves as an independent non-executive director of Remy Cointreau SA, a position he has held since 2022, and has been president of the French Chamber of Commerce and Industry in Hong Kong since 2022.

LAS VEGAS SANDS 2024 Proxy Statement	13

INFORMATION REGARDING

THE BOARD AND ITS COMMITTEES

— BOARD OF DIRECTORS

Standards

The NYSE’s corporate governance rules generally require a majority of independent directors serve on a company’s Board of Directors and require all of the members of a company’s Audit Committee, Compensation Committee and Nominating and Governance Committee to be independent directors subject to certain exceptions, including if a company qualifies as a “controlled company” under the NYSE governance rules.

We qualify as a “controlled company” under NYSE governance rules because Dr. Miriam Adelson and trusts and other entities for the benefit of the Adelson family members control more than 50 percent of the voting power of the Company’s Common Stock. We currently rely on the controlled company exemption from the general NYSE requirement to have a majority of independent directors serve on the Board. We are committed to having a majority independent Board and accordingly remain actively engaged in efforts to expand the number of independent directors on the Board.

Additionally, the Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee comprised entirely of independent directors, although this is not required because, as a controlled company, we are exempt from the applicable NYSE requirement.

Independent Directors

The Board has determined three of its seven current members, namely Ms. Chau, Mr. Kramer and Mr. Li, satisfy the criteria for independence under applicable rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE corporate governance rules. In making its determinations, the Board reviewed all the relevant facts and circumstances, the standards set forth in our Corporate Governance Guidelines, the NYSE rules and other applicable laws and regulations. In making its independence determination for Ms. Chau, the Board also considered the relationship arising out of certain transactions in the ordinary course of business between the Company and Dolby International AB, whose ultimate parent company is Dolby Laboratories, Inc. where Ms. Chau serves as a director, relating to the provision of content delivery network services. In making its independence determination for Mr. Li, the Board considered the relationship arising out of certain transactions in the ordinary course of business between the Company’s wholly owned subsidiary, MBS, and a food and beverage operator for which one of Mr. Li’s immediate family members serves as a director and executive officer, relating to the operation of a restaurant in MBS.

Two of our outside directors, Mr. Chafetz and Mr. Forman, have business and personal relationships with the Adelson family. Mr. Chafetz was a stockholder, vice president and director of the entity that owned and operated the COMDEX trade show and The Sands Expo and Convention Center, which were created and developed by Mr. Adelson. Mr. Forman was vice president and general counsel of this entity. Mr. Chafetz also is a trustee of several trusts for the benefit of Adelson family members that beneficially own shares of our Common Stock. For additional information, refer to “Proxy and Voting Information — How You Can Vote” and “Security Ownership of Certain Beneficial Owners and Management” above. These relationships with the Adelson family also include making joint investments and other significant financial dealings. As a result, the Adelson family and Mr. Chafetz and Mr. Forman may have their financial interests aligned and, therefore, the Board does not consider Mr. Chafetz and Mr. Forman to be independent directors.

Because Mr. Goldstein and Mr. Dumont are officers of the Company, they do not satisfy the criteria for independence under applicable rules promulgated under the Exchange Act and the NYSE corporate governance rules.

Board Meetings

The Board held nine meetings during 2023. The work of our directors is performed not only at meetings of the Board and its committees, but also by consideration of our business through the review of documents and in numerous communications among Board members and others. In 2023, all directors attended at least 75% of the aggregate of all meetings of the Board and committees on which they served during the periods in which they served.

Our directors are encouraged to attend each annual meeting and all eight of our directors who were on the Board at the time of our 2023 Annual Meeting of Stockholders held on May 11, 2023 attended such meeting.

14	LAS VEGAS SANDS 2024 Proxy Statement

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

— BOARD COMMITTEES

The table below illustrates the current chairs and membership of the Board and of each standing Board committee as of the date of this proxy statement, the independence status of each Board member and the number of Board and Board committee meetings held during fiscal 2023.

DIRECTOR	BOARD	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	COMPLIANCE COMMITTEE

Robert G. Goldstein	Chair

Patrick Dumont	✓

Irwin Chafetz	✓

Charles D. Forman	✓

Micheline Chau*	✓	✓	Chair	✓	Chair

Lewis Kramer*	✓	Chair	✓	Chair	✓

Alain Li*(1)	✓	✓		✓	✓

2023 MEETINGS	9	6	5	5	4

*	Independent Director
✓	Member
(1)	Mr. Li joined the Board effective as of January 22, 2024.

Standing Committees

Our Board has four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and governance committee (the “Nominating and Governance Committee”) and a compliance committee (the “Compliance Committee”). Each of the standing committees operates under a written charter approved by the Board.

AUDIT COMMITTEE

MEMBERS: Lewis Kramer (Chair) Micheline Chau Alain Li MEETINGS HELD IN 2023: 6 ALL MEMBERS ARE INDEPENDENT

The primary purpose of the Audit Committee is to assist with the Board’s oversight of:

•  the integrity of our financial statements

•  our internal audit function, including audit plans, audit results and the performance of our internal audit team

•  the review of related party transactions as further described below under “Corporate Governance — Related Party Transactions”

•  our enterprise risk management as further described below under “Corporate Governance — The Board’s Role in Risk Oversight”

•  our information security program (including cybersecurity)

Our Audit Committee selects our independent registered public accounting firm and has direct oversight responsibility over the firm, including:

•  reviewing the firm’s plan, scope and results of our annual audit, and the fees for the services performed

•  the qualifications, independence and performance of the firm

•  the firm’s annual audit of our financial statements and any engagement to provide other services

The Board has determined Ms. Chau, Mr. Kramer and Mr. Li are each independent under applicable NYSE and federal securities rules and regulations on independence of audit committee members. The Board has determined each of the members of the Audit Committee is “financially literate” and qualifies as an “audit committee financial expert,” as both terms are defined in the NYSE listing standards and federal securities rules and regulations. The Audit Committee’s activities also involve numerous discussions and other communications among its members and others.

LAS VEGAS SANDS 2024 Proxy Statement	15

COMPENSATION COMMITTEE

MEMBERS: Micheline Chau (Chair) Lewis Kramer MEETINGS HELD IN 2023: 5 ALL MEMBERS ARE INDEPENDENT

The Compensation Committee has direct responsibility for the compensation of our executive officers and the authority to:

•  approve salaries, bonuses and other elements of compensation and to approve employment agreements for our executive officers and certain other highly compensated Team Members

•  review, evaluate and make recommendations to the Board regarding our non-employee director compensation program

•  administer our equity award plan, as amended and restated (the “Amended and Restated 2004 Equity Award Plan”), under which we grant restricted stock units, stock options and other equity awards

•  administer our Executive Cash Incentive Plan, under which we provide short-term incentive compensation awards

•  review, approve and administer the terms of our compensation recoupment policies for recovering incentive-based compensation, including our Forfeiture of Improperly Received Compensation Policy and Clawback Policy, with respect to our executive officers

The Compensation Committee is also involved in our enterprise risk management process as further described below under “Corporate Governance — The Board’s Role in Risk Oversight” and “Corporate Governance — 2023 Executive Compensation Risk Assessment” and may delegate its authority to the extent permitted by the Board, the Compensation Committee charter, our by-laws, state law and NYSE regulations.

Additional information about the Compensation Committee, its responsibilities and its activities is provided below under “Compensation Discussion and Analysis.”

NOMINATING AND GOVERNANCE COMMITTEE

MEMBERS: Lewis Kramer (Chair) Micheline Chau Alain Li MEETINGS HELD IN 2023: 5 ALL MEMBERS ARE INDEPENDENT

The purpose of the Nominating and Governance Committee is to:

•  review and make recommendations regarding the composition of the Board and its committees

•  implement policies and procedures for the selection of Board members

•  identify individuals qualified to become Board members and select, or recommend the Board select, director nominees

•  assess, develop and make recommendations to the Board with respect to Board effectiveness and related corporate governance matters, including corporate governance guidelines and procedures intended to organize the Board appropriately

•  oversee the evaluation of the Board and management

•  oversee the management of our ESG program

COMPLIANCE COMMITTEE

MEMBERS: Micheline Chau (Chair) Lewis Kramer Alain Li MEETINGS HELD IN 2023: 4 ALL MEMBERS ARE INDEPENDENT

The primary purpose of the Compliance Committee is to assist with the Board’s oversight of:

•  the compliance program with respect to compliance with the laws and regulations applicable to our business, including gaming laws and regulations

•  the compliance with our Code of Business Conduct and Ethics, Anti-Corruption Policy, Anti-Money Laundering Policy, Policy on Corporate Political Contributions and Expenditures and Reporting and Non-Retaliation Policy applicable to our directors, officers, Team Members, contractors and agents

16	LAS VEGAS SANDS 2024 Proxy Statement

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as a member of our Compensation Committee during 2023 is, or has been, an employee or officer of the Company. None of our executive officers serve, or in the past year served, as a member of the board or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

— NON-BOARD COMMITTEES

Corporate Compliance Committee and Operational Compliance Committees

We maintain a Corporate Compliance Committee, the purpose of which is to foster a culture of integrity, accountability and ethical behavior across all of our operations. We also maintain Operational Compliance Committees in each of Macao and Singapore to oversee local gaming operations (each, an “Operational Compliance Committee”).

We created these committees to facilitate the identification, evaluation and remediation of situations that could raise concerns with a gaming authority or otherwise have an adverse effect on our business. In particular, the Corporate Compliance Committee and the Operational Compliance Committees monitor the following: (1) our business associations in order to protect us from associations with persons denied licensing or other related approvals, or who may be deemed unsuitable to be associated with us; (2) our business practices and procedures; (3) compliance with any special conditions imposed upon our licenses; (4) reports submitted to gaming authorities; and (5) compliance with the laws, regulations and orders of governmental agencies having jurisdiction over our gaming or business activities.

The Corporate Compliance Committee operates pursuant to a Charter approved by the Board and is chaired by our Senior Vice President and Global Chief Compliance Officer (“GCCO”). The GCCO provides at least quarterly updates to the Compliance Committee of the Board regarding the Corporate Compliance Committee’s efforts. The Operational Compliance Committee in Macao operates pursuant to a Compliance Plan approved by the SCL audit committee, and is chaired by the Chief Compliance Officer for SCL. The Operational Compliance Committee in Singapore operates pursuant to a Compliance Plan submitted to the Gambling Regulatory Authority of Singapore, and is chaired by the Chief Compliance Officer of MBS.

— SUCCESSION PLANNING AND DEVELOPMENT

Our Chairman and Chief Executive Officer works closely with the Nominating and Governance Committee and the Board to identify and develop executive talent within and outside our organization and to ensure that Board succession plans are in place, so that we can ensure effective future leadership transitions at both the senior management and the Board level.

LAS VEGAS SANDS 2024 Proxy Statement	17

CORPORATE GOVERNANCE

COMMITMENT TO CORPORATE GOVERNANCE

Our Board and management have a strong commitment to effective corporate governance. We operate and are regulated in various distinct gaming jurisdictions. We are listed on two major stock exchanges and regulated as a financial institution by Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable rules and regulations of the SEC and the NYSE. The key components of this framework are set forth in our amended and restated articles of incorporation and by-laws, along with the following additional documents:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Compliance Committee Charter

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Anti-Corruption Policy

•	Reporting and Non-Retaliation Policy

•	Policy on Corporate Political Contributions and Expenditures

Copies of each of these documents are available on our website at https://investor.sands.com by clicking on “Governance Documents” within the “Governance” section. Copies are also available without charge by sending a written request to the following address: Investor Relations, Las Vegas Sands Corp., 5420 S. Durango Drive, Las Vegas, Nevada 89113.

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines for our Company that set forth the general principles governing the conduct of our business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as composition, membership criteria, orientation and continuing education, retirement, committees, compensation, meeting procedures, annual evaluation and management succession planning.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including the principal executive officer and principal financial officer), Team Members and agents. The Code of Business Conduct and Ethics establishes policies and procedures the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. Our Code of Business Conduct and Ethics is provided to all new directors, officers and Team Members.

ANTI-CORRUPTION POLICY

We have adopted an Anti-Corruption Policy to ensure we comply with applicable record keeping and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002. The Anti-Corruption Policy is provided to all new directors, officers and Team Members.

REPORTING AND NON-RETALIATION POLICY

We have adopted a Reporting and Non-Retaliation Policy to facilitate and encourage the reporting of any misconduct at the Company, including violations or potential violations of our Code of Business Conduct and Ethics, and to ensure those reporting such misconduct will not be subject to harassment, intimidation or other retaliatory action. The Reporting and Non-Retaliation Policy is provided to all new directors, officers and Team Members.

18	LAS VEGAS SANDS 2024 Proxy Statement

CORPORATE GOVERNANCE

POLICY ON CORPORATE POLITICAL CONTRIBUTIONS AND EXPENDITURES

We have adopted a Policy on Corporate Political Contributions and Expenditures to govern the Company’s disclosures relating to corporate political contributions and expenditures.

RELATED PARTY TRANSACTIONS

We have established policies and procedures for the review, approval and/or ratification of related party transactions. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. Under guidelines established by our Audit Committee, proposed transactions and matters requiring approval under our policies with aggregate values of less than $120,000 per year are presented to the Audit Committee quarterly for review. Larger transactions are presented to the Audit Committee for review, discussion and approval in advance of the transaction. The Audit Committee may, in its discretion, request additional information from the director or executive officer involved in a proposed transaction or from management prior to granting approval for a related party transaction. For more information on related party transactions, refer to “Certain Transactions.”

NOMINATION OF DIRECTORS

The Nominating and Governance Committee proposed to the Board the candidates nominated for election at this annual meeting. The Nominating and Governance Committee, in making its selection of director candidates, considered the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time.

The Nominating and Governance Committee considers a number of factors in selecting director candidates, including:

•	the ethical standards and integrity of the candidate in personal and professional dealings;

•	the independence of the candidate under legal, regulatory and other applicable standards;

•

the diversity of the existing Board, so that a body of directors from diverse backgrounds (including professional experience, expertise, race, ethnicity, gender, age and cultural background) is maintained;

•	whether the skills and experience of the candidate will complement the skills and experience of the existing members of the Board;

•	the number of other public company boards on which the candidate serves or intends to serve, with the expectation the candidate would not serve on the boards of more than three other public companies;

•	the ability and willingness of the candidate to dedicate sufficient time, energy and attention to ensure the diligent performance of their Board duties;

•	the ability of the candidate to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company;

•	the willingness of the candidate to be accountable for their decisions as a director;

•	the ability of the candidate to provide wise and thoughtful counsel on a broad range of issues;

•	the ability and willingness of the candidate to interact with other directors in a manner that encourages responsible, open, challenging and inspired discussion;

•	whether the candidate has a history of achievements that reflects high standards;

•	the ability and willingness of the candidate to be committed to, and enthusiastic about, the individual’s performance as a director for the Company, both in absolute terms and relative to their peers;

•	whether the candidate possesses the courage to express views openly, even in the face of opposition;

•	the ability and willingness of the candidate to comply with the duties and responsibilities set forth in the Company’s Corporate Governance Guidelines and by-laws;

•

the ability and willingness of the candidate to comply with the duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in the Company’s jurisdiction of incorporation;

LAS VEGAS SANDS 2024 Proxy Statement	19

•	the ability and willingness of the candidate to adhere to the Company’s Code of Business Conduct and Ethics, including the policies on conflicts of interest expressed therein; and

•	such other attributes of the candidate and external factors as the Board deems appropriate.

The Nominating and Governance Committee will consider candidates recommended by directors and members of management and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.

When conducting searches for new directors, the Nominating and Governance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Nominating and Governance Committee will affirmatively be instructed to seek to include diverse candidates. Although the Nominating and Governance Committee does not assign specific weights to any particular criteria listed above, and no particular criterion is necessarily applicable to all prospective nominees, the Nominating and Governance Committee and the Board both have a strong commitment to creating and maintaining diversity on the Board. The Nominating and Governance Committee assesses the effectiveness of its diversity efforts through the annual nomination process, the annual self-evaluation process of the Board and its Committees, the Nominating and Governance Committee’s periodic evaluation of the Board’s composition, and through on-going, informal feedback from Board members.

The Nominating and Governance Committee does not have a formal policy for considering director candidates recommended by stockholders and believes the processes and procedures in place for identifying, evaluating and selecting board members is sufficiently robust and takes into account, among other factors, stockholder dialogue and feedback.

BOARD LEADERSHIP STRUCTURE

The Board believes Mr. Goldstein is best suited to serve as both Chairman and Chief Executive Officer because he is most familiar with our businesses and industry and best able to establish strategic priorities for the Company. In coming to this conclusion, the Board considered its evaluation of Mr. Goldstein’s performance as Chief Executive Officer, his very positive relationships with other members of the Board and the strategic vision and perspective he has brought to the position of Chairman and Chief Executive Officer. The Board is uniformly of the view that Mr. Goldstein provides excellent leadership of the Board in the performance of its duties and that naming him as Chairman and Chief Executive Officer serves the best interest of stockholders.

The Board has not appointed an Independent Lead Director because the communication and decision-making among the Board with the current leadership structure has proved very effective. The Board will continue to periodically consider the need to appoint an Independent Lead Director.

MEETINGS IN EXECUTIVE SESSION AND PRESIDING NON-MANAGEMENT DIRECTOR

In accordance with applicable rules of the NYSE and our Corporate Governance Guidelines, the Board has adopted a policy to meet at each regularly scheduled Board meeting in executive session without management directors or any members of management being present. In addition, the Board’s independent directors meet at least once each year in executive session. At each executive session, a presiding director chosen by a majority of the directors present presides over the session.

20	LAS VEGAS SANDS 2024 Proxy Statement

CORPORATE GOVERNANCE

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board, directly and through its committees, is actively involved in the oversight of our risk management policies.

COMMITTEE	RISK OVERSIGHT RESPONSIBILITIES

Audit Committee

•  oversees enterprise risk management, generally

•  reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor, control and manage these exposures, including our risk assessment and risk management guidelines and policies

•  meets regularly with those members of management responsible for our information security program and its related priorities and controls

•  receives updates on data security that include cybersecurity resilience and emerging trends, as well as progress toward key Company initiatives in this area

Compensation Committee	• oversees our compensation policies to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company

Compliance Committee

•  assists the Board in overseeing our compliance program, including compliance with the laws and regulations applicable to our business and compliance with our Code of Business Conduct and Ethics and other policies

Nominating and Governance Committee	• oversees our ESG risk by reviewing and assessing our ESG goals, policies and programs • assists the Board in overseeing succession plans for our senior management

The Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating and Governance Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has evaluated our compensation structure from the perspective of enterprise risk management and the terms of our compensation policies generally, and believes our compensation policies and practices do not provide incentives for Team Members to take inappropriate business risks or risks reasonably likely to have a material adverse effect on us. Under their employment agreements, our named executive officers are eligible for bonuses and equity-based awards, up to a target percentage of their respective base salaries, based on the achievement of predetermined performance criteria established by the Compensation Committee. During 2023, the Company met the predetermined performance criteria; as a result, our named executive officers received bonus payments and equity-based awards for 2023, as further described in “Major Elements of Executive Compensation.” The Compensation Committee’s active oversight of payouts under our annual short-term incentive program and awards under our long-term incentive program to executives, the discretionary nature of the Team Member bonuses, and the weighing of financial and individual performance factors means there may not be any direct correlation between any particular action by a Team Member and the Team Member’s receipt of a bonus. In addition, all Team Members eligible to receive bonuses are subject to our Forfeiture of Improperly Received Compensation Policy, and our executive officers are also subject to our Clawback Policy.

LAS VEGAS SANDS 2024 Proxy Statement	21

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders and interested parties who wish to contact our Board, the Chairman of the Board, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Las Vegas Sands Corp.

c/o Corporate Secretary

5420 S. Durango Drive

Las Vegas, Nevada 89113

Complaints and concerns relating to our accounting, internal control over financial reporting or auditing matters should be communicated to the Audit Committee using the procedures described below. All other stockholder and other communications addressed to our Board will be referred to our presiding non-management director of executive sessions and tracked by the Corporate Secretary. Stockholder and other communications addressed to a particular director will be referred to that director.

STOCKHOLDER COMMUNICATIONS WITH THE AUDIT COMMITTEE

Complaints and concerns relating to our accounting, internal control over financial reporting or auditing matters should be communicated to the Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to the Audit Committee through the Office of the General Counsel by writing to:

Las Vegas Sands Corp.

c/o Audit Committee of the Board of Directors

5420 S. Durango Drive

Las Vegas, Nevada 89113

Attention: Office of the General Counsel

All communications will be reviewed under Audit Committee direction and oversight by the Office of the General Counsel, the Audit Services Group, which performs the Company’s internal audit function, or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Office of the General Counsel will prepare a periodic summary report of all such communications for the Audit Committee.

22	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE OFFICERS

This section contains certain information about our current executive officers, including their names and ages (as of the mailing of these proxy materials), positions held and periods during which they have held such positions. There are no arrangements or understandings between our officers and any other person pursuant to which they were selected as officers.

NAME	AGE	TITLE

Robert G. Goldstein	68	Chairman and Chief Executive Officer

Patrick Dumont	49	President and Chief Operating Officer

Randy Hyzak	54	Executive Vice President and Chief Financial Officer

D. Zachary Hudson	44	Executive Vice President, Global General Counsel and Secretary

For background information on Mr. Goldstein and Mr. Dumont, please refer to “Board of Directors Nominees.”

Mr. Hyzak has been our Company’s Executive Vice President and Chief Financial Officer since January 26, 2021 and was our Senior Vice President and Chief Accounting Officer since March 2016, when he joined the Company. Prior to joining our Company, Mr. Hyzak served as vice president and chief accounting officer at Freescale Semiconductor, Inc., a global semiconductor company, from February 2009 to March 2016, and served in other finance and accounting leadership capacities there, including as corporate controller. Prior to joining Freescale in February 2005, Mr. Hyzak was a senior manager with the public accounting firm Ernst & Young LLP where he primarily served large global Fortune 500 clients working in its assurance and advisory services practice from 1994 through early 2005.

Mr. Hudson has been our Company’s Executive Vice President, Global General Counsel and Secretary since September 2019. Prior to joining our Company, Mr. Hudson served as executive vice president, general counsel and corporate secretary for Afiniti, an applied artificial intelligence company, from April 2016 through September 2019, and was an associate and then counsel at Bancroft PLLC, a law firm, from November 2011 to April 2016. Mr. Hudson served as a law clerk to U.S. Supreme Court Chief Justice John Roberts from 2010 to 2011 and to Justice Brett Kavanaugh in the U.S. Court of Appeals for the D.C. Circuit from 2009 to 2010. Prior to attending law school, Mr. Hudson served in the United States Navy, on the USS Santa Fe, as Lieutenant – Assistant Engineer.

LAS VEGAS SANDS 2024 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

This discussion supplements the more detailed information concerning executive compensation in the tables and narrative discussion that follow under “Executive Compensation and Other Information.” This Compensation Discussion and Analysis section discusses our compensation philosophy and objectives and the compensation policies and programs for the following individuals who are referred to as our “named executive officers” for 2023:

∎	∎	∎	∎

ROBERT G. GOLDSTEIN Chairman and Chief Executive Officer	PATRICK DUMONT President and Chief Operating Officer	RANDY HYZAK Executive Vice President and Chief Financial Officer	D. ZACHARY HUDSON Executive Vice President, Global General Counsel and Secretary

— 2023 KEY ACCOMPLISHMENTS & FINANCIAL RESULTS

At the beginning of 2023, travel restrictions that had meaningfully limited the ability for visitors from mainland China and elsewhere to visit Macao were lifted, enabling the recovery of travel and tourism spending in that region. The recovery in Singapore, which began in 2023, continued its positive momentum. As a result, we focused in 2023 on executing operational and strategic objectives to take advantage of improving market conditions in both our markets by maximizing revenue and controlling costs to enhance profitability and our market-share of adjusted property EBITDA. In addition, we continued our capital investment programs in both Macao and Singapore, as well as pursuing opportunities to invest in new jurisdictions, managing our balance sheet effectively and recommencing programs to return capital to stockholders.

A number of the key accomplishments by our senior management team during 2023 included the following important operational and strategic initiatives:

•	Maximized our Macao operations participation in the travel and tourism spending recovery

As travel patterns began to recover and visitation increased, our adjusted property EBITDA in Macao was positive, and sequentially higher, in all four quarters of 2023. As a result, our Macao segment swung from an adjusted property EBITDA loss of $324 million for the year ended December 31, 2022 to an adjusted property EBITDA of $2.22 billion for the year ended December 31, 2023. In order to achieve such significant year-over-year improvement, our executive team was focused on positioning the properties and their operating strategies to maximize market-share of adjusted property EBITDA by driving growth while maintaining discipline in key cost areas.

•	Delivered record performance at MBS in Singapore

Our adjusted property EBITDA at MBS increased 76% year-over-year to reach $1.86 billion for the year ended December 31, 2023, the highest annual adjusted property EBITDA in the history of our Singapore operations. The achievement of record results required considerable planning, preparation, adaptation and execution across our MBS operations, made more challenging by major renovation works at the property that were ongoing throughout the year.

•	Continued capital investment in our most important markets

In 2023, we celebrated the launch of The Londoner Macao. The response of patrons to the significantly enhanced and repositioned offerings has been positive. The renovation work included the creation of world-class luxury suites and a completely re-imaged exterior, as well as a significant repositioning of our internal public areas, to enhance tourism appeal. In response to that success, executive time this year has been focused on planning and preparing for a new $1.2 billion phase of works now underway at The Londoner Macao, which will take place throughout 2024 and into 2025. We also substantially completed the approximately $1.0 billion initial renovation phase for MBS during 2023, which has introduced new world-class suites and luxury tourism offerings that significantly enhance the overall guest experience for premium customers. During 2023, we developed plans for further phases of investment at MBS and also made significant progress with preparations for the adjacent expansion project that we believe will be transformational for our Company’s growth trajectory in Singapore.

24	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•	Focused on capital allocation, new development opportunities and the reintroduction of our program to return capital to stockholders

Throughout 2023, growth in operating cash flow allowed us to pay down higher cost debt such as our revolver facility at SCL, while ensuring our balance sheet is designed to support our capital needs in Macao and Singapore. In 2023, our executives invested a significant amount of time in the evaluation and pursuit of potential opportunities in new markets including (but not limited to) New York and Texas, where we believe strong returns on invested capital could potentially be achieved. While maintaining our commitment to an investment grade balance sheet, we announced a $2.0 billion stock repurchase program in October 2023, which followed the reintroduction of a recurring quarterly dividend in the third quarter of 2023.

The Company’s 2023 financial performance results included:

$10.37B	Consolidated Net Revenue	$1.43B	Consolidated Net Income	$0.8B	Capital Returned to Stockholders	$4.09B	Consolidated Adjusted Property EBITDA(1)

(1)	Refer to Annex A, which includes a reconciliation of non-GAAP consolidated adjusted property EBITDA to net income.

— COMPENSATION BEST PRACTICES

Our executive compensation program reflects many best practices:

WHAT WE DO		WHAT WE DON’T DO

✓	Provide the opportunity for stockholders to vote on the advisory “say-on-pay” proposal on an annual basis	No supplemental executive retirement plans

✓	Maintain clawback policies for our cash and equity incentive awards	No guaranteed bonuses

✓	Utilize short-term and long-term performance-based incentives	No repricing of stock options

✓	Fully disclose our incentive plan performance measures	No “golden parachute” excise tax gross ups

✓	Align our executive compensation structure with the interests of our stockholders	No “single-trigger” vesting or benefits solely upon the occurrence of a change in control

✓	Provide for a majority of executive compensation that is at-risk and tied to the Company’s performance	Provide for annual equity compensation for executive officers that does not have a performance-based element

✓	Retain an independent executive compensation consultant

✓	Include ESG metrics in our performance-based compensation

— OUR EXECUTIVE COMPENSATION PROGRAM

Objectives of Our Executive Compensation Program

We design our executive compensation program to drive the creation of long-term stockholder value. We do this by tying compensation to the achievement of performance goals that promote creation of stockholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

Our executive compensation program is overseen by the Compensation Committee, which has developed the program to accomplish the following primary objectives:

•	Attract and retain key executive talent to support our strategic growth priorities and culture

LAS VEGAS SANDS 2024 Proxy Statement	25

•

Maximize long-term stockholder value through alignment of the compensation and interests of the executive officers with those of our stockholders, including by granting equity-based compensation in the form of restricted stock units and stock options that incentivize growing our business in ways that drive stock price appreciation over the long term

•	Reward the executive officers by aligning their compensation with the achievement of our financial and strategic objectives

•	Promote good corporate citizenship in our executive officers

Annual Compensation Mix under 2023 Employment Agreements

The above annual compensation mix is based on the employment agreement in effect during the 2023 fiscal year for each named executive officer. Refer to “Executive Compensation and Other Benefits — 2023 Employment Agreements” for more information.

Illustration of Compensation Mix Under Amended Employment Agreements

Amended employment agreements were implemented for Mr. Hyzak and Mr. Hudson effective January 1, 2024. Refer to “Executive Compensation and Other Benefits — 2024 Amended Employment Agreements” for more information. The following pro-forma illustrations demonstrate the annual compensation mix using these new amended employment agreements along with Mr. Goldstein’s and Mr. Dumont’s existing employment agreements.

The above reflects the following:

•	“Short-Term Incentive” reflects an annual cash bonus opportunity and “Long-Term Incentive” reflects an annual restricted stock unit award opportunity

•	The mix assumes “at target” achievement of goals

•	The mix excludes benefits such as security, personal aircraft usage and health coverage

26	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The amounts represented above are the contractual annual amounts pursuant to the employment agreements. Actual amounts earned may differ for the year.

The principal components of annual compensation and their key objectives for our named executive officers are set forth below and are described in more detail under “Major Elements of Named Executive Officer Compensation”:

•	base salary

•	short-term incentives (annual cash bonus)

•	long-term incentives (annual equity awards)

•	personal benefits

The Process of Setting Executive Compensation

We have entered into employment agreements with Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson. These employment agreements provide the overall framework for the annual compensation for our named executive officers, including base salary, target cash bonus amounts and target equity-based awards. The Compensation Committee approved the compensation packages for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson at the time we entered into their respective employment agreements, and (as applicable) any amendments thereto, and approve all bonuses and equity awards granted during the terms of these agreements.

The Compensation Committee believes the majority of the compensation for named executive officers should be at risk and tied to a combination of short-term Company performance and long-term stockholder value creation. As indicated above, 84% and 79% of the compensation of Mr. Goldstein and our other named executive officers for 2023, respectively, varies with short-term and long-term Company performance. In establishing a mix of fixed and variable compensation, the Compensation Committee seeks to maintain its goal of making the majority of compensation tied to performance, while also affording compensation opportunities that, in success, would be competitive with alternatives available to the executive.

The Compensation Committee believes at-risk compensation provides our named executive officers with clear objectives to meet annual financial targets, which will in turn enable the Company to continue the historical execution of our strategic objectives of growing our operations by continued investment in our Integrated Resort properties, pursuit of new development opportunities globally and increasing returns to stockholders. The Compensation Committee also believes that the Company’s executive compensation program aligns the equity component of compensation to the creation of long-term stockholder value. Specifically, the Compensation Committee believes that granting long-term incentives in the form of restricted stock units annually and, from time to time, special grants (primarily in connection with the entry into new or amended employment agreements), incentivizes management to continue to grow our business in ways that drive stockholder returns over the long term and are aligned to our global financial and operational execution with targets (as established annually by the Compensation Committee).

In establishing the compensation for all named executive officers, other than the Chief Executive Officer (“CEO”), the Compensation Committee considers the recommendations and input of the CEO. The CEO performs annual performance reviews of the other named executive officers and makes recommendations to the Compensation Committee. The Compensation Committee considers these recommendations and ultimately makes the final decision.

— MAJOR ELEMENTS OF NAMED EXECUTIVE OFFICER COMPENSATION

The major elements of compensation for our named executive officers and details regarding how each component was determined in 2023 are described below.

Base Salary

Base salary levels for our named executive officers are set forth in their respective employment agreements and reflect each named executive officer’s job responsibilities and provides competitive fixed pay to balance performance-based compensation. The base salary amounts were determined at the time we entered into the various employment agreements, or amended them, based on each individual’s professional experience and scope of responsibilities within our organization, compensation levels for others holding similar positions in other organizations and compensation levels for senior executives at the Company.

LAS VEGAS SANDS 2024 Proxy Statement	27

Short-Term Incentives (Annual Cash Bonus)

Our named executive officers are eligible for short-term performance-based cash incentives under their employment agreements, subject to the Company’s Executive Cash Incentive Plan (which establishes a program of short-term incentive compensation awards for executive officers and other key executives that is directly related to our performance results). The short-term incentives are structured to align to our global financial and operational execution with targets established annually by the Compensation Committee, taking into consideration the annual budget approved by the Board and which are designed to encourage the continuation of our investment and development initiatives and increase stockholder returns.

For more information about short-term incentive awards for our named executive officers, refer to “Executive Compensation and Other Information — 2023 Employment Agreements” and “Executive Compensation and Other Information — 2024 Employment Agreements.”

Long-Term Incentives (Annual Equity Awards)

Our named executive officers are eligible for long-term performance-based equity incentives under their respective employment agreements, subject to the Company’s Amended and Restated 2004 Equity Award Plan (which is administered by the Compensation Committee and was created to allow us to attract, retain and motivate Team Members in order to enable us to provide incentives directly related to increases in our stockholder value).

The employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson provide for annual grants of equity incentive awards in the form of restricted stock units subject to meeting performance criteria set by the Compensation Committee. The Compensation Committee believes that providing such long-term equity incentives:

•

aligns our executive officers’ long-term interest with those of our stockholders by incentivizing management to continue to grow our business in ways that drive stock price appreciation over the long term

•	ensures focus on building and sustaining stockholder value

•	aligns to our global financial and operational execution with targets established annually by the Compensation Committee, taking into consideration the annual budget approved by the Board

•	promotes retention of our executive officers

Additionally, from time to time in its discretion, the Compensation Committee may also approve special equity grants in connection with the entry into new or amended employment agreements or in response to extraordinary corporate events.

For more information about long-term incentives, refer to “Executive Compensation Related Policies and Practices — Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units,” “Executive Compensation and Other Information — 2023 Employment Agreements” and “Executive Compensation and Other Information — 2024 Employment Agreements.”

Personal Benefits

We provide all of our eligible Team Members with personal benefits so that they can efficiently and effectively focus on performing their duties and responsibilities for the Company, which include:

•

medical/prescription, dental, vision, short-term disability, life and accidental death and disability insurance options at no premium cost; and other support for both physical and mental health, such as a free Employee Assistance Program, which provides information regarding well-being, family counseling services and support for other work/life challenges, for employees and their households;

•	retirement planning programs, which may include contributions from the Team Member as well as matching from the employer;

•	subsidized child care programs;

•	paid parental leave for new parents;

•

training and development: through Sands Academy, our global training and development platform, we provide courses, learning tools, coaching opportunities and one-on-one consulting to help employees fulfill their potential, as well as provide tuition reimbursement; and

•	on-site provision of meals.

28	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the health, welfare and retirement programs generally available to all of our eligible Team Members, we provide our named executive officers with certain other personal benefits, each of which the Compensation Committee believes are reasonable and in the best interest of the Company and our stockholders, including:

•	participating in a supplemental medical expense reimbursement program (in which other members of senior management—but not all Team Members—also participate);

•	utilization of Company personnel, facilities and services on a limited basis, subject to the receipt of appropriate approvals and reimbursement to the Company; and

•	use of Company-owned aircraft for business and personal travel, subject to appropriate approvals and treatment of such expenses as income.

We also pay for the cost of security services for Mr. Goldstein and Mr. Dumont. These security measures were provided for the benefit of the Company and based on the advice of an independent security consultant. We do not consider such security costs to be personal benefits since these costs arise from the nature of Mr. Goldstein and Mr. Dumont’s role within the Company. However, the SEC rules require security costs to be reported as personal benefits. In connection with the aforementioned security concerns, Mr. Goldstein and his spouse, and Mr. Dumont and his immediate family members utilize, as described herein, Company-owned or -managed aircraft for personal travel. Mr. Goldstein and Mr. Dumont recognize taxable income for any personal aircraft usage by Mr. Goldstein or his spouse, and by Mr. Dumont and his immediate family, respectively, for which each receives a tax reimbursement from the Company for such personal aircraft usage.

Refer to “Executive Compensation and Other Information — 2023 Employment Agreements” and “Executive Compensation and Other Information — 2024 Employment Agreements” for additional details on eligible perquisites for each of our named executive officers under their respective employment agreements, and “Executive Compensation and Other Information — All Other Compensation” for the cost of providing such perquisites during 2023.

2023 Executive Compensation Performance Criteria

As described above in “The Process of Setting Executive Compensation,” each of our executive officers has an employment agreement with the Company that provides the overall framework for his annual compensation whereby the Compensation Committee predetermines specific Company performance criteria for an applicable year in order to establish the range of potential annual short-term cash incentives subject to the Company’s Executive Cash Incentive Plan (which establishes a program of short-term incentive compensation awards for executive officers and other key executives that is directly related to our performance results) and long-term equity incentives. Each of our executive officers is eligible to receive a short-term cash and long-term equity incentive award based on a target, which is a certain percentage of each executive’s base salary (refer to “Executive Compensation and Other Information — 2023 Employment Agreements” and “Executive Compensation and Other Information — 2024 Employment Agreements” for the applicable percentage for each executive officer), subject to the achievement of the specific Company performance criteria (the “Target”) established by the Compensation Committee. Depending on the level of achievement of the specific Company performance criteria, the short-term cash and long-term equity awards are payable at between 85% and 115% of Target, although if achievement of the specific Company performance criteria is below 85%, the short-term cash and long-term equity incentives would not be awarded for the applicable year.

In determining the 2023 Company performance criteria for the short-term cash and long-term equity incentives, the Compensation Committee’s goal was to set aggressive objectives based on its review of the annual budget information provided by management and approved by the Board. The Compensation Committee also took into consideration the Board’s discussions with our named executive officers and management about the assumptions underlying the 2023 budget and the Company’s operating and development plans for 2023. The Compensation Committee believes the achievement of the 2023 performance criteria required Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson to perform at a high level to achieve or exceed the Target.

The Compensation Committee determined the 2023 performance criteria to be based on the Company’s consolidated adjusted property EBITDA for the year ended December 31, 2023, adjusted to reduce it for 2023 corporate expense, add back the Management Incentive Program (described below) bonus expense for 2023 and eliminate favorable foreign exchange impact (“Adjusted Property EBITDA”). We utilize consolidated adjusted property EBITDA to measure the operating performance of our properties compared to those of our competitors. This metric establishes our ability to pay dividends, support the continued investment in our existing properties and future development projects, and our ability to return capital to stockholders through our share repurchase program.

LAS VEGAS SANDS 2024 Proxy Statement	29

The Compensation Committee established the Target for the 2023 performance criteria to be achievement of Adjusted Property EBITDA of $3.17 billion for the year ended December 31, 2023 (adjusted as described above), with straight line interpolation being used to determine awards ranging from 85% to 115%, and with achievement below 85% resulting in no short-term or long-term equity incentives being awarded for 2023. The final 2023 performance criteria approved by the Compensation Committee was Adjusted Property EBITDA of $3.92 billion for 2023, which exceeded the upper range of 115% resulting in achievement for the named executive officers of 115%.

Additionally, for 2023, the Compensation Committee included an ESG adjustment factor whereby if at least three out of four of the below metrics were met, the annual short-term cash and long-term equity incentives would be paid at the level earned pursuant to the Company’s performance against the 2023 performance criteria discussed above, and if less than three of the below metrics were met, the annual short-term cash and long-term equity incentives would be adjusted to 90% of the level earned pursuant to the Company’s performance against the 2023 performance criteria discussed above. For 2023, the Compensation Committee set the ESG metrics, with the Nominating and Government Committee assessing and certifying achievement, as follows:

ESG Metrics:

TARGET	RATIONALE	NOMINATING AND GOVERNANCE COMMITTEE DETERMINATION OF ACHIEVEMENT	ACHIEVEMENT DETAILS

Recognition of LVS or its subsidiaries on at least six global, regional or national ESG related indices or listings

Objective measure of the standard to which our ESG program is performing.

Additionally, 2022 goal was to be recognized on at least three indices or listings, so this represents a higher standard of achievement.

		Achieved	In 2023, we or our subsidiaries were recognized in or awarded 20 ESG related indices, listings or awards, including DJSI World, DJSI North America, DJSI Asia Pacific, FTSE4Good, ISS Prime and Newsweek America’s Most Responsible Companies.

Demonstration of progress in decreasing carbon emissions in line with five-year target in 2021—2025 period	Carbon emission decrease is one of the Company’s critical environmental targets.	Achieved	We achieved a greenhouse gas emission reduction of 50% from the baseline year, which is ahead of the five-year target.

Continued execution of best-in-class compliance, responsible gaming and human trafficking prevention programs	Long-term investment in areas, which are critical to the responsible operation of our business and to the communities in which we operate.	Achieved

In 2023, we launched a global Choose Integrity Campaign to reinforce principles of business conduct.

MBS, Parisian and Plaza Macao achieved responsible gaming accreditation or reaccreditation.

We completed a global review of our existing Anti-Human Trafficking and Modern Slavery program.

Demonstration of gender diversity progress toward ultimate target established for 2025	Gender diversity is one of the Company’s key global initiatives to drive strategic and operational innovation.	Achieved	At SCL, we have reached our 2025 targets for representation of woman in management and junior management in 2023, which constituted progress toward such target.

4 out of 4 ESG metrics achieved for an achievement factor of 100%

30	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Short- and long-term incentives awarded at 115% of target

2023 Employment Agreements

Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson are employed pursuant to multi-year employment agreements that reflect the individual negotiations with each of them. We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

In approving each of Mr. Goldstein’s, Mr. Dumont’s, Mr. Hyzak’s and Mr. Hudson’s employment agreements (or, as applicable, amendments to the employment agreements), the Compensation Committee took into account the following factors:

•

For Mr. Goldstein, the Compensation Committee considered factors including Mr. Goldstein’s position as the Company’s CEO, his tenure at the Company, his business experience and knowledge of the Company’s industry, as well as recommendations and advice from Korn Ferry (the Compensation Committee’s independent compensation consultant), and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Goldstein’s employment agreement were fair to the Company

•

For Mr. Dumont, the Compensation Committee considered factors including Mr. Dumont’s position as the Company’s President and Chief Operating Officer, his tenure at the Company, his business experience and knowledge of the Company’s industry, as well as recommendations and advice from Korn Ferry, and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Dumont’s employment agreement were fair to the Company

•

For Mr. Hyzak, the Compensation Committee considered factors including Mr. Hyzak’s finance background and experience with the Company, as well as recommendations and advice from Korn Ferry, when approving his employment agreement, and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Hyzak’s employment agreement were fair to the Company

•

For Mr. Hudson, the Compensation Committee considered factors including Mr. Hudson’s extensive legal background and experience, as well as recommendations and advice from Korn Ferry, when approving his amended employment agreement, and, based on these factors and discussions with Korn Ferry, the Compensation Committee determined that the terms of Mr. Hudson’s amended employment agreement were fair to the Company

Mr. Hudson and Mr. Hyzak each entered into an amended employment agreement that took effect January 1, 2024. Refer to “Executive Compensation and Other Information — 2024 Employment Agreements” for the terms of those amended employment agreements.

LAS VEGAS SANDS 2024 Proxy Statement	31

Employment agreement terms and compensation for our executive officers in effect for 2023 are summarized as follows:

MR. GOLDSTEIN

Employment Agreement Term	• Effective as of January 26, 2021 • Terminates on March 1, 2026

Base Salary

Mr. Goldstein’s base salary is $3,000,000, pursuant to his employment agreement. Mr. Goldstein’s base salary was decreased from $4,500,000 prior to his entry into the employment agreement to $3,000,000 as part of our effort to ensure that most of his compensation should be “at-risk.”

Short-Term Incentive

Under his employment agreement, Mr. Goldstein has a target bonus opportunity of 200% of his base salary, or $6,000,000, subject to his achievement of performance criteria established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee.

In 2023, the financial consolidated adjusted property EBITDA performance criteria were certified at 115%, and as a result, Mr. Goldstein received a bonus of $6.9 million, paid in February 2024. Refer to “2023 Executive Compensation Performance Criteria.”

Long-Term Incentive

Under his employment agreement, Mr. Goldstein has a target annual equity award opportunity equal to 325% of his base salary, or $9,750,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The financial consolidated adjusted property EBITDA performance criteria for the 2023 RSU award were certified at 115%, and as a result, Mr. Goldstein received an RSU award of $11.21 million, granted on January 29, 2024. Refer to “2023 Executive Compensation Performance Criteria.”

On April 26, 2021, Mr. Goldstein received a one-time initial award of 150,000 restricted stock units (“RSU”s) in connection with his employment agreement. These initial RSUs vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date. On December 3, 2021, Mr. Goldstein received options to purchase 2,000,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. The continued vesting of these options is subject to Mr. Goldstein’s continued employment with the Company.

Personal Benefits*

Mr. Goldstein is entitled to:

•  Security services and utilization of Company-owned jet aircraft for business and personal purposes for the benefit of the Company at the Company’s expense, and pursuant to the advice of an independent security consultant and the approval of the Compensation Committee.

•  At his election, first class travel on commercial airlines for all business trips and first class hotel accommodations.

•  Mr. Goldstein is eligible to receive an income tax gross up for the foregoing benefits if they are determined to be taxable income to him.

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Goldstein is required to reimburse the Company in full for these services.

Mr. Goldstein participates in a group supplemental medical insurance program available to certain of our senior officers.

32	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

MR. DUMONT

Employment Agreement Term	• Effective as of January 26, 2021 • Terminates on March 1, 2026

Base Salary

Mr. Dumont’s base salary is $2,500,000, pursuant to his employment agreement. Mr. Dumont’s annual base salary was increased from $1,200,000 prior to his entry into the employment agreement to $2,500,000 to reflect his increased level of seniority and responsibility.

Short-Term Incentive

Under his employment agreement, Mr. Dumont has a target bonus opportunity of 200% of his base salary, or $5,000,000, subject to his achievement of performance criteria established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s CEO.

In 2023, the financial consolidated adjusted property EBITDA performance criteria were certified at 115%, and as a result, Mr. Dumont received a bonus of $5.75 million, paid in February 2024. Refer to “2023 Executive Compensation Performance Criteria.”

Long-Term Incentive

Under his employment agreement, Mr. Dumont has a target annual equity award opportunity equal to 200% of his base salary, or $5,000,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The financial consolidated adjusted property EBITDA performance criteria for the 2023 RSU award were certified at 115%, and as a result, Mr. Dumont received an RSU award of $5.75 million, granted on January 29, 2024. Refer to “2023 Executive Compensation Performance Criteria.”

On April 26, 2021, Mr. Dumont received a one-time initial award of RSUs in an amount equal to 200% of his base salary, or $5,000,000, in connection with his employment agreement. These initial RSUs vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date. On December 3, 2021, Mr. Dumont received options to purchase 1,500,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. The continued vesting of these options is subject to Mr. Dumont’s continued employment with the Company.

Personal Benefits*

Mr. Dumont is entitled to:

•  Security services and utilization of Company-owned jet aircraft for business and personal purposes, for the benefit of the Company at the Company’s expense, and pursuant to the advice of an independent security consultant and the approval of the Compensation Committee.

•  At his election, first class travel on commercial airlines for all business trips and first class hotel accommodations.

•  Mr. Dumont is eligible to receive an income tax gross up for the foregoing benefits if they are determined to be taxable income to him.

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Dumont is required to reimburse the Company in full for these services.

Mr. Dumont participates in a group supplemental medical insurance program available to certain of our senior officers.

LAS VEGAS SANDS 2024 Proxy Statement	33

MR. HYZAK

Employment Agreement Term	• Effective as of January 26, 2021 • Terminates on March 1, 2026

Base Salary	Mr. Hyzak’s base salary is $1,200,000, pursuant to his employment agreement.

Short-Term Incentive

Under his employment agreement, Mr. Hyzak has a target bonus opportunity of 125% of his base salary, or $1,500,000, subject to his achievement of performance criteria recommended by the CEO and established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s CEO.

In 2023, the financial consolidated adjusted property EBITDA performance criteria were certified at 115%, and as a result, Mr. Hyzak received a bonus of $1.73 million, paid in February 2024. See “2023 Executive Compensation Performance Criteria.”

Long-Term Incentive

Under his employment agreement, Mr. Hyzak has a target annual equity award opportunity equal to 125% of his base salary, or $1.500,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The financial consolidated adjusted property EBITDA performance criteria for the 2023 RSU award were certified at 115%, and as a result, Mr. Hyzak received an RSU award of $1.73 million, granted on January 29, 2024. Refer to “2023 Executive Compensation Performance Criteria.”

On April 26, 2021, Mr. Hyzak received a one-time initial award of RSUs in an amount equal to 125% of his base salary, or $1,500,000, in connection with his original employment agreement. These initial RSUs vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date. On December 3, 2021, Mr. Hyzak received options to purchase 500,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. The vesting of these options is subject to Mr. Hyzak’s continued employment with the Company.

Personal Benefits*

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Hyzak is required to reimburse the Company in full for these services, other than for utilization of Company-owned jet aircraft for personal purposes, which constitutes taxable income to Mr. Hyzak.

Mr. Hyzak participates in a group supplemental medical insurance program available to certain of our senior officers.

34	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

MR. HUDSON

Employment Agreement Term	• Originally effective as of September 30, 2019 • Amended effective as of March 1, 2021 • Terminates on March 1, 2026

Base Salary	Mr. Hudson’s base salary is $1,100,000, pursuant to his amended employment agreement.

Short-Term Incentive

Under his amended employment agreement, Mr. Hudson has a target bonus opportunity of 125% of his base salary, or $1,375,000, subject to his achievement of performance criteria recommended by the CEO and established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s CEO.

In 2023, the financial consolidated adjusted property EBITDA performance criteria were certified at 115%, and as a result, Mr. Hudson received a bonus of $1.58 million, paid in February 2024. Refer to “2023 Executive Compensation Performance Criteria.”

Long-Term Incentive

Under his amended employment agreement, Mr. Hudson has a target annual equity award opportunity equal to 125% of his base salary, or $1,375,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

The financial consolidated adjusted property EBITDA performance criteria for the 2023 RSU award were certified at 115%, and as a result, Mr. Hudson received an RSU award of $1.58 million, granted on January 29, 2024. Refer to “2023 Executive Compensation Performance Criteria.”

On April 26, 2021, Mr. Hudson received a one-time initial award of RSUs in an amount equal to 125% of his base salary, or $1,375,000, in connection with his employment agreement. These initial RSUs vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date. On December 3, 2021, Mr. Hudson received options to purchase 500,000 shares of our Common Stock that vest annually over three years, subject to the satisfaction of certain performance objectives by December 31, 2022, which the Compensation Committee certified as of December 31, 2022. The vesting of these options is subject to Mr. Hudson’s continued employment with the Company.

Personal Benefits*

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Hudson is required to reimburse the Company in full for these services, other than for utilization of Company-owned jet aircraft for personal purposes, which constitutes taxable income to Mr. Hudson.

Mr. Hudson participates in a group supplemental medical insurance program available to certain of our senior officers.

*	Personal Benefits:

•	The Compensation Committee believes providing these benefits to our executives is appropriate as it facilitates our executives’ performance of their duties.

•	For more information, refer to “All Other Compensation for 2023” table under “Executive Compensation and Other Information.”

LAS VEGAS SANDS 2024 Proxy Statement	35

2024 Amended Employment Agreements

In December 2023, the Company further amended the employment agreement with Mr. Hudson, effective as of January 1, 2024. In approving this amendment, the Compensation Committee considered factors including Mr. Hudson’s extensive legal background and experience, the global responsibilities of Mr. Hudson beyond the legal, compliance and administrative oversight of internal audit, including government relations, cybersecurity, physical security and aviation, and Mr. Hudson’s critical contributions to the Company’s domestic and international development efforts. The Compensation Committee additionally believes the extension of his agreement and the associated stock option grant serve as important retention and incentive tools to a key member of the Company’s global leadership team. In approving Mr. Hudson’s amended employment agreement, the Compensation Committee also took into account the compensation benchmarking discussed below in “The Committee’s Compensation Consultants.” Based on these factors and discussions with and advice from Korn Ferry, the Compensation Committee determined that the terms of Mr. Hudson’s second amended employment agreement are fair to the Company.

In January 2024, the Company amended the employment agreement with Mr. Hyzak, effective as of January 1, 2024. In approving this amendment, the Compensation Committee considered factors including Mr. Hyzak’s finance background and experience with the Company and the global responsibilities of Mr. Hyzak, including oversight of our global enterprise risk management program and leading the corporate human resources function. The Company additionally believes the extension of his employment agreement serves as an important retention and incentive tool to a key member of the Company’s global leadership team. In approving Mr. Hyzak’s amended employment agreement, the Compensation Committee also took into account the compensation benchmarking discussed below in “The Committee’s Compensation Consultants.” Based on these factors and discussions with and advice from Korn Ferry, the Compensation Committee determined that the terms of Mr. Hyzak’s amended employment agreement are fair to the Company.

MR. HYZAK

Employment Agreement Term	• Originally effective as of January 26, 2021 • Amended effective as of January 1, 2024 • Terminates on December 31, 2029

Base Salary	Mr. Hyzak’s base salary is $1,200,000, pursuant to his amended employment agreement.

Short-Term Incentive

Under his amended employment agreement, Mr. Hyzak has a target bonus opportunity of 150% of his base salary, or $1,800,000, subject to his achievement of performance criteria recommended by the CEO and established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s CEO.

Long-Term Incentive

Under his amended employment agreement, Mr. Hyzak has a target annual equity award opportunity equal to 175% of his base salary, or $2,100,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

Personal Benefits*

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Hyzak is required to reimburse the Company in full for these services, other than for utilization of Company-owned jet aircraft for personal purposes, which constitutes taxable income to Mr. Hyzak.

Mr. Hyzak participates in a group supplemental medical insurance program available to certain of our senior officers.

36	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

MR. HUDSON

Employment Agreement Term	• Originally effective as of September 30, 2019 • First amendment effective as of March 1, 2021 • Second amendment effective as of January 1, 2024 • Terminates on December 31, 2029

Base Salary	Mr. Hudson’s base salary is $1,300,000, pursuant to his second amended employment agreement.

Short-Term Incentive

Under his second amended employment agreement, Mr. Hudson has a target bonus opportunity of 175% of his base salary, or $2,275,000, subject to his achievement of performance criteria recommended by the CEO and established by the Compensation Committee.

The bonus is payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee after consultation with the Company’s CEO.

Long-Term Incentive

Under his second amended employment agreement, Mr. Hudson has a target annual equity award opportunity equal to 200% of his base salary, or $2,600,000, subject to his achievement of performance criteria established by the Compensation Committee. The annual equity award will be granted at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The annual equity award will be paid in the form of RSUs that will vest ratably on each of the first three anniversaries of the grant date, subject to his continued employment as of the applicable vesting date.

On December 23, 2023, Mr. Hudson received options (The “Second Amendment Option Grant”) to purchase 510,157 shares of our Common Stock that will vest on December 31, 2029, subject to his continued employment as of the vesting date.

Personal Benefits*

The personal use of Company personnel, facilities and services on a limited basis and subject to the receipt of appropriate approvals. Mr. Hudson is required to reimburse the Company in full for these services, other than for utilization of Company-owned jet aircraft for personal purposes, which constitutes taxable income to Mr. Hudson.

Mr. Hudson participates in a group supplemental medical insurance program available to certain of our senior officers.

*	Personal Benefits:

•	The Compensation Committee believes providing these benefits to our executives is appropriate as it facilitates our executives’ performance of their duties.

Change in Control and Termination Payments

The employment agreements with Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson provide for payments and the continuation of benefits upon certain terminations of employment, including, for Mr. Goldstein, Mr. Dumont and Mr. Hyzak, upon certain terminations of employment within two years following a change in control of the Company. In addition, the employment agreements with Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson include restrictive covenants relating to future employment. The Compensation Committee believes that eligibility to receive post-termination payments provides important retention incentives during what can be an uncertain time for executives. The eligibility to receive such payments also provides executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our stockholders rather than to seek new employment opportunities.

Under their employment agreements, if any payments to our named executive officers are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”), the payments that are considered to be “parachute payments” will be limited to the greatest amount that can be paid without causing any excise tax to be applied to the executive or loss of deduction

LAS VEGAS SANDS 2024 Proxy Statement	37

to the Company, but only if, by reason of such reduction, the net after-tax benefit to them (as defined in their employment agreements) exceeds the net after-tax benefit if the reduction were not made.

Our Amended and Restated 2004 Equity Award Plan was originally established in 2004 and amended most recently in 2019, and is proposed to be amended at the 2024 Annual Meeting of Stockholders (refer to Proposal No. 4 for more information). The purpose of the plan is to provide a means through which the Company may attract able persons to enter and remain in the employ of the Company. The change in control provisions of the plan were designed in furtherance of this goal.

Further information about benefits upon certain terminations of employment (including following a change in control) are described under “Executive Compensation and Other Information — Potential Payments Upon Termination or Change in Control.”

— TAX AND ACCOUNTING CONSIDERATIONS RELATING TO EXECUTIVE COMPENSATION

Section 162(m) of The Internal Revenue Code

The Compensation Committee takes into account multiple considerations when determining the components of our executive compensation program, including the tax-deductibility of compensation. The Compensation Committee maintains the flexibility to pay non-deductible incentive compensation if it determines that doing so is in the best interest of the Company and our stockholders.

Section 162(m) of the Code generally limits the tax deductibility of compensation paid to any of our executive officers who are subject to Section 162(m) (our “Covered Employees”), including our named executive officers, to $1 million during any fiscal year. Since 2018, when the most commonly used exception to the $1 million deduction limit, the “performance-based compensation” exception, was eliminated, the compensation paid to our Covered Employees, including our named executive officers, in excess of $1 million is generally nondeductible, whether or not it is performance-based or paid before or after any termination of employment.

— EXECUTIVE COMPENSATION RELATED POLICIES AND PRACTICES

Policies Regarding Stock Ownership and Hedging the Economic Risk of Stock Ownership

We believe the number of shares of our Common Stock owned by each director and executive officer is a personal decision. We encourage stock ownership, including through the compensation policies applicable to our directors and executive officers. Accordingly, we have not adopted a policy requiring our directors or executive officers to hold a minimum amount of our Common Stock during their employment at the Company, although our non-employee directors are not permitted to sell any restricted stock received from the Company as compensation for their services while they remain on our Board.

Additionally, under our securities trading policy, our executive officers, directors and Team Members are not permitted to hold our Common Stock in a margin account or pledge our Common Stock for a loan, sell our Common Stock short, buy or sell puts, calls or other derivative instruments relating to our Common Stock or enter into hedging or monetization transactions involving our Common Stock.

Forfeiture of Improperly Received Compensation Policy

Our Board has adopted a forfeiture of improperly received compensation policy (the “Forfeiture Policy”), which applies to all Team Members of the Company and its affiliates eligible to receive a bonus, incentive or equity award based in whole or in part on financial performance measures. The Forfeiture Policy applies whenever (1) there is a restatement (as such term is defined in the Forfeiture Policy) that results in a revision to one or more performance measures used to determine an annual bonus or other incentive or equity-based compensation paid or awarded to a Team Member in respect of the period(s) to which the restatement relates (the “relevant period”), (2) the relevant period commenced not more than three years prior to the time at which the need for the restatement is identified, (3) such revision results in a reduction in the amount or value of such bonus or other incentive or equity-based compensation and (4) such restatement is, in whole or in part, caused by the Team Member’s misconduct (“Misconduct,” as such term is defined in the Forfeiture Policy). Our Board, or a designated Committee, may in its discretion require repayment and forfeiture of all or a portion of any bonus or incentive or equity-based compensation awarded to or received or earned by such Team Member in respect of the relevant period, generally to the extent such bonus or incentive or equity-based compensation exceeds the amount that would have been awarded, received or earned based on the revised

38	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

performance measures. Whether a Team Member has engaged in Misconduct and the amount or value to be repaid and forfeited shall be determined at the sole discretion of our Board or a designated Committee.

Clawback Policy

In accordance with the implementation by the Securities and Exchange Commission of clawback rules promulgated under the Dodd-Frank Act and associated NYSE listing standards requiring issuers to adopt a policy for the clawback of certain compensation awarded to the issuer’s Section 16 officers (in the Company’s case, Mr. Goldstein, Mr. Dumont, Mr. Hudson and Mr. Hyzak) in the event of certain accounting restatements, in 2023, the Company adopted a clawback policy (the “Clawback Policy”) that applies to the Company’s Section 16 officers. The Clawback Policy provides that in the event of a Restatement (as such term is defined in the Clawback Policy), incentive-based compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy) (“Incentive-Based Compensation”) received by a person that exceeds the amount of applicable Incentive-Based Compensation that otherwise would have been received by the person had such amount been determined based on the applicable restatement shall be automatically and immediately forfeited. The Clawback Policy applies to all Incentive-Based Compensation received by our current and former Section 16 officers on or after October 2, 2023, the effective date specified in the NYSE listing standards.

Grant Practices for Stock Options, Restricted Stock and Restricted Stock Units

Grants of stock options, restricted stock and restricted stock units under our Amended and Restated 2004 Equity Award Plan are approved by the Compensation Committee or, for certain Team Members who are not directors or executive officers of the Company, approved jointly by our Chief Executive Officer and our President and Chief Operating Officer pursuant to a specific delegation of authority from the Compensation Committee. Each member of the Compensation Committee is an independent director, a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m). The exercise price of all stock options to purchase shares of our Common Stock is equal to the fair market value of our Common Stock on the grant date.

— ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2023 Annual Meeting, our stockholders provided an advisory (non-binding) vote on the fiscal 2022 compensation of our named executive officers, which we refer to as the “say-on-pay” vote. The compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement) was approved, with more than 68% of the votes cast voting “for” approval of the “say-on-pay” proposal.

The Compensation Committee acknowledges the lower than desired results of the “say-on-pay” vote in 2023 and, as a result, we are continuing to dialogue with our stockholders on this important issue. Specifically, during 2023, we engaged with representatives of the majority of our largest institutional stockholders to discuss specific concerns and solicit feedback in a number of areas, including our executive compensation structure. We value this important dialogue with stockholders on our executive compensation program design and we considered that feedback as the Compensation Committee determined the short- and long-term incentive criteria for 2024. We will continue to solicit input during 2024 from stockholders and will present the results of these discussions to our Compensation Committee. For additional details on the breadth of our stockholder engagement efforts during 2023, refer to “Stockholder Engagement.”

We look forward to continuing the important and valuable dialogue with our stockholders regarding our executive compensation program structure and design.

— THE COMMITTEE’S COMPENSATION CONSULTANTS

For 2023, the Compensation Committee retained Korn Ferry as its independent compensation consultant. Korn Ferry provided advice on an as-needed basis upon the request of the Compensation Committee.

The Compensation Committee determined Korn Ferry to be independent under applicable SEC and NYSE rules, based on the Compensation Committee’s review of the services provided to us as described above and information provided by Korn Ferry, and concluded no conflict of interest exists that would prevent Korn Ferry from independently advising the Compensation Committee.

LAS VEGAS SANDS 2024 Proxy Statement	39

Additionally, in early 2023, the Compensation Committee retained Korn Ferry to provide updated benchmarking with respect to the appropriate level of compensation for our executive officers. As part of its competitive pay analysis, the Compensation Committee considered information provided by Korn Ferry that compared executive compensation levels for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson against the compensation levels of similarly-situated executives in comparable positions at our peer group companies, as identified by Korn Ferry and described below.

For purposes of these analyses, the Compensation Committee worked with Korn Ferry to identify an appropriate peer group. The Compensation Committee and Korn Ferry determined that rather than having two peer groups (a primary group including companies in the hospitality industry that compete with us for the same executive-level talent and are of similar size, complexity and scope and share other characteristics with us and a secondary group consisting of a broader market group of companies that are included in Fortune magazine’s “World’s Most Admired Companies” list, meet specified size parameters, and earn approximately 50% or more of their revenues outside of the United States), it was advisable to transition to an alternative peer group approach combining the most relevant peers from LVS’ primary and secondary peer group, and certain new peers selected to round out specific elements of the Company’s unique business profile, to form a single peer group. The Compensation Committee believes that this approach reflects the Company’s core business characteristics—spanning accommodations, entertainment, retail, food and beverage, logistics and real estate—and captures a more fulsome reflection of the Company’s business, operational, market, and talent profiles, and additionally simplifies the benchmarking and is more consistent with the prevailing market practice in respect of peer group composition.

The Company’s peer group is as follows:

• MGM Resorts International	• Vici Properties, Inc.

• Caesars Entertainment, Inc.	• Starbucks Corporation

• Wynn Resorts, Limited	• McDonalds Corporation

• Marriott International, Inc.	• Yum China Holdings, Inc.

• Hilton Worldwide Holdings Inc.	• Booking Holdings, Inc.

• Carnival Corporation & plc	• Expedia Group, Inc.

• Royal Caribbean Cruises Ltd.	• Live Nation Entertainment, Inc.

• Simon Property Group, Inc.

To assess the competitiveness of our executive compensation program, the Compensation Committee analyzed compensation data obtained from the proxy materials of the members of our peer group. As part of this process, the Compensation Committee measured our program’s competitiveness by comparing relevant market data against actual pay levels within each compensation component, and in the aggregate, for each executive officer position.

The Compensation Committee reviewed a comparison of the following metrics of compensation provided to our executive officers as compared to similarly-situated executives of the members of our peer group, especially with respect to the long-term incentive component of compensation:

•	base salary

•	target annual incentives

•	target total cash compensation

•	long-term incentives

•	target total direct compensation (cash compensation plus long-term incentives)

•	all other compensation (executive benefits and perquisites)

•	target total remuneration (total direct compensation plus all other compensation)

For purposes of updating our executive compensation programs, the Compensation Committee relied on the peer group data to help inform executive pay decisions as it relates to target total compensation and specific compensation elements. In addition to the competitive market data, the Compensation Committee also considers other contextual factors such as scope of responsibility, retention concerns, business and individual performance, and leadership and succession planning to help

40	LAS VEGAS SANDS 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

calibrate individual executive pay levels. In late 2023 and early 2024, the Compensation Committee determined to amend Mr. Hudson and Mr. Hyzak’s employment agreements, as further described above under “Executive Compensation and Other Information — 2024 Employment Agreements.” In connection with the extension of Mr. Hudson’s employment agreement through 2029 and as a further retention mechanism, Mr. Hudson also received a one-time stock option grant with a value of $7.95 million, with a cliff vesting period through December 31, 2029.

LAS VEGAS SANDS 2024 Proxy Statement	41

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on the review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included by reference in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Micheline Chau, Chair

Lewis Kramer

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

42	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— 2023 SUMMARY COMPENSATION TABLE

The following table provides information regarding compensation for the years indicated for our named executive officers:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Robert G. Goldstein(5) Chairman of the Board and Chief Executive Officer	2023	$3,000,000	$—	$9,749,944	$—	$6,900,000	$2,287,874	$21,937,818
	2022	$3,000,000	$—	$—	$—	$6,000,000	$2,410,263	$11,410,263
	2021	$3,150,000	$—	$8,964,000	$17,220,000	$—	$1,870,900	$31,204,900

Patrick Dumont(6) President and Chief Operating Officer	2023	$2,500,000	$—	$4,999,964	$—	$5,750,000	$4,174,814	$17,424,778
	2022	$2,500,000	$—	$—	$—	$5,000,000	$4,123,680	$11,623,680
	2021	$2,370,000	$—	$5,000,000	$12,915,000	$—	$2,169,342	$22,454,342

Randy Hyzak(7) Executive Vice President and Chief Financial Officer	2023	$1,200,000	$—	$1,499,960	$—	$1,725,000	$49,009	$4,473,969
	2022	$1,200,000	$—	$—	$—	$1,500,000	$26,692	$2,726,692
	2021	$1,166,000	$—	$1,499,976	$4,305,000	$—	$43,024	$7,014,000

D. Zachary Hudson Executive Vice President, Global General Counsel and Secretary	2023	$1,100,000	$—	$1,374,997	$7,949,993	$1,581,250	$41,836	$12,048,076
	2022	$1,100,000	$—	$—	$—	$1,375,000	$77,780	$2,552,780
	2021	$1,071,154	$—	$1,374,958	$4,305,000	$—	$66,280	$6,817,392

(1)

The amounts in this column represent the grant date fair value of the restricted stock units issued, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the grant date fair values are disclosed in Note 18 to the consolidated financial statements for the year ended December 31, 2023, included in our 2023 Annual Report on Form 10-K. Amounts disclosed represent compensation earned based on performance in the prior year.

(2)

The amounts in this column represent the grant date fair value of the options issued, as determined pursuant to ASC Topic 718. The number of shares underlying the options is based on the Black-Scholes option valuation model. Assumptions used in the Black-Scholes calculation are disclosed in Note 18 to the consolidated financial statements for the years ended December 31, 2023 and 2021, included in our 2023 Annual Report on Form 10-K.

(3)

Consists of short-term performance-based cash incentives under the Company’s Executive Cash Incentive Plan as further described in “Compensation Discussion and Analysis — Elements of Executive Officer Compensation and Why We Chose to Pay Each Element — Short-term Incentives.” Amounts disclosed here represent compensation earned based on performance during the year, but paid in the first quarter of the following year.

(4)	Amounts included in “All Other Compensation” for 2023 are detailed in the table below.
(5)

Prior to the passing of Mr. Adelson, Mr. Goldstein was appointed to Acting Chairman and Acting CEO on January 7, 2021 and subsequent to Mr. Adelson’s passing became Chairman and Chief Executive Officer on January 26, 2021. Prior to Mr. Goldstein’s appointment, he served as President and Chief Operating Officer. Upon the effectiveness of Mr. Goldstein’s appointment as Chairman and CEO, his annual base salary was decreased from $4.5 million to $3.0 million.

(6)

Mr. Dumont became President and Chief Operating Officer on January 26, 2021. Prior to Mr. Dumont’s appointment, he served as Executive Vice President and Chief Financial Officer. Upon the effectiveness of Mr. Dumont’s appointment as President and Chief Operating Officer, his annual base salary was increased from $1.2 million to $2.5 million.

(7)	Mr. Hyzak became Executive Vice President and Chief Financial Officer on January 26, 2021.

LAS VEGAS SANDS 2024 Proxy Statement	43

— ALL OTHER COMPENSATION FOR 2023

NAMED EXECUTIVE OFFICER	401(k) PLAN(i) ($)	LIFE AND DISABILITY INSURANCE(ii) ($)	HEALTH CARE INSURANCE(iii) ($)	SECURITY(iv) ($)	OTHER(v) ($)	TOTAL ($)

Robert G. Goldstein	$18,300	$15,520	$21,722	$991,905	$1,240,427	$2,287,874

Patrick Dumont	$—	$2,752	$18,233	$2,091,610	$2,062,219	$4,174,814

Randy Hyzak	$18,300	$3,664	$288	$—	$26,757	$49,009

D. Zachary Hudson	$12,869	$2,182	$4,656	$—	$22,129	$41,836

(i)	Matching contributions made under the Las Vegas Sands Corp. 401(k) Retirement Plan, which is a tax-qualified defined contribution plan that is generally available to all of our eligible Team Members.
(ii)

The amounts are imputed as income in connection with our payments in 2023 of premiums on group term life insurance and short-term disability insurance. A lower amount of group term life insurance is generally available to all salaried Team Members. Short-term disability insurance is also generally available to all salaried Team Members.

(iii)

During 2023, Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson participated in a group supplemental medical expense reimbursement plan available only to certain of our senior executives. The supplemental insurance coverage is in excess of the coverage provided by our group medical plan. The amounts in the table represent administration fees and reimbursements of qualified medical expenses in 2023 under this plan.

(iv)

The amount relates to the Company’s cost for providing security services to Mr. Goldstein and his spouse and to Mr. Dumont and his immediate family based on the recommendation of an independent, third-party security study.

(v)

The amount in the table for Mr. Goldstein consists of (a) $1,009,086 related to Mr. Goldstein’s personal use of aircraft based on the aggregate incremental cost to the Company, which is calculated based on the allocable flight-specific costs of the personal flights (including, where applicable, return flights with no passengers) and includes costs such as fuel, catering, crew expenses, navigation fees, ground handling, unscheduled maintenance, ground transportation and air phones, but excludes fixed costs such as depreciation and overhead costs, (b) $168,525 for the reimbursement of taxes primarily relating to this personal aircraft usage, (c) $47,763 for country club fees and (d) $15,053 for hospitality expenses.

Of the $2,062,219 in the table for Mr. Dumont, $1,906,245 relates to the personal use of aircraft based on the aggregate incremental cost to the Company and $155,974 relates to the reimbursement of taxes relating to this personal aircraft usage.

The amount of $26,757 in the table for Mr. Hyzak relates to the personal use of Company-owned aircraft based on the aggregate incremental cost to the Company.

The amount of $22,129 in the table for Mr. Hudson relates to the personal use of Company-owned aircraft based on the aggregate incremental cost to the Company.

44	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— 2023 GRANTS OF PLAN-BASED AWARDS

The following table presents information on potential payment opportunities in respect of 2023 performance for our named executive officers and equity awards granted to them during calendar year 2023 under our Amended and Restated 2004 Equity Award Plan.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(2) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Robert G. Goldstein

Annual Bonus		$5,100,000	$6,000,000	$6,900,000

RSU Award	1/30/2023				168,451			$57.88

Stock Option						—	$—

Patrick Dumont

Annual Bonus		$4,250,000	$5,000,000	$5,750,000

RSU Award	1/30/2023				86,385			$57.88

Stock Option						—	$—

Randy Hyzak

Annual Bonus		$1,275,000	$1,500,000	$1,725,000

RSU Award	1/30/2023				25,915			$57.88

Stock Option						—	$—

D. Zachary Hudson

Annual Bonus		$1,168,750	$1,375,000	$1,581,250

RSU Award	1/30/2023				23,756			$57.88

Stock Option	12/13/2023					510,157	$48.63	$15.58

(1)

The amounts shown in these columns represent the range of potential incentive payment opportunities for 2023 based on achieving certain performance criteria established by the Compensation Committee. For 2023, Mr. Goldstein and Mr. Dumont were eligible to receive bonuses of 200% of their annual base salaries and Mr. Hyzak and Mr. Hudson were eligible to receive bonuses of 125% of their annual base salaries, in each to the extent the performance criteria set by the Compensation Committee were met. For Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson, the bonuses are payable at 85% of target if the performance criteria are achieved at the threshold payout level, and will not exceed 115% of target if the performance criteria are achieved at the maximum payout level. The actual bonus payout is determined by the Compensation Committee. Refer to the discussion under “Employment Agreements,” as well as under “2023 Executive Compensation Performance Criteria” for more information regarding incentive awards.

(2)

Calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718 regarding share-based payments. For a discussion of the relevant assumptions used in the calculation of these amounts, refer to Note 18 to the consolidated financial statements for the year ended December 31, 2023, included in the Company’s 2023 Annual Report on Form 10-K.

LAS VEGAS SANDS 2024 Proxy Statement	45

— OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

The following table sets forth information concerning our stock options and shares of restricted stock held by our named executive officers as of December 31, 2023:

	OPTION AWARDS						STOCK AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(4) ($)

Robert G. Goldstein	2,250,000	—		—	$56.11	12/8/2024	51,000	(5)	$2,509,710

	1,500,000	1,000,000	(1)	—	$50.33	11/19/2028	168,451	(6)	$8,289,474

	1,332,000	668,000	(2)	—	$34.28	12/2/2031	—		—

Patrick Dumont	425,000	—		—	$52.53	3/28/2026	28,447	(5)	$1,399,877

	999,000	501,000	(2)	—	$34.28	12/2/2031	86,385	(7)	$4,251,006

Randy Hyzak	21,910	—		—	$58.81	10/3/2026	8,534	(5)	$419,958

	21,358	—		—	$63.89	6/29/2027	25,915	(8)	$1,275,277

	17,424	—		—	$75.18	2/1/2028	—		—

	35,635	—		—	$59.89	1/31/2029	—		—

	39,920	—		—	$65.31	1/30/2030	—		—

	333,000	167,000	(2)	—	$34.28	12/2/2031	—		—

D. Zachary Hudson	150,000	—		—	$57.76	9/29/2029	7,822	(5)	$384,921

	333,000	167,000	(2)	—	$34.28	12/2/2031	23,756	(9)	$1,169,033

	—	510,157	(3)	—	$48.63	12/12/2033	—		—

(1)	The remaining unvested portion of this stock option grant vests as follows: 500,000 options vested on January 1, 2024 and 500,000 options vest on December 31, 2024.
(2)	The remaining unvested portion of this stock option grant vests on December 3, 2024.
(3)	The unvested portion of this stock option grant vests on December 31, 2029.
(4)

Market value is determined based on the closing price of our Common Stock of $49.21 on December 29, 2023, the last trading day of 2023, as reported on the NYSE and equals the closing price multiplied by the number of shares underlying the grants.

(5)	The remaining unvested restricted stock units vest on April 26, 2024.
(6)

The remaining unvested restricted stock units vest as follows: 55,589 restricted stock units vested on January 30, 2024, 55,589 restricted stock units vest on January 30, 2025 and 57,273 restricted stock units vest on January 30, 2026.

(7)

The remaining unvested restricted stock units vest as follows: 28,508 restricted stock units vested on January 30, 2024, 28,507 restricted stock units vest on January 30, 2025 and 29,370 restricted stock units vest on January 30, 2026.

(8)

The remaining unvested restricted stock units vest as follows: 8,552 restricted stock units vested on January 30, 2024, 8,552 restricted stock units vest on January 30, 2025 and 8,811 restricted stock units vest on January 30, 2026.

(9)

The remaining unvested restricted stock units vest as follows: 7,840 restricted stock units vested on January 30, 2024, 7,839 restricted stock units vest on January 30, 2025 and 8,077 restricted stock units vest on January 30, 2026.

46	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— OPTION EXERCISES AND STOCK VESTED IN 2023

The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards by our named executive officers during 2023:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES VESTED (#)	VALUE REALIZED ON VESTING(1) ($)

Robert G. Goldstein	—	$ —	49,500	$ 3,059,100

Patrick Dumont	—	$ —	27,610	$ 1,706,298

Randy Hyzak	—	$ —	8,283	$ 511,889

D. Zachary Hudson	—	$ —	7,593	$ 469,247

(1)

Market value on each vesting date is determined based on the closing price of our Common Stock as reported on the NYSE on the applicable vesting date (or the last trading date before the vesting date if the vesting date falls on a non-trading date) and equals the closing price multiplied by the number of vested shares.

— POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Applicable Provisions in Employment Agreements

The employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson provide for payments and the continuation of benefits upon certain terminations of employment from the Company. All payments under the executive employment agreements for Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson in connection with a termination of employment are subject to the applicable named executive officer’s agreement to release the Company from all claims relating to his employment and the termination of his employment. These named executive officers also are subject to covenants restricting their ability to compete with the Company or to hire Team Members for a specified period following termination of employment.

Change in Control Arrangements

The employment agreements for Mr. Goldstein, Mr. Dumont and Mr. Hyzak provide additional severance benefits in the context of a “change in control” of the Company, which is defined in our Amended and Restated 2004 Equity Award Plan and is deemed to occur upon:

•

the acquisition by any individual, entity or group of beneficial ownership of 50% or more (on a fully diluted basis) of either the then outstanding shares of our Common Stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a change in control: (i) any acquisition by the Company or any affiliate (as defined), (ii) any acquisition by any Team Member benefit plan sponsored or maintained by the Company or any affiliate, (iii) any acquisition by Mr. Adelson’s estate or any related party (as defined in our Amended and Restated 2004 Equity Award Plan) or any group of which Mr. Adelson’s estate or a related party is a member, (iv) certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that do not result in a change of ultimate control of more than 50% of the total voting power of the resulting entity or the change in a majority of the Board, or (v) in respect of an executive officer, any acquisition by the executive officer or any group of persons including the executive officer (or any entity controlled by the executive officer or any group of persons including the executive officer);

•

the incumbent members of the Board on the date that the agreement was approved by the incumbent directors or directors elected by stockholder vote (other than directors elected as the result of an actual or threatened election contest) cease for any reason to constitute at least a majority of the Board;

•	the Company’s dissolution or liquidation;

•

the sale, transfer or other disposition of all or substantially all of the Company’s business or assets other than any sale, transfer or disposition to Mr. Adelson’s estate or one of his related parties; or

LAS VEGAS SANDS 2024 Proxy Statement	47

•

the consummation of certain reorganizations, recapitalizations, mergers, consolidations, statutory share exchanges or similar forms of corporate transaction unless, immediately following any such business combination, there is no change of ultimate control of more than 50% of the total voting power of the resulting entity or change in a majority of the Board.

Executive Officers’ Benefits upon Termination or Change in Control

The following summaries are qualified in all respects by the terms of the applicable employment agreements in effect during 2023 and applicable law.

Mr. Goldstein

The Company is obligated to pay or provide Mr. Goldstein (or his estate) the following under the various termination scenarios pursuant to his amended employment agreement:

REASON FOR TERMINATION	MR. GOLDSTEIN IS ENTITLED TO:

Company Terminates for Cause

“Goldstein Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Goldstein Accrued Benefits

•  a lump sum payment in the amount of two times the sum of his base salary plus his target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Goldstein Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of three times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

Death or Disability

•  Goldstein Accrued Benefits

•  a lump sum payment in the amount of two times his base salary

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

Termination After the Employment Term Expires

•  in the event Mr. Goldstein’s employment terminates after the expiration of his employment term (March 1, 2026) for any reason, all equity awards previously granted pursuant to his employment agreement or otherwise will immediately vest

48	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The reasons for termination are defined in Mr. Goldstein’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. GOLDSTEIN’S EMPLOYMENT AGREEMENT

Cause

•  he is convicted of a felony

•  he commits fraud or embezzlement with respect to the Company, its subsidiaries or affiliates

•  he commits any material act of dishonesty relating to his employment by the Company resulting in direct or indirect personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates

•  he uses alcohol or drugs that render him materially unable to perform the functions of his job or to carry out his duties to the Company and he fails to correct the situation following written notice

•  he commits a material breach of his employment agreement and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct that is likely to cause a material adverse effect on the business of the Company, its subsidiaries or affiliates

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice

Good Reason

•  the Company’s removal of Mr. Goldstein from the position of Chief Executive Officer of the Company

•  any other material adverse change in Mr. Goldstein’s status, position, duties or responsibilities (which shall include any adverse change in his reporting relationships) or location of principal office

•  Company’s material breach of its obligations under his employment agreement or any plan documents or agreements of the Company

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Goldstein to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability

•  Mr. Goldstein shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Goldstein, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for an aggregate of 180 days in any 365-day consecutive period or for a continuous period of six consecutive months

LAS VEGAS SANDS 2024 Proxy Statement	49

Mr. Dumont

The Company is obligated to pay or provide Mr. Dumont (or his estate) the following under the various termination scenarios pursuant to his employment agreement:

REASON FOR TERMINATION	MR. DUMONT IS ENTITLED TO:

Company Terminates for Cause

“Dumont Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such awards, plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Dumont Accrued Benefits

•  a payment of his base salary plus his target bonus, paid over 12 months post termination of employment

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Dumont Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of two times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

Death or Disability

•  Dumont Accrued Benefits

•  continuation of base salary for 12 months following termination of employment, less any Company-provided short-term disability or life insurance proceeds

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

50	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The reasons for termination are defined in Mr. Dumont’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. DUMONT’S EMPLOYMENT AGREEMENT

Cause

•  he commits a felony or misappropriates any material funds or material property of the Company or any of its affiliates

•  he commits fraud or embezzlement with respect to the Company or any of its affiliates

•  he commits any material act of dishonesty resulting in direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform fully the functions of his job or to carry out fully his duties to the Company and he fails to correct the situation following written notice

•  he commits a material breach of his employment agreement as determined by the Company in its sole discretion and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates and he fails to correct the situation following written notice

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates

Good Reason

•  the Company’s removal of Mr. Dumont from the position of President and Chief Operating Officer of the Company

•  a material adverse change in Mr. Dumont’s status, position, duties or responsibilities (which shall include his ceasing to be the President and Chief Operating Officer of a publicly-traded company or any adverse change in the reporting relationship)

•  Company’s material breach of its obligations under his employment agreement or any plan documents or agreements of the Company

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Dumont to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability

•  Mr. Dumont shall, in the opinion of an independent physician selected by agreement between the Board of Directors and Mr. Dumont, become so physically or mentally incapacitated that he is unable to perform the duties of his employment for an aggregate of 180 days in any 365-day consecutive period or for a continuous period of six consecutive months

LAS VEGAS SANDS 2024 Proxy Statement	51

Mr. Hyzak

The Company is obligated to pay or provide Mr. Hyzak (or his estate) the following under the various termination scenarios pursuant to his employment agreement:

REASON FOR TERMINATION	MR. HYZAK IS ENTITLED TO:

Company Terminates for Cause

“Hyzak Accrued Benefits” consisting of:

•  a base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such awards, plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Hyzak Accrued Benefits

•  a payment of his base salary, paid over 12 months post termination of employment

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Hyzak Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of one times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

Death or Disability

•  Hyzak Accrued Benefits

•  continuation of base salary for 12 months following termination of employment, less any Company-provided short-term disability or life insurance proceeds

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

52	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The reasons for termination are defined in Mr. Hyzak’s employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. HYZAK’S EMPLOYMENT AGREEMENT

Cause

•  he commits a felony or misappropriates any material funds or material property of the Company or any of its affiliates

•  he commits fraud or embezzlement with respect to the Company or any of its affiliates

•  he commits any act of dishonesty resulting in direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform fully the functions of his job or to carry out fully his duties to the Company and he fails to correct the situation following written notice

•  he commits a non de minimis breach of his employment agreement as determined by the Company in its sole discretion and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice

Good Reason

•  the Company’s removal of Mr. Hyzak from the position of Executive Vice President and Chief Financial Officer of the Company

•  a material adverse change in Mr. Hyzak’s status, position, duties or responsibilities (which shall include his ceasing to be the Executive Vice President and Chief Financial Officer of a publicly traded company or any adverse change in the reporting relationship)

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Hyzak to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability	• Mr. Hyzak shall, in the opinion of an independent physician selected by the Company, become so physically or mentally incapacitated that he is unable to perform the duties of his employment

LAS VEGAS SANDS 2024 Proxy Statement	53

Mr. Hudson

The Company is obligated to pay or provide Mr. Hudson the following under the various termination scenarios pursuant to his amended employment agreement:

REASON FOR TERMINATION	MR. HUDSON IS ENTITLED TO:

Company Terminates for Cause

“Hudson Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Hudson Accrued Benefits

•  a lump sum payment in the amount of his base salary for twelve months

•  relocation per the Company’s relocation policy to a city of his choice in the continental United States

•  in accordance with the applicable award agreement, the one-time performance-based stock options will remain outstanding and continue to vest as set out in the applicable award agreement

The reasons for termination are defined in Mr. Hudson’s amended employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. HUDSON’S EMPLOYMENT AGREEMENT

Cause

•  he is convicted or pleads guilty or enters into a nolo contendere or Alford plea to a felony or is convicted of a misdemeanor involving moral turpitude, which materially affects his ability to perform duties or materially adversely affects the Company or its reputation or he misappropriates any material funds or property of the Company

•  he commits fraud or embezzlement with respect to the Company

•  he commits any material act of dishonesty relating to his employment by the Company regardless of whether such act results or was intended to result in his direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform the functions of his job or to carry out his duties to the Company

•  he fails to render services, including any licensing requirements, or fails to follow directions communicated by management

•  any act, or failure to act, (including disclosure of confidential information) by Mr. Hudson that is likely to prejudice the business or reputation of the Company, to result in material economic or other harm to the Company or which brings material disrepute upon himself, either personally or professionally

•  he violates any law, rule or regulation of any governmental or regulatory body material to the business of the Company or its affiliates

•  he loses, cannot attain or has revoked or suspended any license or certification necessary to discharge his duties on behalf of the Company

•  he willfully or persistently fails to reasonably perform his duties

Good Reason

•  the Company’s removal of Mr. Hudson from the position of Executive Vice President and/or Global General Counsel of the Company

•  a relocation of his principal place of employment by more than 200 miles; or

•  a material adverse change in Mr. Hudson’s status, position, duties or responsibilities (which shall include not reporting to the CEO or the CEO’s designee), which is not cured within 30 days after written notice thereof is delivered by Mr. Hudson to the Company

54	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers’ Benefits upon Termination or Change in Control under Amended Employment Agreements

In December 2023 and January 2024, we entered into employment agreement amendments with Mr. Hudson and Mr. Hyzak, respectively, each of which took effect as of January 1, 2024. The employment agreements with Mr. Goldstein and Mr. Dumont have not been amended. The following summaries are qualified in all respects by the terms of the applicable amended employment agreements and applicable law.

Mr. Hyzak

The Company is obligated to pay or provide Mr. Hyzak (or his estate) the following under the various termination scenarios pursuant to his amended employment agreement:

REASON FOR TERMINATION	MR. HYZAK IS ENTITLED TO:

Company Terminates for Cause

“Hyzak Accrued Benefits” consisting of:

•  a base salary through the date of termination of employment

•  all previously earned bonuses through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such awards, plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Hyzak Accrued Benefits

•  a payment of his base salary plus his target bonus, paid over 12 months post termination of employment

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will remain outstanding and will continue to vest as set out in the applicable award agreement

Company Terminates Without Cause or Executive Officer Terminates for Good Reason within 24 months following a Change in Control

•  Hyzak Accrued Benefits

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will continue to vest as set out in the applicable award agreement

•  a lump sum payment in the amount of one times the sum of his base salary plus target bonus

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  pro-rata target bonus for the year of termination

•  continued participation in the health and welfare benefit plans of the Company and employer contributions to non-qualified retirement plans and deferred compensation plans, if any, for two years following the date of termination

Death or Disability

•  Hyzak Accrued Benefits

•  continuation of base salary for 12 months following termination of employment, less any Company-provided short-term disability or life insurance proceeds

•  any unpaid bonus for the calendar year preceding the date of termination of employment

•  accelerated vesting of equity, except for the one-time performance-based stock options, which, in accordance with the applicable award agreement, will expire to the extent unvested on the date of termination of employment due to death or disability

LAS VEGAS SANDS 2024 Proxy Statement	55

The reasons for termination are defined in Mr. Hyzak’s amended employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. HYZAK’S AMENDED EMPLOYMENT AGREEMENT

Cause

•  he commits a felony or misappropriates any material funds or material property of the Company or any of its affiliates

•  he commits fraud or embezzlement with respect to the Company or any of its affiliates

•  he commits any act of dishonesty resulting in direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform fully the functions of his job or to carry out fully his duties to the Company and he fails to correct the situation following written notice

•  he commits a non de minimis breach of his employment agreement as determined by the Company in its sole discretion and he fails to correct the situation following written notice

•  he commits any act or acts of serious and willful misconduct (including disclosure of confidential information) that is likely to cause a material adverse effect on the business of the Company or any of its affiliates

•  his gaming license is withdrawn with prejudice, denied, revoked or suspended by any of the gaming authorities with jurisdiction over the Company or its affiliates and he fails to correct the situation following written notice

Good Reason

•  the Company’s removal of Mr. Hyzak from the position of Executive Vice President and Chief Financial Officer of the Company

•  a material adverse change in Mr. Hyzak’s status, position, duties or responsibilities (which shall include his ceasing to be the Executive Vice President and Chief Financial Officer of a publicly traded company or any adverse change in the reporting relationship)

No purported termination for Good Reason will be effective unless the Company fails to cure the facts or events creating “Good Reason” within 30 days after written notice is delivered by Mr. Hyzak to the Company.

Change in Control	• Refer to “Change in Control Arrangements” as previously described for details

Disability	• Mr. Hyzak shall, in the opinion of an independent physician selected by the Company, become so physically or mentally incapacitated that he is unable to perform the duties of his employment

56	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Mr. Hudson

The Company is obligated to pay or provide Mr. Hudson the following under the various termination scenarios pursuant to his second amended employment agreement:

REASON FOR TERMINATION	MR. HUDSON IS ENTITLED TO:

Company Terminates for Cause

“Hudson Accrued Benefits” consisting of:

•  base salary through the date of termination of employment

•  reimbursement for expenses incurred, but not paid, prior to such termination of employment, subject to the receipt of supporting information by the Company

•  such other compensation and benefits as may be provided in outstanding equity awards or applicable plans and programs of the Company, according to the terms and conditions of such plans and programs

Company Terminates Without Cause or Executive Officer Terminates for Good Reason

•  Hudson Accrued Benefits

•  a payment of his base salary plus his target bonus, paid over 12 months post termination of employment

•  accelerated vesting of the portion of the Second Amendment Option Grant that would have already vested as of the termination date had the Second Amendment Option Grant been subject to annual pro-rata vesting commencing on the grant date

•  relocation per the Company’s relocation policy to a city of his choice in the continental United States

•  in accordance with the applicable award agreement, the one-time performance-based stock options will remain outstanding and continue to vest as set out in the applicable award agreement

The reasons for termination are defined in Mr. Hudson’s second amended employment agreement as follows:

DEFINITION	DESCRIPTION IN MR. HUDSON’S SECOND AMENDED EMPLOYMENT AGREEMENT

Cause

•  he is convicted or pleads guilty or enters into a nolo contendere or Alford plea to a felony or is convicted of a misdemeanor involving moral turpitude, which materially affects his ability to perform duties or materially adversely affects the Company or its reputation or he misappropriates any material funds or property of the Company

•  he commits fraud or embezzlement with respect to the Company

•  he commits any material act of dishonesty relating to his employment by the Company regardless of whether such act results or was intended to result in his direct or indirect personal gain or enrichment

•  he uses alcohol or drugs that render him unable to perform the functions of his job or to carry out his duties to the Company

•  he fails to render services, including any licensing requirements, or fails to follow directions communicated by management

•  any act, or failure to act, (including disclosure of confidential information) by Mr. Hudson that is likely to prejudice the business or reputation of the Company, to result in material economic or other harm to the Company or which brings material disrepute upon himself, either personally or professionally

•  he violates any law, rule or regulation of any governmental or regulatory body material to the business of the Company or its affiliates

•  he loses, cannot attain or has revoked or suspended any license or certification necessary to discharge his duties on behalf of the Company

•  he willfully or persistently fails to reasonably perform his duties

Good Reason

•  the Company’s removal of Mr. Hudson from the position of Executive Vice President and/or Global General Counsel of the Company

•  a relocation of his principal place of employment by more than 200 miles; or

•  a material adverse change in Mr. Hudson’s status, position, duties or responsibilities (which shall include not reporting to the CEO or the CEO’s designee), which is not cured within 30 days after written notice thereof is delivered by Mr. Hudson to the Company

LAS VEGAS SANDS 2024 Proxy Statement	57

Amended and Restated 2004 Equity Award Plan

In the event of a change in control, as defined in our Amended and Restated 2004 Equity Award Plan, if our Compensation Committee so determines:

•	all outstanding options and equity (other than performance compensation awards) issued under our Amended and Restated 2004 Equity Award Plan shall fully vest; and

•	outstanding awards may be cancelled and the value of the awards shall be paid to the participants.

In addition, performance compensation awards shall vest based on the level of attainment of the performance goals as determined by the Compensation Committee.

Stockholders are being asked to approve an amendment and restatement of our 2004 Equity Award Plan at the 2024 Annual Meeting of Stockholders. For more information, refer to “Proposal No. 4.”

58	LAS VEGAS SANDS 2024 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

— POTENTIAL PAYMENTS/BENEFITS UPON TERMINATION OF EMPLOYMENT FOR 2023

The table below sets forth information about the potential payments and benefits our named executive officers who were employed by us on December 31, 2023, may receive under their employment agreements, as in effect on December 31, 2023, upon the termination of their employment with the Company. Mr. Hyzak and Mr. Hudson each have amended employment agreements, effective January 1, 2024, which have provisions that impact the amounts reflected in this table, which are described in “Executive Compensation and Other Information — 2024 Employment Agreements.” The amounts shown in the table below are estimates of the maximum payments that each named executive officer would receive in certain instances assuming a hypothetical employment termination date of December 31, 2023. The amounts actually payable will be determined only upon the termination of employment of each named executive officer, taking into account the facts and circumstances surrounding the named executive officer’s termination of employment, and are qualified in all respects by the terms of the applicable employment agreements and applicable law.

The information in the table assumes:

•	amounts included in cash payments for incentive bonus payments are based on each named executive achieving 100% of their performance targets and/or goals;

•	the named executive officer did not become employed by a subsequent employer; and

•

equity awards vest fully upon terminations without cause or for good reason (whether or not in connection with a change in control), or death or disability, if provided in the applicable employment agreement.

NAME	CASH PAYMENTS	ACCELERATION OF RESTRICTED STOCK UNITS(1)	CONTINUED VESTING OR ACCELERATION OF OPTIONS(2)	CONTINUED HEALTH BENEFITS(3)	TOTAL

Robert G. Goldstein

Without Cause/For Good Reason	$24,000,000	$10,799,184	$9,973,240	$—	$44,772,424

Without Cause/For Good Reason within 2 Years Following a Change in Control	$33,000,000	$10,799,184	$9,973,240	$58,855	$53,831,279

Death/Disability	$6,000,000	$10,799,184	$—	$—	$16,799,184

Patrick Dumont

Without Cause/For Good Reason	$12,500,000	$5,650,883	$7,479,930	$—	$25,630,813

Without Cause/For Good Reason within 2 Years Following a Change in Control	$20,000,000	$5,650,883	$7,479,930	$58,855	$33,189,668

Death/Disability	$2,500,000	$5,650,883	$—	$—	$8,150,883

Randy Hyzak

Without Cause/For Good Reason	$2,700,000	$1,695,235	$2,493,310	$—	$6,888,545

Without Cause/For Good Reason within 2 Years Following a Change in Control	$4,200,000	$1,695,235	$2,493,310	$58,855	$8,447,400

Death/Disability	$1,200,000	$1,695,235	$—	$—	$2,895,235

D. Zachary Hudson

Without Cause/For Good Reason	$1,130,000	$—	$2,493,310	$—	$3,623,310

Without Cause/For Good Reason within 2 Years Following a Change in Control	$1,130,000	$—	$2,493,310	$—	$3,623,310

Death/Disability	$—	$—	$—	$—	$—

(1)

Reflects the value of accelerated vesting of restricted stock units, based on the closing price of our Common Stock on December 29, 2023, the last day of trading of 2023, of $49.21 per share. Of the amounts shown in the table, restricted stock units with a value of $2,735,535, $1,402,879 and $420,844 for Mr. Goldstein, Mr. Dumont and Mr. Hyzak, respectively, vested during the period from January 1, 2024, through the date of this proxy statement and, accordingly, will not be accelerated in the event of termination of employment.

(2)

Reflects the value of continued or accelerated vesting of options equal to the excess of (a) the closing price of our Common Stock on December 29, 2023, of $49.21 per share over (b) the applicable exercise price of the options. The unvested options related to Mr. Goldstein’s option grant on November 20, 2018, eligible for accelerated vesting have an exercise price that exceeds the closing price of our Common Stock on December 31, 2023; therefore, the value of these options is zero.

(3)	Continued health benefits represents the estimated cost for providing such benefits the named executive officer would be entitled to under the remainder of the term.

LAS VEGAS SANDS 2024 Proxy Statement	59

PAY-VERSUS-PERFORMANCE
— 2023
PAY-VERSUS-PERFORMANCE
TABLE
The following table provides information regarding compensation earned, compensation actually paid, total shareholder return (“TSR”), net income (loss) from continuing operations and consolidated adjusted property EBITDA, our most important financial measure used in determining compensation during the year ended December 31, 2023 (and the prior years shown in the table) for our named executive officers:

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR FIRST PEO (1)	SUMMARY COMPENSATION TABLE TOTAL FOR SECOND PEO (1)	COMPENSATION ACTUALLY PAID TO FIRST PEO (1)	COMPENSATION ACTUALLY PAID TO SECOND PEO (1)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (1)	LVS TSR (2)	PEER GROUP TSR (DJ U.S. GAMBLING INDEX) (3)	NET INCOME (LOSS) (4)	CONSOLIDATED ADJUSTED PROPERTY EBITDA (5)

				(i)		(ii)			(in millions)

2023	N/A	$21,937,818	N/A	$12,534,003	$11,315,608	$8,825,639	$73	$76	$1,431	$4,085

2022	N/A	$11,410,263	N/A	$40,267,303	$5,634,384	$14,578,252	$71	$58	$1,357	$732

2021	$5,784,936	$31,204,900	$5,393,584	$8,426,900	$12,095,245	$12,806,858	$56	$78	$(1,276)	$786

2020	$11,344,715	N/A	$11,902,072	N/A	$2,663,400	$3,462,239	$88	$90	$(2,143)	$(48)

(1)
Mr. Adelson passed away on January 11, 2021. Prior to the passing of Mr. Adelson, Mr. Goldstein was appointed as Acting Chairman and Acting CEO on January 7, 2021 and, subsequent to Mr. Adelson’s passing, became Chairman and CEO on January 26, 2021. Prior to Mr. Goldstein’s appointment, he served as President and Chief Operating Officer. Our PEOs and
Non-PEO
NEOs for the years shown in the table above were as follows:

•	For 2022 and 2023: Mr. Goldstein served as our PEO and Mr. Dumont, Mr. Hyzak and Mr. Hudson served as our Non-PEO NEOs.

•	For 2021: Mr. Adelson and Mr. Goldstein served as our PEOs and Mr. Dumont, Mr. Hyzak and Mr. Hudson served as our Non-PEO NEOs.

•	For 2020: Mr. Adelson served as our PEO and Mr. Goldstein, Mr. Dumont, Mr. Hyzak and Mr. Hudson served as our Non-PEO NEOs.

(2)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends (if any) for the measurement period (determined in accordance with Item 402(v) of SEC Regulation
S-K),
assuming dividend reinvestment, and the difference between the Company’s Common Stock price at the end and the beginning of the measurement period by our Common Stock price at the beginning of the measurement period.

(3)
For purposes of this disclosure, our peer group, the DJ U.S. Gambling Index, is the same peer group used for purposes of the performance graph included in the Company’s Annual Report on Form
10-K
for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

(4)
In 2022, the Company had a net loss from continuing operations of $1.54 billion, which excludes the net income from the Las Vegas operations as that is disclosed as a discontinued operation. The Las Vegas operations included a gain on the sale of $2.85 billion.

(5)	Refer to Annex A, which includes a reconciliation of non-GAAP consolidated adjusted property EBITDA to net income.

60	LAS VEGAS SANDS 2024 Proxy Statement

PAY-VERSUS-PERFORMANCE

The following table provides the adjustments relating to equity awards made to the summary compensation table total to obtain the compensation actually paid for the years indicated for our named executive officers:

NOTE	YEAR	SUMMARY COMPENSATION TABLE TOTAL	LESS: GRANT DATE FAIR VALUE OF EQUITY AWARDS INCLUDED IN SUMMARY COMPENSATION TABLE	YEAR-END FAIR VALUE OF EQUITY GRANTED DURING THE APPLICABLE YEAR (OUTSTANDING AND UNVESTED AS OF YEAR-END)	CHANGE IN FAIR VALUE AS OF YEAR-END OF EQUITY AWARDS GRANTED IN PRIOR YEARS (OUTSTANDING & UNVESTED AS OF YEAR-END)	CHANGE IN FAIR VALUE AS OF THE VESTING DATE OF EQUITY AWARDS THAT VESTED DURING THE APPLICABLE YEAR	COMPENSATION ACTUALLY PAID

(i)	Robert G. Goldstein
	2023	$21,937,818	$(9,749,944)	$8,289,474	$(5,239,700)	$(2,703,645)	$12,534,003

(ii)	Non-PEO NEOs (Average)
	2023	$11,315,608	$(5,274,972)	$4,901,594	$(923,742)	$(1,192,849)	$8,825,639
Note — the Company does not have any defined benefit or pension plans. Additionally, the Company did not have any of the following adjustments per Item 402(v)(2)(C)(1) occur in the relevant fiscal periods:

—	awards that are granted and vest in the same fiscal year;

—	awards granted in prior years that were determined to fail to meet the applicable vesting conditions during the covered fiscal year; and

—
dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that were not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year.

The
year-end
and vesting date fair values of the equity awards in the foregoing table are calculated in accordance with ASC Topic 718. Grant date fair values of stock options are calculated based on the Black-Scholes option pricing model as of the grant date; adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Grant date fair values for restricted stock units are calculated using the stock price as of the grant date; adjustments have been made using the stock price as of fiscal year end and as of each vesting date.
As a significant amount of the values in the adjustments made to the summary compensation table total for equity awards for our Principal Executive Officer (“PEO”) and our non-PEO
named executive officers
(“non-PEOs”)
are required by the SEC to be based on our stock price as the last day of the fiscal year or the vesting date, the values could have been materially different if other dates were selected.
— COMPARATIVE DISCLOSURE
Based on the employment agreements in effect during the 2023 fiscal year, 84% and 77% of the PEO’s and non-PEO’s
annual compensation is considered
“at-risk,”
respectively. We believe this strikes an appropriate balance between holding our named executive officers accountable for the performance of the Company, aligning executive and shareholder interest, while providing a platform to retain strong executive leaders. It is important to highlight that the
COVID-19
pandemic has had a significant multi-year impact on our operations and as a result our named executive officers did not receive any short-term or long-term performance-based incentives related to the 2020 or 2021 fiscal year, although they each received a long-term incentive award in connection with the signing of their employment agreements in 2021 (refer to “Executive Compensation and Other Information — 2023 Employment Agreements”).
In 2021, our named executive officers were granted
one-time
performance-based stock options tied to the specific operational and strategic performance criteria for the 2022 fiscal year, for which the respective criteria was attained. Our named executive officers were also given aggressive financial performance criteria in order to receive short- and long-term incentive awards for the 2023 year, of which the respective criteria were also met. Refer to the “Compensation Discussion and Analysis” section for greater detail on the short-term and long-term performance-based incentives and the accomplishments of meeting the predetermined criteria.

LAS VEGAS SANDS 2024 Proxy Statement	61

COMPENSATION TYPE	2020	2021	2022	2023

Base Salary	✓	✓	✓	✓

Short-Term Incentives - Annual Cash Bonus	x	x	✓	✓

Long-Term Incentives - Equity Awards - Annual RSU Grants	x	x	✓	✓

Long-Term Incentives - Equity Awards - One-Time Performance-Based Options Grants	x	✓	x	x

Long-Term Incentives - Equity Awards - One-Time Options Grants (1)	x	x	x	✓

Long-Term Incentives - Equity Awards - One-Time RSU Grants (1)	x	✓	x	x

(1)
These
one-time
grants related to new or amended employment agreements. In 2023, Mr. Hudson was the only NEO to receive a one-time
grant, which was awarded in connection with his second amended employment agreement.

The following graph reflects (a) the relationship between our TSR and the TSR of our peer group over the last four years, as well as (b) the relationship between the compensation actually paid to our named executive officers and our TSR over the same period.
Due to the annual RSU opportunity comprising 52% and 39% of the annual compensation of our CEO and our other named executive officers, respectively, TSR is an appropriate metric against which to evaluate executive performance and compensation. We know from our regular and extensive discussions with key stockholders that this measurement is the one most frequently proposed by investors, for whom the vast majority are themselves measured by the absolute and relative TSR of the companies in which they invest, thereby providing strong alignment of executive leadership incentives.
Our TSR in 2023 reverted to being broadly
in-line
with our peer group following a period of out performance in 2022 (the latter reflecting the recovery of our Singapore business following the impacts of the
COVID-19
pandemic). A similar recovery profile followed in our Macao business during 2023, but global investor sentiment toward stocks with significant exposure to the economy in China declined significantly. A relatively in-line
TSR performance relative to our peer-group (the majority of which have significantly less proportionate exposure to China) should be considered in that context.

*
Represents Mr. Adelson as PEO for 2020, Mr. Adelson and Mr. Goldstein as PEOs for 2021 (using the sum of the compensation actually paid to both of them for 2021), and Mr. Goldstein as PEO for 2022 and 2023.

62	LAS VEGAS SANDS 2024 Proxy Statement

PAY-VERSUS-PERFORMANCE

The following graph illustrates the relationship between the compensation actually paid to our named executive officers and our net income (loss) and consolidated adjusted property EBITDA in the annual periods from 2020 to 2023 inclusive. Prior to the impact of the COVID-19 pandemic, the Company produced record consolidated adjusted property EBITDA in 2019 with strong operating results across both Macao and Singapore. In 2020 through 2022, our operating and financial results declined due to the impact of the COVID-19 pandemic with visitation to both Macao and Singapore decreasing due to travel restrictions. This resulted in consolidated net losses from continuing operations, reduced consolidated adjusted property EBITDA figures and lower cash flow from operations for three consecutive years. Our management team continued to make strategic capital investments, which are benefiting our operations in both Macao and Singapore today. Despite worsening conditions in Macao in 2022, our consolidated adjusted property EBITDA began to improve due to a limited recovery in Singapore. We only had consolidated net income in 2022 due to the sale of our Las Vegas operations and assets (see note below). Our consolidated adjusted property EBITDA grew meaningfully in 2023, reflecting improved operating conditions in both our Macao and Singapore operations as our teams were prepared to leverage the luxury amenities put in place to capitalize on the increased visitation due to the COVID-19 pandemic restrictions being eliminated. Net income was positive for the second consecutive year in 2023 and increased slightly year-over-year despite 2022 net income including the result of gains realized on the sale of our Las Vegas operations and assets (see note below).
We believe the compensation actually paid to our named executive officers in 2023 is justified as a result of successfully executing a significant recovery in both our Singapore and Macao businesses, with Singapore exceeding 2019 results and Macao EBITDA being 70% of 2019 results. We also continue to execute our capital expenditure programs in these locations as well as actively pursuing potential development opportunities in other markets.

*
Represents Mr. Adelson as PEO for 2020, Mr. Adelson and Mr. Goldstein as PEOs for 2021 (using the sum of the compensation actually paid to both of them for 2021), and Mr. Goldstein as PEO for 2022 and 2023.

†
In 2022, the Company had a net loss from continuing operations of $1.54 billion, which excludes the net income from the Las Vegas operations as that is disclosed as a discontinued operation. The Las Vegas operations included a gain on the sale of $2.85 billion.

LAS VEGAS SANDS 2024 Proxy Statement	63

— MOST IMPORTANT PERFORMANCE MEASURES
The following table lists the most important performance measures that we use to link executive compensation actually paid for our named executive officers during the year ended December 31, 2023 to the Company’s performance:

PERFORMANCE MEASURE	WHY MEASURE IS CONSIDERED IMPORTANT

Consolidated Adjusted Property EBITDA (1)
This metric highlights our profitability, our effectiveness at cost control and the success of our capital allocation decisions as they relate to our mix of business and the resulting operating cash generation. We believe consolidated adjusted property EBITDA is the most relevant metric by which to measure market share in each of our key jurisdictions and is the single most important financial metric by which we measure the effectiveness of our named executive officers.

Liquidity	Maintaining a strong balance sheet and the availability of funds to fulfill our growth and capital investment ambitions is key to our short- and long-term growth.

ESG
ESG leadership is important to the Company and we also recognize the importance of ESG to all of our stakeholders, including stockholders. As such, we believe it is appropriate to ensure we continue to improve our ESG performance by tying elements of named executive officers compensation to measurable ESG goals.

(1)	Refer to Annex A, which includes a reconciliation of non-GAAP consolidated adjusted property EBITDA to net income.

64	LAS VEGAS SANDS 2024 Proxy Statement

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the annual total compensation of our Team Members and the annual total compensation of Mr. Goldstein, our CEO for 2023:

CEO PAY RATIO

CEO Annual Total Compensation*	$21,937,818

Median Employee Annual Total Compensation	$41,185

CEO to Median Employee Pay Ratio	533:1

*	As reported in the 2023 Summary Compensation Table included in this proxy statement.

The median employee was first identified as of December 31, 2022. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used as of December 31, 2022, were as follows:

•

We determined, as of December 31, 2022, our employee population consisted of 35,774 individuals working at our parent company and consolidated subsidiaries, with 2% of these individuals located in the United States and 98% located outside of the United States. All of these employees are full-time or part-time employees.

•	We elected to exclude our seasonal or temporary employees who haven’t worked since July 1, 2022, because they were not employees as of December 31, 2022.

•	We determined 2022 earnings based on the following elements:

–	U.S. employees: Medicare wages reported on 2022 Internal Revenue Service Form W-2

–	Singapore employees: 2022 cash compensation reported to the Inland Revenue Authority of Singapore

–	the remaining employees: all cash compensation reported in the local payroll system

–	we used the exchange rate on December 31, 2022 to convert each non-U.S. employee’s total compensation to U.S. dollars

–

we annualized the base salary of all full-time and part-time employees who were hired in 2022, but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make a full-time equivalent adjustment for any part-time, seasonal or temporary employee

•

Using this methodology, we determined the “median employee” was a full-time employee located in Macao, with wages and overtime pay for the twelve-month period ended December 31, 2023 in the amount of $38,687. With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $41,185.

The pay ratio disclosure rules also allow the Company to identify the median employee once every three years, and to continue to use the identified median employee from year 1 in subsequent years 2 and 3, unless there has been a change in the Company’s employee population or employee compensation arrangements the Company reasonably believes would result in a significant change in the Company’s pay ratio disclosure. In 2023, no changes have occurred in the Company’s employee population or employee compensation arrangements the Company reasonably believes would result in a significant change in its pay distribution to the workforce and significantly affect the Company’s pay ratio disclosure. Accordingly, the Company has used the median employee identified in 2022 with updated annual total compensation information for 2023 to calculate the 2023 CEO pay ratio.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies, apply certain exemptions and make assumptions, adjustments and estimates that reflect their compensation practices, the pay ratio we report above may not be comparable to the pay ratio reported by other companies.

LAS VEGAS SANDS 2024 Proxy Statement	65

DIRECTOR COMPENSATION

The goal of our director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long term success of the Company and its stockholders. The elements of annual non-employee director compensation for 2023 were as follows:

Annual Board Retainer	$150,000

Annual Restricted Stock or Restricted Stock Unit Grant(1)	$175,000

One-time Stock Option Grant for New Directors(2)	$100,000

Annual Cash Retainer — Audit Committee and Special Litigation Committee Chair	$25,000

Annual Cash Retainer — Audit Committee and Special Litigation Committee Members	$15,000

Annual Cash Retainer — Other Committee Chair(3)	$15,000

Annual Cash Retainer — Other Committee Members(3)	$5,000

(1)

Each non-employee director may elect to receive either restricted stock or restricted stock units. In accordance with our Amended and Restated 2004 Equity Award Plan, upon vesting of the restricted stock or restricted stock units, non-employee directors may not sell their stock while serving as a member of the Board. In 2023, each non-employee director received 2,861 shares of restricted stock.

(2)	Value of the option grant is based on the Black-Scholes option valuation model.
(3)	“Other committee” denotes the Compensation Committee, Nominating and Governance Committee and Compliance Committee.

Additionally, in October 2023, the Board of Directors approved the following changes to the elements of annual non-employee director compensation, such changes to be effective January 1, 2024:

•	an increase in the annual restricted stock or restricted stock unit grant to $200,000;

•	an increase in the annual cash retainer — Audit Committee and Special Litigation Committee chair to $35,000;

•	an increase in the annual cash retainer — Audit Committee and Special Litigation Committee members to $20,000;

•	an increase in the annual cash retainer — other committee chair to $25,000; and

•	an increase in the annual cash retainer — other committee members to $10,000.

The increase in the elements of annual non-employee director compensation was based on an analysis comparing the compensation for non-employee directors at other companies by the Compensation Committee’s compensation consultant Korn Ferry.

Non-employee directors may defer cash compensation payments into our Non-Employee Director Deferred Compensation Plan. None of the non-employee directors has elected to defer any payments to date. Non-employee directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meeting attendance.

66	LAS VEGAS SANDS 2024 Proxy Statement

DIRECTOR COMPENSATION

— 2023 DIRECTOR COMPENSATION TABLE

The following table describes the compensation arrangements with our non-employee directors for 2023:

NAME	FEES EARNED ($)	STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)

Irwin Chafetz	$150,000	$175,000	$—	$—	$325,000

Micheline Chau	$184,278	$175,000	$—	$1,617	$360,895

Charles D. Forman(4)	$150,000	$175,000	$—	$—	$325,000

Nora M. Jordan(5)	$184,278	$175,000	$—	$4,078	$363,356

Lewis Kramer	$200,014	$175,000	$—	$1,617	$376,631

David F. Levi(5)	$200,000	$175,000	$—	$—	$375,000

Yibing Mao(5)	$23,556	$—	$—	$—	$23,556

(1)

The amounts in this column represent the fair value of the restricted stock issued, as determined pursuant to ASC Topic 718. The restricted stock vests on the earlier to occur of the first anniversary of the date of grant and the date of the Company’s annual meeting of stockholders in the calendar year following the date of grant, in each case, provided that the director is still serving on the Board on the vesting date. As of December 31, 2023, Ms. Chau, Ms. Jordan, Mr. Chafetz, Mr. Forman, Mr. Kramer and Mr. Levi each held 2,861 unvested shares of restricted stock that will vest on May 9, 2024. In connection with the resignation of Ms. Jordan and Mr. Levi, their unvested shares of restricted stock was accelerated and vested on January 22, 2024.

(2)

Assumptions used in the Black-Scholes calculation are disclosed in Note 18 to the consolidated financial statements for the year ended December 31, 2023, included in the Company’s 2023 Annual Report on Form 10-K. As of December 31, 2023, Ms. Chau, and Ms. Jordan, and Mr. Kramer and Mr. Levi held options to acquire 6,215, 6,105, 10,649 and 8,097 shares of our Common Stock, respectively, that vest (or have vested) in five equal installments on each of the first five anniversaries of the respective dates of grant.

(3)	The amounts in this column are for personal aircraft usage for each director’s respective guests.
(4)	The amounts in the table exclude fees paid by SCL to Mr. Forman in connection with his service as a member of the Board of SCL.
(5)	Ms. Mao resigned from the Board effective as of February 22, 2023; Ms. Jordan and Mr. Levi resigned from the Board effective as of January 22, 2024.

LAS VEGAS SANDS 2024 Proxy Statement	67

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our Amended and Restated 2004 Equity Award Plan as of December 31, 2023:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2) (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders(1)	15,795,018	(3)	$48.04	1,348,784

Equity compensation plans not approved by security holders	—		$—	—

TOTAL	15,795,018		$48.04	1,348,784

(1)

Our 2004 Equity Award Plan was originally approved by our stockholders prior to our initial public offering, and an extension of the plan term through December 14, 2019, was approved by our stockholders at our 2014 annual meeting of stockholders. The Amended and Restated 2004 Equity Award Plan, which extended the plan term through December 14, 2024 and increased the number of shares of Common Stock available for grants by 10,000,000 shares, was approved by our stockholders at our 2019 annual meeting of stockholders. Pursuant to SEC guidance, 17,166 unvested shares of restricted stock that were issued and outstanding on December 31, 2023 are not included in the first or third column of this table. Our stockholders are being asked to approve an amendment and restatement of our 2004 Equity Award Plan at this meeting—for more information, refer to “Proposal No. 4.”

(2)	Excludes shares to be issued in settlement of outstanding awards of restricted stock units.
(3)	Consists of 15,795,018 shares subject to awards of options and restricted stock units under the Amended and Restated 2004 Equity Award Plan.

68	LAS VEGAS SANDS 2024 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Lewis Kramer (Chair), Micheline Chau and Alain Li. Our Board has determined that Ms. Chau, Mr. Kramer and Mr. Li meet the current independence and experience requirements of the NYSE’s listing standards. In addition, our Board has determined each of the members of the Audit Committee is financially literate and qualifies as an audit committee financial expert.

The Audit Committee’s responsibilities are described in a written charter adopted by our Board, which the Audit Committee reviews annually. The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting process. Among its various activities, the Audit Committee reviews:

1.	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	the independence and performance of the Company’s independent registered public accounting firm and internal auditors; and

3.	the Company’s compliance with legal and regulatory requirements.

The Audit Committee meets regularly in open sessions with the Company’s management, independent registered public accounting firm and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent registered public accounting firm and internal auditors to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm, and periodically reviews their performance and independence from management.

The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with Deloitte & Touche LLP also included the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board the audited financial statements for the fiscal year ended December 31, 2023, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Pursuant to its charter, the Audit Committee performs an annual self-assessment. For 2023, the Audit Committee concluded, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Respectfully submitted,

Lewis Kramer, Chair

Micheline Chau

Alain Li

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

LAS VEGAS SANDS 2024 Proxy Statement	69

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth fees paid or payable to Deloitte & Touche LLP, our independent registered public accounting firm, in 2023 and 2022, for audit and non-audit services as well as the percentage of these services approved by our Audit Committee:

	2023	2022	% OF SERVICES APPROVED BY AUDIT COMMITTEE

Audit Fees	$5,991,000	$5,627,000	100%

Audit-Related Fees	$466,000	$1,242,000	100%

Tax Fees	$835,000	$617,000	100%

All Other Fees	$5,000	$14,000	100%

The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, as well as additional audit-related accounting consultations and required statutory audits of certain of our subsidiaries.

The category of “Audit-Related Fees” includes fees for services related to the sale of our Las Vegas operations and assets, SCL notes issuance and related SEC filings in 2023 and 2022, issuance of comfort letters and services related to the 2023 equity transaction, issuance of consents associated with SEC filings, and services related to the Las Vegas Sands Corp. 401(k) Retirement Plan (the “Plan”) for 2023 and 2022. Fees of $500,000 for services in 2022 related to the sale of our Las Vegas real property and operations were reimbursed by VICI Properties L.P.

During 2023 and 2022, $35,000 in fees related to the audit of the Plan were paid directly by the Plan.

The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.

The category of “All Other Fees” includes fees for accounting training programs.

— PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee Charter contains policies related to pre-approval of services provided by the independent registered public accounting firm. The Audit Committee, or one of its members if such authority is delegated by the Audit Committee, has the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services provided by the independent registered public accounting firm and (b) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and, in connection therewith, to approve all fees and other terms of engagement.

The Audit Committee has adopted the following process regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company. For audit services related to the audit of the consolidated financial statements of the Company, the independent registered public accounting firm will provide the Audit Committee with an engagement letter each year prior to or contemporaneously with commencement of the audit services outlining the scope of the audit services proposed to be performed during the fiscal year. If the services are agreed to by the Audit Committee, the engagement letter will be formally accepted. The Audit Committee also approves statutory audit services for our foreign subsidiaries. For tax services, management will provide the Audit Committee with a separate scope of the tax services proposed to be performed during the fiscal year. If the scope of the tax services is agreed to by the Audit Committee, engagement letters or statements of work will be executed as necessary when the services are performed. All other non-audit services will require pre-approval from the Audit Committee on a case-by-case basis.

If the pre-approval authority is delegated to a member, the pre-approval must be presented to the Audit Committee at its next scheduled meeting.

70	LAS VEGAS SANDS 2024 Proxy Statement

CERTAIN TRANSACTIONS

Set forth below is a description of certain transactions with our executive officers and directors. Under its charter, the Audit Committee approves all related party transactions required to be disclosed in our public filings. For more information about our policies with respect to transactions with related parties, refer to “Corporate Governance — Related Party Transactions.”

— SUPPORT SERVICES AGREEMENT

Pursuant to a support services agreement among Las Vegas Sands Corp. and Interface Operations, LLC, an entity controlled by members of the Adelson family (“Interface Operations”), the parties have agreed to provide to one another, certain services, including accounting, finance, procurement, risk management, development, legal, operational, management, facilities, government relations, information technology support, security services and such other general administrative services that a party may request from time to time of the other. Under this agreement, Las Vegas Sands Corp. charged Interface Operations $2.4 million for services provided by Company personnel during 2023.

— REGISTRATION RIGHTS AGREEMENT

Mr. Sheldon G. Adelson (our former chairman and Chief Executive Officer), Mr. Forman and Mr. Goldstein and certain other stockholders and employees, former employees and certain trusts they established entered into a registration rights agreement with us relating to the shares of Common Stock they hold. Subject to several exceptions, including our right to defer a demand registration under certain circumstances, the Adelson Holders, as defined in the agreement, may require that we register for public resale under the Securities Act all shares of Common Stock they request be registered at any time, subject to certain conditions. The Adelson Holders may demand registrations so long as the securities being registered in each registration statement are reasonably expected to produce aggregate proceeds of $20 million or more. Since we became eligible to register the sale of our securities on Form S-3 under the Securities Act, the Adelson Holders have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions.

The other stockholders that are party to this agreement were granted piggyback registration rights on any registration for the account of the Adelson Holders, subject to cutbacks if the registration requested by the Adelson Holders is in the form of a firm commitment underwritten offering and if the underwriters of the offering determine the number of securities to be offered would jeopardize the success of the offering.

In addition, the stockholders and employees that are party to this agreement and the trusts have been granted piggyback rights on any registration for our account or the account of another stockholder, subject to cutbacks if the underwriters in an underwritten offering determine the number of securities offered in a piggyback registration would jeopardize the success of the offering.

On November 14, 2008, Las Vegas Sands Corp. entered into a second amended and restated registration rights agreement with Dr. Miriam Adelson (Mr. Adelson’s spouse) and certain other stockholders.

On November 28, 2023, pursuant to the registration rights agreement described above, the Company entered into an underwriting agreement with Dr. Adelson and The Miriam Adelson Trust (together, the “Selling Stockholders”) and the underwriters party thereto in connection with a registered underwritten public offering and sale by the Selling Stockholders of an aggregate of 46,264,168 shares of the Company’s Common Stock, including 34,010,540 shares sold by The Miriam Adelson Trust and 12,253,628 shares sold by Dr. Adelson, at a public offering price of $44 per share. The offering closed on December 1, 2023. Pursuant to the underwriting agreement, the Company purchased 5,783,021 shares for $250 million at a price per share equal to the public offering price, less underwriting discounts and commissions. In connection with the offering, the Company paid approximately $1.5 million in costs primarily relating to legal, audit and filing fees.

— TRANSACTIONS RELATING TO AIRCRAFT

Aviation and Related Personnel

Sands Aviation, LLC (“Sands Aviation”), a wholly owned subsidiary of Las Vegas Sands Corp., is engaged primarily in the business of providing aviation personnel, including pilots, aircraft mechanics and flight attendants, and administrative personnel, to the Company and to Interface Operations. Sands Aviation charges a fee to each of Las Vegas Sands Corp. and Interface

LAS VEGAS SANDS 2024 Proxy Statement	71

Operations for their respective use of these personnel. The fees charged by Sands Aviation are based upon its actual costs of employing or retaining these personnel, which are then allocated between Las Vegas Sands Corp. and Interface Operations. The method of allocating these costs varies depending upon the nature of the service provided. For example, pilot services are allocated based upon the actual time spent operating aircraft for Las Vegas Sands Corp. and for Interface Operations, respectively. The services of Sands Aviation’s aircraft mechanics are allocated based on the number and manufacturer of aircraft serviced and administrative personnel are allocated based upon the number of aircraft maintained by Las Vegas Sands Corp. and Interface Operations, respectively. In addition, hangar lease and other operating costs are allocated based upon various factors, including the number and base location of aircraft maintained by Las Vegas Sands Corp. and Interface Operations, respectively. During 2023, Sands Aviation charged Interface Operations approximately $15.9 million for its use of Sands Aviation’s personnel, operating costs and other overhead costs.

Time Sharing Agreements

Las Vegas Sands Corp. and its subsidiaries use aircraft owned by companies controlled by the Adelson family for business purposes, including flying patrons to our properties. We believe its use of these aircraft provides the Company with a significant competitive advantage in attracting patrons to our properties and similar aircraft with comparable amenities are not generally available for charter.

Accordingly, Las Vegas Sands Corp. has entered into several aircraft time sharing agreements and aircraft cost sharing agreements with Interface Operations. Under the agreements, the party using an aircraft pays fees of up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vi) all communications charges, including in-flight telephone. Under the agreements, Las Vegas Sands Corp. charged Interface Operations approximately $5.0 million in respect of Interface Operations’ 2023 use of our aircraft, and Interface Operations charged Las Vegas Sands Corp. approximately $3.9 million in respect of our 2023 use of Interface Operations’ aircraft.

In addition, Las Vegas Sands Corp. has entered into an aircraft cost allocation agreement with Interface Operations Bermuda Ltd. (“Interface Bermuda”), a wholly owned subsidiary of Interface Operations, providing the Company access to an Airbus A-319 aircraft and an Airbus A-340 aircraft. Under the agreement, Las Vegas Sands Corp. has agreed to pay Interface Bermuda fees of up to (i) a pro-rata share of all fixed costs, such as hangar, insurance, pilot salaries and training, maintenance, subscription services, support personnel and other similar items (exclusive of tax depreciation), (ii) actual costs of fuel, oil and other additives used, (iii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iv) all expenses for catering and in-flight entertainment materials, (v) all expenses for flight planning and weather contract services, (vi) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vii) all communications charges, including in-flight telephone. In 2023, Interface Bermuda charged the Company approximately $1.1 million for the Airbus A-340 aircraft and $0.3 million for the Airbus A-319 aircraft.

We believe the amounts paid to companies controlled by the Adelson family for the use of the aircraft are less than what we would be required to pay to a third party provider, if comparable aircraft were available, and also believe the amounts paid pursuant to the agreements relating to the use of the aircraft described above do not provide for profits or a return on investment to the companies controlled by the Adelson family.

Aircraft Maintenance Master Services Agreement

Sands Aviation and Citadel Completions LLC (“Citadel”), an entity owned by a trust for the benefit of certain members of the Adelson family, have entered into an aircraft maintenance master services agreement under which Citadel may perform aircraft refurbishment and maintenance services on aircraft managed by Sands Aviation. During 2023, Citadel charged Sands Aviation approximately $7.2 million for services provided by Citadel under this agreement.

We believe the amounts paid to Citadel for aircraft maintenance are lower than what we would be required to pay to other third party providers based upon competitive bidding accomplished in connection with procuring such services. We also believe Citadel provides the Company the additional benefits of more urgent accessibility, lower levels of aircraft downtime and increased quality of work and service level.

72	LAS VEGAS SANDS 2024 Proxy Statement

CERTAIN TRANSACTIONS

— OTHER TRANSACTIONS

We have employed Dr. Adelson since February 2021 as Co-Founder and Special Advisor to the Company, and from August 1990 to February 2021 as the Director of Community Involvement. In conjunction with our Government Relations Department, Dr. Adelson oversees and facilitates our partnerships with key community groups and other charitable organizations. We paid her approximately $0.2 million during 2023.

During 2023, Las Vegas Sands Corp. made payments of $0.4 million for food and beverage services, newspaper subscriptions, and security support from entities in which the Adelson family have an ownership interest.

Las Vegas Sands Corp. provided security services to Dr. Adelson amounting to $2.5 million during 2023. These security measures were provided for the benefit of the Company and based on the advice of an independent security consultant.

— PROPERTY AND CASUALTY INSURANCE

With the exception of aviation-related coverages, the Company and entities controlled by the Adelson family that are not subsidiaries of Las Vegas Sands Corp. (the “Stockholder Controlled Entities”) purchase property and casualty insurance separately. The Company and the Stockholder Controlled Entities bid for and purchase aviation-related coverages together. Las Vegas Sands Corp. and the Stockholder Controlled Entities are separately invoiced for, and pay for, aviation-related insurance and allocate the aviation insurance costs not related to particular aircraft among themselves in accordance with the other allocations of aviation costs discussed above.

LAS VEGAS SANDS 2024 Proxy Statement	73

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Stockholders will vote to elect seven directors to hold office for a one-year term. Our Board has recommended Mr. Robert G. Goldstein, Mr. Patrick Dumont, Mr. Irwin Chafetz, Ms. Micheline Chau, Mr. Charles D. Forman, Mr. Lewis Kramer and Mr. Alain Li for election as directors to serve until the 2025 Annual Meeting and until their successors are duly elected and qualified or their earlier resignation, disqualification, death or removal. If any of the nominees should be unavailable to serve as a director, which is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as our Board may designate.

Information regarding the director nominees is set forth above under the heading “Board of Directors Nominees.”

Required Vote

The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the nominees for directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the directors.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” THE ELECTION OF ITS SEVEN DIRECTOR NOMINEES

74	LAS VEGAS SANDS 2024 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ending December 31, 2024, and our stockholders are being asked to ratify this appointment as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm.

A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy at the annual meeting and entitled to vote thereon is required to ratify this appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

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PROPOSAL NO. 3

AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and pursuant to Section 14A of the Exchange Act, our stockholders are being provided with an advisory (non-binding) vote on executive compensation. Although the vote is advisory and is not binding on our Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required to be offered to our stockholders at least once every three years. In 2023, our stockholders recommended we provide them with the opportunity to provide their “say-on-pay” vote each year, and our Board has accepted that recommendation.

Our Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. In addition, our compensation philosophy places more emphasis on variable elements of compensation (such as annual cash bonuses and equity-based compensation) than fixed remuneration. For example, a significant portion of our executive compensation is based on the Company’s achievement of predetermined performance-based financial targets. Our executives also receive equity incentive awards to better link their compensation to the Company’s performance.

We encourage you to read our Compensation Discussion and Analysis contained in this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement).”

The above-referenced disclosures appear at pages 24-59 of the proxy statement.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy at the annual meeting and entitled to vote thereon is required to approve this resolution.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC (WHICH INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT)

76	LAS VEGAS SANDS 2024 Proxy Statement

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

At the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), you are being asked to approve the amendment and restatement of the 2004 Equity Award Plan (as amended and restated, the “Amended and Restated 2004 Equity Award Plan”) to ensure the Company will be able to continue to grant equity incentive awards to eligible participants under the Amended and Restated 2004 Equity Award Plan, including our employees, directors, consultants and advisors.

The Amended and Restated 2004 Equity Award Plan was adopted by our Board of Directors on January 23, 2024, subject to approval by our stockholders at the 2024 Annual Meeting. The Amended and Restated 2004 Equity Award Plan will become effective as of the date of the 2024 Annual Meeting (the “Effective Date”) if it is approved by our stockholders and will not become effective if such approval is not received.

The 2004 Equity Award Plan currently provides for the issuance of equity-based awards in various forms to eligible participants, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and performance-based equity awards, as described in greater detail below, and it will expire on December 14, 2024. If our stockholders vote to approve the Amended and Restated 2004 Equity Award Plan, the current term of the 2004 Equity Award Plan will be extended for another five years through December 14, 2029, and an additional 10,000,000 shares of our common stock, par value $0.001 per share, will be available for grants of equity-based awards under the Amended and Restated 2004 Equity Award Plan (in addition to the approximately 245,467 shares of our common stock remaining available for future issuance under the 2004 Equity Award Plan as of March 15, 2024, and any shares subject to outstanding awards that may become available again for future issuance if such outstanding awards expire, terminate or are otherwise canceled for any reason without the participant having received any benefit from such awards). As of March 15, 2024, the closing price of a share of our common stock on the NYSE was $51.03.

Rationale for Approval of the Amended and Restated 2004 Equity Award Plan

The Amended and Restated 2004 Equity Award Plan is intended to facilitate our use of equity-based awards and incentives to provide competitive short- and long-term compensation opportunities for the benefit of our team members, directors, consultants and advisors. Awards granted under the Amended and Restated 2004 Equity Award Plan will benefit the Company and increase stockholder value by helping us attract talented and experienced team members to enter and remain in the employment or service of the Company, facilitating the ownership of our common stock by those team members, and otherwise allowing us to grant incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between them and our stockholders.

The 2004 Equity Award Plan is currently scheduled to expire on December 14, 2024. If the Amended and Restated 2004 Equity Award Plan is not approved by our stockholders at the 2024 Annual Meeting, we may not be able to adequately incentivize our team members, directors, consultants and advisors in connection with services to be performed after the scheduled expiration of the 2004 Equity Award Plan on December 14, 2024. In addition, effective as of March 15, 2024, only 245,467 shares of our common stock remain available for future issuance under the 2004 Equity Award Plan. The Board of Directors believes the number of shares of our common stock currently available for future issuance under the 2004 Equity Award Plan will not be sufficient to meet the Company’s anticipated needs to support our equity-based compensation programs beyond 2024.

We therefore are requesting our stockholders vote to approve the Amended and Restated 2004 Equity Award Plan, pursuant to which the current term of the 2004 Equity Award Plan will be extended through December 14, 2029 and an additional 10,000,000 shares of our common stock will be available for future awards under the Amended and Restated 2004 Equity Award Plan (in addition to the approximately 245,467 shares of our common stock remaining available for future issuance under the 2004 Equity Award Plan as of March 15, 2024, and any shares subject to outstanding awards that may become available again for future issuance if such outstanding awards expire, terminate or are otherwise canceled for any reason without the participant have received any benefit from such awards). We anticipate the shares of our common stock reserved for issuance under the Amended and Restated 2004 Equity Award Plan will allow us to grant the equity-based awards and incentives necessary to adequately incentivize our team members, directors, consultants and advisors during the extended five-year term of the Amended and Restated 2004 Equity Award Plan.

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The Amended and Restated 2004 Equity Award Plan further provides that if a participant’s employment is terminated without cause or by the participant for good reason within twelve (12) months following a change in control (in each case as defined in the Amended and Restated 2004 Equity Award Plan), any unvested awards will become fully vested and exercisable, with any performance-based vesting conditions measured at actual performance levels. The Amended and Restated 2004 Equity Award Plan also increases the annual restricted stock or restricted stock unit grant to non-employee directors to $200,000 (subject to certain adjustments at the discretion of our Board of Directors), as described in greater detail below. In addition, the Amended and Restated 2004 Equity Award Plan clarifies that the grant date and amount of the initial grant of nonqualified stock options to our newly appointed non-employee directors are subject to certain adjustments at the discretion of our Board of Directors, as described in greater detail below, clarifies that the vesting of restricted shares and restricted stock units may be accelerated by the Compensation Committee, and removes miscellaneous references to Section 162(m) that are no longer applicable.

Historical Annual Share Usage

While equity-based awards and incentives are an important part of our incentive compensation program, we are mindful of our responsibility to our stockholders to exercise sound judgment in granting equity-based awards.

Overhang Percentage

As of March 15, 2024, we had approximately 245,467 shares of our common stock available for future issuance under the 2004 Equity Award Plan, and 16,673,756 shares of our common stock were subject to outstanding awards held by our team members, directors, consultants and advisors under the 2004 Equity Award Plan, which together represents approximately 2.2% of our fully diluted shares of common stock outstanding (the “Overhang Percentage”). The 10,000,000 additional shares of our common stock proposed to be included in the share reserve for the extended five-year term of the Amended and Restated 2004 Equity Award Plan would increase the Overhang Percentage to approximately 3.5%.

Share Usage and Burn Rate

The annual share usage under the 2004 Equity Award Plan for the last three fiscal years was as follows:

	FISCAL YEAR 2023	FISCAL YEAR 2022	FISCAL YEAR 2021	AVERAGE

A: Total Shares Granted During the Fiscal Year	1,104,959	1,899,945	5,324,882	2,776,595

B: Basic Weighted Average Common Shares Outstanding	763,000,000	764,000,000	764,000,000	763,666,667

C: Burn Rate (A/B)	0.14%	0.25%	0.70%	0.36%

Material Features of the Amended and Restated 2004 Equity Award Plan

The following is a summary of the material features of the Amended and Restated 2004 Equity Award Plan. This summary is qualified in its entirety by the full text of the Amended and Restated 2004 Equity Award Plan. A copy of the 2004 Equity Award Plan is publicly-filed as an exhibit to the Company’s Annual Report on Form 10-K, and a copy of the Amended and Restated 2004 Equity Award Plan is included as Annex B to this Proxy Statement.

Shares of Common Stock Available for Issuance

The maximum number of shares of our common stock reserved and available for future issuances under the Amended and Restated 2004 Equity Award Plan will be 46,344,000 shares of our common stock, of which approximately 10,245,467 (equal to the 10,000,000 additional shares of our common stock being requested pursuant to the Amended and Restated 2004 Equity Award Plan and the approximately 245,467 shares of our common stock remaining available for future issuance under the 2004 Equity Award Plan as of March 15, 2024) will be available for future issuance following the Effective Date. This amount available for future issuance following the Effective Date does not include the 16,673,756 shares of common stock subject to outstanding awards under the 2004 Equity Plan as of March 15, 2024, some of which may become available again for future issuance under the Amended and Restated 2004 Equity Award Plan if such outstanding awards expire, terminate or are otherwise canceled for any reason without the participant having received any benefit from such awards.

Shares of our common stock will be deemed to have been used in settlement of awards (and will not become available again for future issuance under the Amended and Restated 2004 Equity Award Plan) whether they are actually delivered in the form of shares or paid in cash. Shares of our common stock exchanged by a participant or withheld by the Company as full or partial payment in connection with the exercise of any award under the Amended and Restated 2004 Equity Award Plan, as well as any shares of our common stock exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award, will not be available again for future issuance under the Amended and Restated 2004 Equity Award Plan. If

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PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

an award granted under the Amended and Restated 2004 Equity Award Plan expires, terminates or is canceled for any reason whatsoever without the participant having received any benefit from such award, the shares of our common stock covered by such award shall again become available for future issuance under the Amended and Restated 2004 Equity Award Plan.

Certain Limitations on Individual Awards

No individual participating in the Amended and Restated 2004 Equity Award Plan will be granted options or stock appreciation rights under the Amended and Restated 2004 Equity Award Plan with respect to more than 3,000,000 shares of our common stock during any calendar year.

Administration

The Compensation Committee will administer the Amended and Restated 2004 Equity Award Plan. Except in the case of awards to non-employee directors, which will be administered by the Board of Directors, the Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended and Restated 2004 Equity Award Plan, and to adopt, alter and repeal rules, guidelines and practices relating to the Amended and Restated 2004 Equity Award Plan. The Compensation Committee will have the full discretion to administer and interpret the Amended and Restated 2004 Equity Award Plan, to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine among other things the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised. Subject to the provisions of the Amended and Restated 2004 Equity Award Plan and applicable law, the Compensation Committee may delegate to our chief executive officer acting together with either our president or our executive vice presidents, the authority to grant to eligible persons (other than non-employee directors or officers of the Company or its subsidiaries who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended) awards consistent with guidelines established by the Compensation Committee from time to time.

Eligible Participants

Any individual regularly employed by the Company or any of its affiliates, any director of the Company or any of its affiliates, and any consultant or advisor to the Company or any of its affiliates who may be offered securities pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended, is eligible for awards under the Amended and Restated 2004 Equity Award Plan, in each case as determined and designated by the Compensation Committee. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the Amended and Restated 2004 Equity Award Plan, except in the case of awards to non-employee directors, which will be determined by the Board of Directors. Our non-employee directors also receive automatic awards of options and either restricted stock or restricted stock units, as described below under “Non-Employee Director Awards.” The Compensation Committee and the Board of Directors will take into account, among other factors, the need to incentivize eligible participants to continue as employees, directors, or other service providers, increase their efforts on behalf of the Company, and promote the success of the Company’s business.

As of March 15, 2024, (i) approximately 39,000 individuals regularly employed by the Company and its affiliates were eligible to receive awards under the Amended and Restated 2004 Equity Award Plan, of whom approximately 76 have been selected by the Compensation Committee for participation in and hold outstanding awards under the 2004 Equity Award Plan, (ii) five non-employee directors were eligible to receive awards under the Amended and Restated 2004 Equity Award Plan, all of whom have been selected by the Board of Directors for participation in (or were eligible to receive automatic grants of awards) and hold outstanding awards under the 2004 Equity Award Plan and (iii) approximately 287 consultants or advisors to the Company and its affiliates were eligible to receive awards under the Amended and Restated 2004 Equity Award Plan, of whom none have been selected by the Compensation Committee for participation in or hold outstanding awards under the 2004 Equity Award Plan.

Plan Term

The Amended and Restated 2004 Equity Award Plan will terminate on December 14, 2029, although awards granted before that time will remain outstanding in accordance with their terms.

Type of Awards

The Amended and Restated 2004 Equity Award Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and performance-based equity awards to our employees, directors, consultants and advisors.

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Restricted Stock

The Compensation Committee is authorized to award restricted stock under the Amended and Restated 2004 Equity Award Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Units

The Compensation Committee is authorized to award restricted stock units under the Amended and Restated 2004 Equity Award Plan. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of our common stock equal to the number of units earned or, if specifically permitted in the applicable award agreement, an amount in cash equal to the fair market value of that number of shares, at the expiration of the period over which the units are to be earned, or at a later date selected by the Compensation Committee.

Options

The Compensation Committee is authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended and Restated 2004 Equity Award Plan, unless the Compensation Committee determines otherwise, the exercise price of incentive stock options and nonqualified stock options granted to our nonemployee directors, will not be less than the fair market value of our common stock at the time of grant. Options granted under the Amended and Restated 2004 Equity Award Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option that may be granted under the Amended and Restated 2004 Equity Award Plan is ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder).

Stock Appreciation Rights

The Compensation Committee is authorized to award stock appreciation rights (“SARs”) under the Amended and Restated 2004 Equity Award Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended and Restated 2004 Equity Award Plan may include SARs. SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The terms of the SARs will be subject to terms established by the Compensation Committee and reflected in the award agreement.

Stock Bonuses

The Compensation Committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

Performance-Based Equity Awards

The Compensation Committee may grant any award under the Amended and Restated 2004 Equity Award Plan in the form of a performance-based equity award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Compensation Committee may establish these performance goals with reference to one or more of the following non-exclusive criteria:

•	net earnings or net income

•	basic or diluted earnings per share

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PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

•	net revenue or net revenue growth

•	operating income

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales)

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)

•	earnings before or after taxes, interest, depreciation, amortization and/or rents

•	share price (including, but not limited to, growth measures and total stockholder return)

•	expense targets

•	margins

•	operating efficiency

•	objective measures of customer satisfaction

Any one or more of the performance criterion may be used to measure the performance of the Company and/or an affiliate as a whole or any business unit of the Company and/or an affiliate or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria as compared to the performance of a group of comparator companies, or published or special index the Compensation Committee, in its sole discretion, deems appropriate, or the Company may select the share price performance criteria as compared to various stock market indices.

Non-Employee Director Awards

Under the Amended and Restated 2004 Equity Award Plan, in the circumstances described below, non-employee directors will receive automatic awards of options and either restricted stock or restricted stock units.

On the date any person first becomes a non-employee director (or such later date as may be determined by the Board of Directors), such non-employee director will automatically be granted nonqualified stock options with an aggregate grant value of $100,000 (or such other amount that the Board of Directors may establish in advance with respect to any subsequent appointment or election of a non-employee director) calculated using the Black-Scholes option valuation model. All non-employee director stock options will have a ten year term and will vest and become exercisable over a period of five years at a rate of 20% on each of the first five consecutive anniversaries of the grant date.

In addition, on the date of each annual meeting of stockholders, each non-employee director will be automatically granted shares of restricted stock or restricted stock units (as elected by the non-employee director) with an aggregate fair market value on the date of grant equal to $200,000 (or such other amount that the Board of Directors may establish in advance with respect to any subsequent annual meetings of stockholders). The grant will become vested on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the annual meeting of stockholders occurring in the calendar year following the calendar year in which the grant date occurs. If a non-employee director stops being a member of the Board of Directors prior to the vesting date, the grant will be forfeited in its entirety. Subject to limited exceptions, upon vesting of the restricted stock or restricted stock units, non-employee directors may not sell the shares of common stock underlying such awards while serving as a member of the Board of Directors.

For the avoidance of doubt, the Board of Directors may act in any year to make additional grants to non-employee directors in addition to the automatic awards of options and either restricted stock or restricted stock units set forth in the Amended and Restated 2004 Equity Award Plan.

Transferability

Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Change in Control

In the event a change in control occurs (as defined in the Amended and Restated 2004 Equity Award Plan) and either (x) an outstanding award is not assumed or substituted in connection with the change in control or (y) an outstanding award is

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assumed or substituted in connection with the change in control and the participant’s employment or service is terminated without cause (as defined in the Amended and Restated 2004 Equity Award Plan) or by the participant for good reason (if applicable, as defined in the Amended and Restated 2004 Equity Award Plan) on or after the effective date of the change in control but within twelve (12) months following the change in control, then any unvested awards will become fully vested and exercisable, with any performance-based vesting conditions measured at actual performance levels (as determined by the Compensation Committee). The Compensation Committee may, in its discretion, cancel outstanding awards and pay the value (if any) of the awards to the participants in connection with a change in control, provided that if the option price or strike price of any outstanding award is equal to or greater than the value of such award, the Compensation Committee may cancel such award without the payment of any consideration to the participant.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the Amended and Restated 2004 Equity Award Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient. In addition, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option and (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) in a manner which would be reportable as a repricing on the Proxy Statement.

Additional Award Information

Other than with respect to the one-time awards of stock options to our new non-employee directors upon joining the Board of Directors and the annual restricted stock or restricted stock unit awards to our non-employee directors on the date of each of the Company’s annual meetings of stockholders, the dollar value and number of awards to be granted in the future to eligible participants in the Amended and Restated 2004 Equity Award Plan are not currently determinable because the value and number of such awards are subject to the discretion of the Compensation Committee (and in certain cases, the Board of Directors). Consequently, it is not possible to determine the benefits that might be received by participants under the Amended and Restated 2004 Equity Award Plan.

For information relating to the grants made under the 2004 Equity Award Plan for the last fiscal year to the Company’s named executive officers, refer to the “2023 Grant of Plan-Based Awards” table on page 45 of the Proxy Statement. For more information relating to the awards outstanding and the number of shares of our common stock remaining available for future issuance under the 2004 Equity Award Plan as of December 31, 2023, refer to the “Equity Compensation Plan Information” table on page 68 of the Proxy Statement.

New Plan Benefits Table

Pursuant to SEC rules, the following table sets forth the benefits or amounts that will be received by or allocated to each of the following individuals or groups under the Amended and Restated 2004 Equity Award Plan to the extent determinable:

AMENDED AND RESTATED 2004 EQUITY AWARD PLAN

NAME AND POSITION	DOLLAR VALUE	NUMBER OF UNITS

Robert G. Goldstein, Chairman and Chief Executive Officer	—	—

Patrick Dumont, President and Chief Operating Officer	—	—

Randy Hyzak, Executive Vice President and Chief Financial Officer	—	—

D. Zachary Hudson, Executive Vice President, Global General Counsel and Secretary	—	—

Executive Group	—	—

Non-Executive Director Group — Options	See Footnote 1	See Footnote 1

Non-Executive Director Group — Restricted Stock/RSUs	$6,000,000	See Footnote 2

Non-Executive Officer Employee Group	See Footnote 3	See Footnote 3

(1)

Under the Amended and Restated 2004 Equity Award Plan, we will automatically award each new non-employee director a grant of stock options with a grant date Black-Scholes value of $100,000 (or such other amount that the Board of Directors may establish in advance with respect to any subsequent appointment or election of a non-employee director) upon joining the Board of Directors.

(2)

Under the Amended and Restated 2004 Equity Award Plan, we will automatically award each non-employee director an annual grant of restricted stock or restricted stock units with an aggregate fair market value on the date of grant equal to $200,000 (or such other amount

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PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

that the Board of Directors may establish in advance with respect to any subsequent annual meetings of stockholders). The number of shares to be issued to each of our non-employee directors will be determined by dividing $200,000 by the closing price of a share of our common stock on the date of grant (which is the date of the annual meeting of stockholders). The dollar amount shown in this row represents the aggregate dollar value of the annual restricted stock grants that would be made to each of our current non-employee directors on the date of our annual meetings of stockholders in each of 2024, 2025, 2026, 2027, 2028 and 2029 prior to the expiration date of the Amended and Restated 2004 Equity Award Plan on December 14, 2029. If the Amended and Restated 2004 Equity Award Plan providing for automatic awards to each non-employee director with an aggregate fair market value on the date of grant equal to $200,000 had been in effect during 2023, 19,624 restricted shares with a dollar value of $1.2 million would have been granted to our then non-employee directors on May 11, 2023. For the avoidance of doubt, the Board of Directors may act in any year to make additional grants to our non-employee directors in addition to these automatic awards of restricted stock or restricted stock units, but such grants (if any) are not presently determinable.

(3)

Certain non-executive officer employees of the Company are entitled to receive annual stock option grants during their employment. Each annual grant will have an aggregate grant date value (based on the Black-Scholes model) equivalent to a percentage of their annual base salary.

Existing Plan Benefits

As of March 15, 2024, the following number of outstanding stock options, restricted stock units and restricted shares were held under the 2004 Equity Award Plan by the following individuals and groups: (i) each of our named executive officers held the following amounts: Mr. Goldstein held 6,750,000 stock options, 386,332 restricted stock units and zero restricted shares; Mr. Dumont held 1,925,000 stock options, 200,411 restricted stock units and zero restricted shares; Mr. Hyzak held 636,247 stock options, 60,123 restricted stock units and zero restricted shares; and Mr. Hudson held 1,160,157 stock options, 55,112 restricted stock units and zero restricted shares; (ii) our executive officers as a group (i.e., our named executive officers) held an aggregate of 10,471,404 stock options, 701,978 restricted stock units and zero restricted shares; (iii) our current nonemployee directors as a group held an aggregate of 23,688 stock options, zero restricted stock units and 11,444 restricted shares; (iv) the director nominees for this year who are not current non-employee directors (if any) held zero stock options, restricted stock units and restricted shares; (v) associates of our executive officers, non-employee directors and director nominees for this year held zero stock options, restricted stock units and restricted shares; and (vi) all employees, including all current officers who are not executive officers, as a group held an aggregate of 4,346,739 stock options, 1,115,745 restricted stock units and zero restricted shares. As of March 15, 2024, the following individuals held 5% or more of the total number of outstanding stock options and restricted stock units under the 2004 Equity Award Plan: Messrs. Goldstein, Dumont and Hudson held 6,750,000, 1,925,000 and 1,160,157 stock options, 386,332, 200,411 and 55,112 restricted stock units, respectively, and zero restricted shares. No other person held 5% or more of the total number of outstanding stock options, restricted stock units and restricted shares under the 2004 Equity Award Plan. For information about stock option and restricted stock units or restricted shares (to the extent determinable) to be received by our non-employee directors under the Amended and Restated 2004 Equity Award Plan, refer to the “New Plan Benefits Table” on page 82 of the Proxy Statement.

The foregoing stock options, restricted stock units and restricted shares were granted in consideration for services provided to the Company as an employee or as a non-employee director. The stock options were granted with an exercise price that was not be less than the fair market value of our common stock at the time of grant, and the maximum term of each option does not exceed ten years. As of March 15, 2024, the closing price of a share of our common stock on the NYSE was $51.03. For a summary of certain U.S. federal income tax consequences of the issuance and exercise of such stock options, restricted stock units and restricted shares to the Company and the participants, see the section below entitled “U.S. Federal Income Tax Consequences.”

Registration with SEC

We intend to file with the SEC a registration statement on Form S-8 covering the additional 10,000,000 shares of our common stock issuable under the Amended and Restated 2004 Equity Award Plan (if approved by our stockholders).

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the Amended and Restated 2004 Equity Award Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

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Options

An optionee generally will not recognize taxable income upon the grant of a nonqualified stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of our common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income. The optionee’s tax basis in any shares of our common stock received upon exercise of an option will be the fair market value of the shares of our common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of our common stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares of our common stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of our common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the participant recognizes as ordinary income. The participant’s tax basis in any share of our common stock received upon exercise of a SAR will be the fair market value of the share of our common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of our common stock at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends that accrue on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income) when paid on the vesting date of the underlying restricted shares. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent, ordinary income is recognized by such participant.

84	LAS VEGAS SANDS 2024 Proxy Statement

PROPOSAL NO. 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

Restricted Stock Units

In general, the grant of restricted stock units (including performance stock units) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Stock Bonuses, Performance-Based Equity Awards and Other Awards

With respect to other awards granted under the Amended and Restated 2004 Equity Award Plan, including performance-based equity awards and stock bonuses, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of our common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve the Amendment and Restatement of the 2004 Equity Award Plan.”

Required Vote

The affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy at the annual meeting and entitled to vote thereon is required to approve this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY AWARD PLAN

LAS VEGAS SANDS 2024 Proxy Statement	85

PROXY STATEMENT

— PROXY AND VOTING INFORMATION

Our Board of Directors (the “Board”) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the annual meeting. We will hold the annual meeting online on Thursday, May 9, 2024, at 11:00 a.m. Pacific time. Please note throughout these proxy materials we may refer to Las Vegas Sands Corp. as “the Company,” “LVSC,” “LVS,” “we,” “us,” or “our.”

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by March 28, 2024. The Company will continue to mail a printed copy of this Proxy Statement and form of proxy to certain stockholders, and it expects mailing to begin on or about March 28, 2024.

Attending the Annual Meeting as a Stockholder of Record

If you were a stockholder of record at the close of business on March 15, 2024, you can attend the annual meeting by accessing https://web.lumiagm.com/282745561 and entering the 11-digit control number on the proxy card or Notice of Availability of Proxy Materials you previously received and the meeting password, sands2024.

Registering to Attend the Annual Meeting as a Beneficial Owner

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with the proxy materials for the annual meeting from that organization rather than directly from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your voting instruction form. To vote at the annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form.

To register to attend the annual meeting, after obtaining a valid legal proxy from your broker, bank or other agent, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company LLC

Attn: Proxy Tabulation Department

55 Challenger Road, Floor 2

Ridgefield, NJ 07660

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 2, 2024.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the annual meeting and vote your shares at https://web.lumiagm.com/282745561 during the meeting. The password for the annual meeting is sands2024. Follow the instructions provided to vote. We encourage you to access the annual meeting starting one hour prior to the start time, leaving ample time for the check in.

Asking Questions

Stockholders who attend the annual meeting by following the instructions above will have an opportunity to submit questions electronically during the question and answer period after the conclusion of the formal business of the meeting. Each stockholder

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PROXY STATEMENT

may submit one question and one follow-up question, and questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. We do not post stockholder questions or responses on our website.

Voting Shares

If you have not already voted your shares in advance, or if you wish to change your vote, you will be able to vote your shares electronically during the annual meeting by clicking on the link on the meeting website. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting.

Technical Difficulties

The annual meeting site will be active one hour prior to the start of the meeting and stockholders are encouraged to log in to the meeting early. Only stockholders who have an 11-digit control number may attend the annual meeting and vote during the annual meeting. Stockholders experiencing technical difficulties accessing the meeting may visit https://go.lumiglobal.com/faq for assistance.

Who Can Vote

Only stockholders of record of the Company’s Common Stock, as of March 15, 2024, will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

How Many Shares Can Be Voted

The authorized capital stock of the Company presently consists of 1,000,000,000 shares of Common Stock. At the close of business on March 15, 2024, 751,265,880 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote for each share held of record on that date on all matters that may come before the annual meeting. There is no cumulative voting in the election of directors.

How You Can Vote

You may attend the annual meeting and vote your shares. You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card.

The presence of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the annual meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the NYSE, a brokerage firm may give a proxy to vote its customers’ stock without customer instructions if the brokerage firm (i) transmitted proxy materials to the beneficial owner of the stock, (ii) did not receive voting instructions by the date specified in the statement accompanying the proxy materials, and (iii) has no knowledge of any contest with respect to the actions to be taken at the annual meeting and such actions are adequately disclosed to stockholders. In addition, under current NYSE rules, brokerage firms may not vote their customers’ stock without instructions from the customer if the vote concerns the election of directors, a matter relating to executive compensation, including the advisory proposal on compensation, which will be voted on at the meeting, or an authorization for a merger, consolidation or any matter that could substantially affect the rights or privileges of the stock. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.

Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the annual meeting. Proposal Nos. 2, 3 and 4 require the affirmative vote of a majority of the shares of Common Stock present in person (virtually) or by proxy and entitled to vote thereon at the annual meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the election of directors. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote at the annual meeting.

LAS VEGAS SANDS 2024 Proxy Statement	87

Dr. Miriam Adelson, and trusts and other entities for the benefit of the Adelsons and their family members together beneficially owned approximately 51.9% of our outstanding Common Stock as of the record date. Dr. Adelson, the trustees for the various trusts and individuals authorized to vote the shares of Common Stock held by such other entities have indicated they will vote the shares of Common Stock over which they exercise voting control in accordance with the recommendations of our Board as set forth below.

Brokers are not permitted to vote on any matter other than the ratification of the appointment of our independent public accounting firm without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year. To ensure your shares are voted in the manner you desire, you should provide instructions to your broker, bank or other nominee on how to vote your shares for each of the proposals to be voted on at the annual meeting in the manner permitted by your broker, bank or other nominee. Without these instructions, shares held by beneficial owners will not be voted on Proposal Nos. 1, 3 and 4.

If you duly submit a proxy but do not specify how you want to vote, your shares will be voted as our Board recommends, which is:
• “FOR” the election of each of the nominees for director as set forth under Proposal No. 1;
• “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 as described in Proposal No. 2;
• “FOR” the advisory proposal on executive compensation as described in Proposal No. 3; and
• “FOR” the approval of the amendment and restatement of the 2004 Equity Award Plan as described in Proposal No. 4.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised in any of three ways:

•	by notifying the Corporate Secretary of the revocation or change in writing;

•	by delivering to the Corporate Secretary a later dated proxy; or

•	by voting your shares at the annual meeting.

You will not revoke a proxy merely by attending the annual meeting. To revoke or change a proxy, you must take one of the actions described above.

Any revocation of a proxy, or a new proxy bearing a later date, should be sent to the following address: Corporate Secretary, Las Vegas Sands Corp., 5420 S. Durango Drive, Las Vegas, Nevada 89113. To revoke a proxy previously submitted by telephone, Internet or mail, simply submit a new proxy at a later date before the taking of the vote at the annual meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or other nominee.

Other Matters to be Acted upon at the Meeting

Our Board presently is not aware of any matters other than those specifically stated in the Notice of Annual Meeting that are to be presented for action at the annual meeting. If any matter other than those described in this Proxy Statement is presented at the annual meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

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PROXY STATEMENT

Delivery of One Notice or Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

In connection with the annual meeting, we are required to send to each stockholder of record a Notice or a Proxy Statement and annual report and to arrange for a Notice or a Proxy Statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank or other nominee. Because many stockholders hold shares of Common Stock in multiple accounts, this process would result in duplicate mailings of Notices or Proxy Statements and annual reports to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Notice or Proxy Statement and annual report will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record

If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice or Proxy Statement and annual report, you may enroll in the electronic delivery service by going directly to the website of our transfer agent, Equiniti Trust Company, LLC, at https://equiniti.com/us/ast-access anytime and following the instructions.

Beneficial Stockholders

If your shares are not registered in your own name, your broker, bank or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice or Proxy Statement and annual report if there are other Las Vegas Sands Corp. stockholders who share an address with you. If you currently receive more than one Notice or Proxy Statement and annual report at your household and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies

If you consent to the delivery of a single Notice or Proxy Statement and annual report, but later decide you would prefer to receive a separate copy of the Notice or Proxy Statement and annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Notices or Proxy Statements and annual reports. If you wish to receive a separate copy of the Notice or Proxy Statement and annual report for each stockholder sharing your address in the future, you may contact our transfer agent directly by telephone at 1-800-937-5449 or by visiting its website at https://equiniti.com/us/ast-access and following the instructions.

LAS VEGAS SANDS 2024 Proxy Statement	89

TIMEFRAME FOR STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholders intending to present a proposal at the 2025 Annual Meeting for inclusion in our Proxy Statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Las Vegas Sands Corp., Attention: Corporate Secretary, 5420 S. Durango Drive, Las Vegas, Nevada 89113. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than November 28, 2024.

In addition, our by-laws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting when such matter is not submitted for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8 of the Exchange Act. Generally, notice of a nomination or proposal not submitted pursuant to Rule 14a-8 must be delivered to us not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Accordingly, for our 2025 Annual Meeting, notice of a nomination or proposal must be delivered to us no earlier than January 9, 2025 and no later than February 8, 2025. (If the date of the annual meeting, however, is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the 120th day prior to such annual meeting date and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.) Nominations and proposals also must satisfy other requirements set forth in the by-laws. If a stockholder complies with the forgoing notice provisions and with certain additional procedural requirements in our by-laws and the SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting.

We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

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OTHER INFORMATION

The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person (virtually), for which no additional compensation will be paid to them.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting to be held on May 9, 2024: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2023, are available on our website at https://investor.sands.com/annual-meeting/default.aspx.

LAS VEGAS SANDS 2024 Proxy Statement	91

ANNEX A

NON-GAAP MEASURES

We provide certain non-GAAP financial measures in this Proxy Statement that are not in accordance with, or alternatives for, accounting principles generally accepted in the United States of America.

CONSOLIDATED ADJUSTED PROPERTY EBITDA

YEAR ENDED DECEMBER 31, 2023

(in millions)

Net income	$1,431

Add (deduct):

Income tax expense	344

Other expense	8

Interest expense, net of amounts capitalized	818

Interest income	(288)

Loss on disposal or impairment of assets	27

Amortization of leasehold interests in land	58

Depreciation and amortization	1,208

Development expense	205

Pre-opening expense	15

Stock-based compensation	29

Corporate expense	230

CONSOLIDATED ADJUSTED PROPERTY EBITDA	$4,085

LAS VEGAS SANDS 2024 Proxy Statement	A-1

ANNEX B

AMENDED AND RESTATED 2004 EQUITY AWARD PLAN

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Performance Compensation Awards, or any combination of the foregoing.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Performance Compensation Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform the Participant’s duties to the Company, or an Affiliate (other than as a result of the Participant’s incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of the Participant’s duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (iv) the failure of the Participant to follow the lawful instructions of the Board or the Participant’s direct superiors or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

(e) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by the estate of Sheldon G. Adelson (“Adelson”) or any Related Party or any group of which the estate of Adelson or a Related Party is a member (a “Designated Holder”), (IV) any acquisition which complies with clauses (A) and (B) of subsection (v) of this Section 2(e), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

LAS VEGAS SANDS 2024 Proxy Statement	B-1

(ii) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the dissolution or liquidation of the Company;

(iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company, other than any such sale, transfer or other disposition to one or more Designated Holders; or

(v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, and (B) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means (i) a committee of at least two people as the Board may appoint to administer the Plan or (ii) (x) if no such committee has been appointed by the Board or (y) even if such a committee has been appointed, with respect to the grant of an Award to a Non-Employee Director and the administration of such Award, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

(h) “Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

(i) “Company” means Las Vegas Sands Corp., a Nevada corporation, and any successor thereto.

(j) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(k) “Director Stock Option” means a grant of a Nonqualified Stock Option to a Non-Employee Director under Section 7 of the Plan.

B-2	LAS VEGAS SANDS 2024 Proxy Statement

(l) “Director Restricted Stock” means a grant of Restricted Stock to a Non-Employee Director under Section 9 of the Plan.

(m) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(n) “Effective Date” means December 15, 2004.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to grants of Awards with respect to which the Company’s tax deduction could be limited by Section 162(m) of the Code if such clause did not apply.

(p) “Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to a Registration Statement on Form S-8 under the Securities Act or any successor form that may be adopted by the Securities and Exchange Commission.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value on such date based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(s) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

(t) “Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Award.

(u) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 11(d)(iv) of the Plan.

(v) “Nevada Gaming Laws” means the statutes of the State of Nevada, the regulations of the Nevada Gaming Commission, the rules, directives and decisions of the Nevada Gaming Commission and State Gaming Control Board, the ordinances of Clark County, Nevada, and the regulations of the Clark County Liquor and Gaming Licensing Board.

(w) “Non-Employee Director” shall mean a director of the Company who is not also an employee of the Company.

(x) “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

(y) “Option” means an Award granted under Section 7 of the Plan.

(z) “Option Period” means the period described in Section 7(c) of the Plan.

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(aa) “Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(cc) “Parent” means any parent of the Company as defined in Section 424(e) of the Code.

(dd) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ee) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award or any other performance-based Award under the Plan.

The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and may include, but shall not be limited to, the following:

(i) net earnings or net income;

(ii) basic or diluted earnings per share;

(iii) net revenue or net revenue growth;

(iv) operating income;

(v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

(vi) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(vii) earnings before or after taxes, interest, depreciation, amortization and/or rents;

(viii) share price (including, but not limited to, growth measures and total stockholder return);

(ix) expense targets;

(x) margins;

(xi) operating efficiency; and

(xii) objective measures of customer satisfaction.

Any one or more of the Performance Criterion may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (xi) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

(ff) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or any other performance-based Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award or any other performance-based Award has been earned for the Performance Period.

(gg) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs,

(ii) litigation or claim judgments or settlements,

(iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results,

(iv) any reorganization and restructuring programs,

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(v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

(vi) acquisitions or divestitures,

(vii) any other unusual or nonrecurring events,

(viii) foreign exchange gains and losses, and

(ix) a change in the Company’s fiscal year.

(hh) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award or any other performance-based Award under the Plan.

(ii) “Plan” means this Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan.

(jj) “Related Party” means (i) any spouse, child, stepchild, sibling or descendant of Adelson, (ii) any estate of Adelson or any person described in clause (i), (iii) any person who receives a beneficial interest in the Company or any Subsidiary from any estate described in clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who hold such beneficial interest in the Company or any Subsidiary for the benefit of, or as fiduciary for, any person under clauses (i), (ii) or (iii) to the extent of such interest, (v) any corporation, trust or similar entity owned or controlled by the estate of Adelson or any person referred to in clause (i), (ii), (iii) or (iv) or for the benefit of any person referred to in clause (i), or (vi) the spouse or issue of one or more of the persons described in clause (i).

(kk) “Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 of the Plan or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ll) “Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

(mm) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

(pp) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(qq) “Stock Bonus” means an Award granted under Section 10 of the Plan.

(rr) “Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 of the Plan which defines the rights and obligations of the parties thereto.

(ss) “Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(tt) “Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

(uu) “Vested Unit” shall have the meaning ascribed thereto in Section 9(d) of the Plan.

3.	Effective Date, Duration and Stockholder Approval

The Plan originally became effective as of the Effective Date and was amended and restated effective as of June 4, 2014, May 16, 2019 and [May] [ ], 2024. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

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The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be December 14, 2029; provided, however, that such termination shall not affect Awards then outstanding, the terms and conditions of the Plan shall continue to apply to such Awards, and the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.	Administration

(a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) Subject to the provisions of the Plan and applicable law, the Committee may delegate to the Chief Executive Officer acting together with either the President or an Executive Vice President of the Company the authority to grant Awards under the Plan to any Eligible Person (other than a Non-Employee Director or an officer of the Company or its Subsidiaries who is subject to the provisions of Section 16 of the Exchange Act), provided that such grants are consistent with guidelines established by the Committee from time to time.

5.	Grant of Awards; Shares Subject to the Plan

Subject to Section 4 of the Plan, the Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and/or Performance Compensation Awards to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13 of the Plan, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 46,344,000 shares;

(b) Shares of Stock shall be deemed to have been used in settlement of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. Notwithstanding the foregoing, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any of its Affiliates to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for future Awards under the Plan, and notwithstanding that

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a Stock Appreciation Right is settled by the delivery of a net number of shares of Stock, the full number of shares of Stock underlying such Stock Appreciation Right shall not be available for future Awards under the Plan. Shares of Stock, if any, that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or Stock Appreciation Right or from the payment of any purchase price with respect to any other Award shall not be added to the aggregate number of shares of Stock available for future Awards under the Plan. In accordance with (and without limitation upon) the foregoing, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to Section 5(e) of the Plan by reason of a new Award being granted in substitution therefor.

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing;

(d) Subject to Section 13 of the Plan, no person may be granted Options or SARs under the Plan during any calendar year with respect to more than 3,000,000 shares of Stock; and

(e) Without limiting the generality of the preceding provisions of this Section 5, and subject to Section 16 (b) of the Plan, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements and the requirements of any stock exchange and stock quotation system on or over which the Stock is listed or traded, as applicable, as of the date such new Award is granted.

6.	Eligibility

Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement. All of the shares of Stock in respect of which Awards may be granted pursuant to Section 5(a) of the Plan may be granted in the form of Incentive Stock Options.

(a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e) of the Plan, the Fair Market Value of a share of Stock on the Date of Grant, and (ii) in the case of a Nonqualified Stock Option, the par value of a share of Stock; provided, however, that Director Stock Options shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the

LAS VEGAS SANDS 2024 Proxy Statement	B-7

Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options, other than Director Stock Options, shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) No shares of Stock shall be delivered pursuant to any exercise of an Option until the Company has received full payment of the Option Price therefor. Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k) of the Plan, Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv) Each Option (other than Director Stock Options) shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date such Participant makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date the Participant acquired the Stock by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(vii) A Stock Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Stock so purchased may be subject to a share repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate. The Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless the Committee otherwise specifically provides in an Stock Option Agreement

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

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(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g) Director Stock Options.

(i) Notwithstanding any of this Section 7 to the contrary, on the date any person first becomes a Non-Employee Director (or such later date as may be determined by the Board), such person shall be automatically granted, without further action by the Board, a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes option valuation model) of $100,000 (or such other amount that the Board may establish in advance with respect to any subsequent appointment or election of a Non-Employee Director).

(ii) All Options granted to Non-Employee Directors pursuant to Section 7(g)(i) of the Plan shall hereinafter be referred to as “Director Stock Options” and shall be subject to the following conditions:

(A) Option Price. All Directors Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant.

(B) Vesting. All Director Stock Options shall vest and become exercisable over a period of five years at the rate of 20% on each of the five consecutive anniversaries of the applicable Date of Grant, provided the Non-Employee Director’s service as a director continues through each such anniversary.

(C) Term. The term of each Director Stock Option (the “Director Option Term”), after which each such Director Stock Option shall expire, shall be ten years from the Date of Grant.

(D) Expiration. If, prior to the expiration of the Director Option Term of a Director Stock Option, a Non-Employee Director shall cease to be a member of the Board, the Director Stock Option shall expire on the earlier of the expiration of the Director Option Term or (i) one year after such cessation on account of the death of the Non-Employee Director or (ii) three months after the date of such cessation for any other reason. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Director Stock Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation, except in the case of a cessation on account of the death of the Non-Employee Director, in which case such Option shall be fully exercisable.

(E) Director Stock Option Agreement. Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such additional provisions as may be determined by the Board.

8.	Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date

LAS VEGAS SANDS 2024 Proxy Statement	B-9

over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.	Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant. Notwithstanding any vesting dates set by the Committee for any Restricted Stock or Restricted Stock Units, the Committee may, in its sole discretion, accelerate the vesting of such Restricted Stock or Restricted Stock Units.

(ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b) of the Plan, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and at the discretion of the Committee, interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings.

(iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). Such Dividend Equivalents shall be withheld by the Company for the Participant’s account, and at the discretion of the Committee, interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

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(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9(d) of the Plan and the applicable Award agreement and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) of the Plan and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.

Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) of the Plan and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(e) Stock Restrictions. Each certificate (if any) representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of       , between Las Vegas Sands Corp. and      . A copy of such Plan and Agreement is on file at the offices of Las Vegas Sands Corp.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

(f) Director Restricted Stock. Notwithstanding any of this Section 9 to the contrary, on the date of each of the Company’s annual meetings of stockholders, each Non-Employee Director shall be automatically granted, without further action by the Board, shares of Restricted Stock having an aggregate Fair Market Value on the Date of Grant equal to $200,000 (or such other

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amount that the Board may establish in advance with respect to any subsequent annual meetings of stockholders) in respect of the year of service commencing on the date of such annual meeting. All such shares of Restricted Stock granted to Non-Employee Directors shall hereinafter be referred to as “Director Restricted Stock” and shall contain the following provisions:

(i) Restricted Period. The Restricted Period in respect of Director Restricted Stock shall expire on the earlier to occur of (x) the one year anniversary of the applicable Date of Grant and (y) the date of the Company’s annual meeting of stockholders occurring in the calendar year following the calendar year in which the applicable Date of Grant occurs; provided, that the Non-Employee Director continues to serve as a member of the Board through such expiration of the Restricted Period or, if earlier, the date of the Non-Employee Director’s death; provided, further, that Director Restricted Stock as to which the Restricted Period has expired may not be sold or, other than as allowed under Section 12(k) of the Plan, transferred by a Non-Employee Director while a member of the Board; provided, however, that a Non-Employee Director shall be permitted to sell that number of vested shares of Restricted Stock having an aggregate Fair Market Value equal to the amount of federal, state and local taxes incurred by the Participant as a result of the vesting of such shares of Restricted Stock.

(ii) Forfeiture. Except as provided in subsection (i) of this Section 9(f), if a Non-Employee Director shall cease to be a member of the Board for any reason prior to the expiration of the Restricted Period as to any Director Restricted Stock, such Director Restricted Stock shall be forfeited in its entirety.

(iii) Director Restricted Stock Agreement. Each Award of Director Restricted Stock shall be evidenced by a Director Restricted Stock Agreement, which shall contain such additional provisions as may be determined by the Board.

(iv) Non-Employee Director Election. Each Non-Employee Director may elect, in accordance with procedures established by the Committee, to receive a grant of Restricted Stock Units in lieu of each automatic annual award of shares of Director Restricted Stock, any such grant of Restricted Stock Units to have the same Fair Market Value, Restricted Period and other terms as the applicable grant of Director Restricted Stock. Notwithstanding the foregoing, any Non-Employee Director who elects to receive Restricted Stock Units may elect the settlement date for the Restricted Stock Units, provided that the settlement date for such Restricted Stock Units shall not be earlier than the date on which the Restricted Period lapses.

10.	Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.	Performance Compensation Awards and Other Performance-Based Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to grant performance-based Awards under the Plan and (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a Performance Compensation Award.

(b) Eligibility. The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards or any other performance-based Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award or any other performance-based Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award or any other performance-based Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

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(c) Discretion of Committee with Respect to Performance Compensation Awards and Other Performance-Based Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Determination of Performance. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved. The Committee shall then determine the actual size of each Participant’s Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 11(d)(iv) of the Plan, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Award for a Performance Period, the Committee may reduce or eliminate the amount of the Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase an Award above the maximum amount payable under Sections 5(d) or 11(d)(vi) of the Plan.

(v) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards and any other performance-based Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the determinations required by this Section 11.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 3,000,000 shares of Stock or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

12.	General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

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(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person. At the discretion of the Committee, each Award (representing one share of Stock) may be credited with cash and stock dividends or Dividend Equivalents, as applicable. Such Dividend Equivalents shall be withheld by the Company for the Participant’s account, and at the discretion of the Committee, interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Award (and earnings thereon, if applicable) shall be distributed to the Participant upon vesting or settlement of such Award, as applicable, and, if such Award is forfeited, the Participant shall have no right to such Dividends Equivalents.

(c) Government and Other Regulations. The obligation of the Company to grant or settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award made or granted hereunder unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability or such other amount as may be permitted by applicable law and accounting standards) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e) Claim to Awards and Employment or Service Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

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(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws (in each case as may be amended and/or restated), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Nevada applicable to contracts made and performed wholly within the State of Nevada and, to the extent applicable, the Nevada Gaming Laws.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, subject to compliance with applicable law, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B) a trust solely for the benefit of the Participant and such Participant’s Immediate Family Members;

(C) a partnership or limited liability company whose only partners or shareholders are the Participant and such Participant’s Immediate Family Members; or

(D) any other transferee as may be approved either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

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(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than such member.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(o) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(p) Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(q) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

13.	Changes in Capital Structure

With respect to Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) of the Plan and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Sections 5(d) or 11(d)(vi) of the Plan, the Committee shall make an equitable adjustment or substitution, in order to prevent substantial enlargement or dilution of a Participant’s rights in a manner consistent with the purposes of the Plan, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended

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operation of the Plan; provided, however, that the manner of any such equitable adjustment shall be determined by the Committee in its sole discretion. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following in which the outstanding Awards are not assumed or substituted in connection therewith:

(A) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;

(B) All or substantially all of the assets of the Company are acquired by another person;

(C) The reorganization or liquidation of the Company; or

(D) The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards (if any) based upon the price per share of Stock received or to be received by other stockholders of the Company in the event; provided, however, that if the Option Price or Strike Price of any outstanding Award is equal to or greater than the value of such Award as determined in accordance with this Section 13, the Committee may cancel such Award without the payment of any consideration to the Participant. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.	Effect of Change in Control

(a) Except to the extent provided in a particular Award agreement or in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable), in either case on or after the effective date of the Change in Control but prior to twelve (12) months following the Change in Control, then:

(i) any unvested or unexercisable portion of any Awards carrying a right to exercise shall become fully vested and exercisable; and

(ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any Awards shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at actual performance levels (as determined by the Committee).

For purposes of this Plan, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Committee, in its sole discretion, pursuant to Section 13 of the Plan). In addition, for purposes of this Plan, “Good Reason” has the meaning assigned to such term in the Award agreement or in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate; provided that in the absence of such an agreement, or if such agreement does not define “Good Reason,” Good Reason and any provision of the Plan that refers to Good Reason shall not be applicable to such Participant.

(b) In addition, in the event of a Change in Control in which the outstanding Awards are not assumed or substituted in connection therewith, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards (if any) based upon the price per share of Stock received or to be received by other stockholders of the Company in the event; provided, however, that if the Option Price or Strike Price of any outstanding Award is equal to or greater than the value of such Award as determined in accordance with this Section 14(b), the Committee may cancel such Award without the payment of any consideration to the Participant.

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(c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.	Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.	Amendments and Termination

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option and (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower Option Price) or any other award in a manner which would be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act).

17.	Section 409A of the Code

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). The Board or the Committee shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any Award treated as deferred compensation, provided that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or

B-18	LAS VEGAS SANDS 2024 Proxy Statement

comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

18.	Clawback Policy

Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement), including, without limitation, the Company’s Forfeiture of Improperly Received Compensation Policy, effective January 23, 2018, as may be amended from time to time, and the Company’s Clawback Policy, effective December 1, 2023 (together, the “Clawback Policies”). By accepting any Award under the Plan, a Participant knowingly, voluntarily and irrevocably consents to and agrees to be bound by and subject to the terms and conditions of the Clawback Policies, including that (i) the Participant will return any erroneously awarded compensation that is required to be repaid in accordance with the Clawback Policies, (ii) any Award that Participant receives, have received or may become entitled to receive from the Company pursuant to the Plan is subject to the Clawback Policies, and the Clawback Policies may affect such Award, and (iii) Participant has no right to indemnification, insurance payments or other reimbursement by or from the Company for any Award that is subject to recoupment and/or forfeiture under the Clawback Policies.

LAS VEGAS SANDS 2024 Proxy Statement	B-19

SANDS | 2024 PROXY STATEMENT

MACAO | SINGAPORE

Corporate Headquarters
5420 S. Durango Dr.
Las Vegas, NV 89113
702.923.9000
sands.com

On the cover: Marina Bay Sands

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

May 9, 2024

VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. Mailed proxies must be received by May 8, 2024, in order for your vote to be counted.

VIRTUALLY AT THE MEETING - The Company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/282745561 and be sure to have your control number available. The meeting password is sands2024.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to be Held on May 9, 2024: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2023 are available on our website at https://investor.sands.com/annual-meeting/default.aspx

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛ 207303000000000100 1	050924

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1
AND “FOR” PROPOSALS NO. 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ (1) Robert G. Goldstein ¡ (2) Patrick Dumont ¡ (3) Irwin Chafetz ¡ (4) Micheline Chau ¡ (5) Charles D. Forman ¡ (6) Lewis Kramer ¡ (7) Alain Li		FOR	AGAINST	ABSTAIN
			3. An advisory (non-binding) vote to approve the compensation of the named executive officers.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			4. Approval of the amendment and restatement of the 2004 Equity Award Plan.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted “FOR” all of the director nominees in proposal No. 1, and “FOR” proposals No. 2, 3 and 4, and in accordance with the discretion of the Proxies, on such other business as may properly come before the Virtual Annual Meeting of Stockholders or any adjournments or postponements thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at https://equiniti.com/us/ast-access for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	I plan to attend the virtual meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

1

FORM OF PROXY

LAS VEGAS SANDS CORP.

Proxy for Virtual Annual Meeting of Stockholders

May 9, 2024

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Patrick Dumont and D. Zachary Hudson, and each of them, Proxies, with full power of substitution, to represent and vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Virtual Annual Meeting of Stockholders of Las Vegas Sands Corp. to be held on May 9, 2024, at 11:00 am (Pacific Time), at https://web.lumiagm.com/282745561 and at any adjournments or postponements thereof, upon any and all matters which may properly be brought before said meeting or any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

(Continued and to be SIGNED on the other side)

COMMENTS:

1.1	14475

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS OF

LAS VEGAS SANDS CORP.

May 9, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Stockholders to Be Held on May 9, 2024: Our Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2023 are available on our website at https://investor.sands.com/annual-meeting/default.aspx

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

⬛ 20730303000000000100 1	050924

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1
AND “FOR” PROPOSALS NO. 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O (1) Robert G. Goldstein O (2) Patrick Dumont O (3) Irwin Chafetz O (4) Micheline Chau O (5) Charles D. Forman O (6) Lewis Kramer O (7) Alain Li		FOR	AGAINST	ABSTAIN
			3. An advisory (non-binding) vote to approve the compensation of the named executive officers.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
			4. Approval of the amendment and restatement of the 2004 Equity Award Plan.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted “FOR” all of the director nominees in proposal No. 1 and “FOR” proposals No. 2, 3 and 4, and in accordance with the discretion of the Proxies, on such other business as may properly come before the Virtual Annual Meeting of Stockholders or any adjournments or postponements thereof.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at https://equiniti.com/us/ast-access for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	I plan to attend the virtual meeting. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛